                             TRANSACTION AGREEMENT


           AGREEMENT dated as of May 31, 1994 among Glenn R. Jones, a resident of Colorado ("Jones"), Jones International, Ltd., a Colorado corporation ("International"), Bell Canada International Inc., a Canadian corporation ("Investor") and Jones Spacelink, Ltd. ("Spacelink").

           The parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

           1.1. Definitions. (a) Terms defined in the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of the date hereof between Investor and Jones Intercable, Inc. (the "Company") and not otherwise defined herein have, as used herein, the respective meanings provided for in the Stock Purchase Agreement.

           (b) The following additional terms, as used herein, have the following meanings:

           "Additional Investments" means the investments by Investor in Education, Lightwave and Entertainment contemplated by (i) the Stock Purchase Agreement dated as of the date hereof between Investor and Education, (ii) the Securities Purchase Agreement dated as of the date hereof between Investor and Lightwave and (iii) the Stock Purchase Agreement dated as of the date hereof between Investor and Entertainment.

           "Change in Law" means on or after the date of this Agreement the adoption of any applicable treaty, law, rule or regulation, or any change in any applicable treaty, law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority (whe-ther by opinion, order, policy statement or other similar documents), or any directive of any Governmental Authority.


           "Education" means Jones Education Networks, Inc., a Colorado corporation.

           "Entertainment" means Jones Entertainment Group, Ltd., a Colorado corporation.
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           "Existing Option" means the option to purchase 200,000 shares of
Common Stock granted by the Company to Jones on March 11, 1993 pursuant to the 1992 Stock Option Plan of the Company.

           "Lightwave" means Jones Lightwave, Ltd., a Colorado corporation.

           "Option Agreements" means the Option Agreements entered into on the Closing Date, as contemplated by the terms of this Agreement.

           "Optioned Shares" means either (I) in the event the Spacelink Transaction is consummated, (x) the 193,160 shares of Common Stock to be received by Jones pursuant to the Spacelink Transaction, the 25,000 shares of Common Stock owned by Jones and the 200,000 shares of Common Stock to be purchased by Jones upon exercise of the Existing Option and (y) the 2,029,821 shares of Common Stock to be received by International pursuant to the Spacelink Transaction and the 202,769 shares of Common Stock owned by International, or (II) in the event the Alternative Transaction is consum-mated, (x) the 2,859,240 shares of Common Stock owned by Spacelink, (y) the 25,000 shares of Common Stock owned by Jones and the 200,000 shares Common Stock to be purchased by Jones upon exercise of the Existing Option and (z) the 202,769 shares of Common Stock owned by International.

           "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "Spacelink Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Spacelink.

           "Spacelink Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of Spacelink.

           "Spacelink Stock" means the Spacelink Class A Common Stock and the Spacelink Class B Common Stock.

           "Transfer" means, with respect to any securities, any direct or indirect sale, assignment, transfer, grant of a participation in, pledge, gift or other disposition thereof, without regard to whether such disposition is for consideration.

           (c) Each of the following terms is defined in the Section set forth opposite such term:

           Acquisition Proposal               4.2
           Alternative Transaction            2.2

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           Alternative Transaction Notice     2.2
           Material Sale Transaction          4.3
           Newco                              2.1
           Newtrust                           2.1
           Restricted Persons                 4.2
           Ruling Request                     2.2


                                   ARTICLE 2

                               THE CONTROL OPTION

           2.1. Agreement to Grant and Purchase the Control Option. Unless an Alternative Transaction Notice is delivered pursuant to Section 2.2(a):

           (a) International will (i) organize a corporation under the laws of the state of Delaware having a certificate of incorporation in the form attached as Exhibit C hereto ("Newco"), (ii) contribute to Newco all of the Optioned Shares owned by it in exchange for all of the shares of common stock of Newco and (iii) cause Newco to grant to Investor (or its agent) an option to purchase such Optioned Shares pursuant to the terms and conditions of the Option Agreement attached hereto as Exhibit A;

           (b) Jones will (i) organize a business trust under the laws of the state of Delaware having governance provisions substantially similar to Newco ("Newtrust"), (ii) exercise the Existing Option, (iii) contribute to Newtrust all of the Optioned Shares owned by him in exchange for all of the residual beneficial interests in Newtrust and (iv) cause Newtrust to grant to Investor (or its agent) an option to purchase such Optioned Shares pursuant to the terms and conditions of the Option Agreement attached hereto as Exhibit A (with such modifications to Article V thereof as are necessary to reflect the fact that Newtrust is a business trust); and

           (c) Investor will purchase at the Closing, or cause its agent to purchase, from each of Newco and Newtrust options to purchase the Optioned Shares pursuant to the terms and conditions of the Option Agreements, in each case for an amount in cash equal to $19.00 per Optioned Share.

           2.2. Alternative Transaction. (a) An Alternative Transaction Notice will be in writing and delivered to all parties hereto and may be delivered by Jones or Investor in the following circumstances:

                (i)  by Jones at any time,

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               (ii)  by Investor at any time after December 15, 1994, or

              (iii) by Investor at any time after the request for a private letter ruling submitted by Spacelink, Intercable, Jones and International and dated May 31, 1994 (the "Ruling Request") is withdrawn or the Internal Revenue Service indicates that it is likely it will not grant the relief sought in the Ruling Request.

           (b) If an Alternative Transaction Notice is delivered pursuant to paragraph (a) above, in lieu of the transactions contemplated by Section 2.1, the parties agree as follows (collectively, the "Alternative Transaction"):

                (i) the Spacelink Agreement will be terminated and be of no further force or effect;

               (ii) Spacelink will (x) organize Newco, (y) contribute to Newco all of the Optioned Shares owned by it in exchange for all of the shares of common stock of Newco and (z) cause Newco to grant to Investor (or its agent) an option to purchase such Optioned Shares pursuant to the terms and conditions of the Option Agreement attached hereto as Exhibit B;

              (iii) each of International and Jones will grant to Investor (or its agent) an option to purchase the Optioned Shares owned by it pursuant to the terms and conditions of the Option Agreement attached hereto as Exhibit A (with such modifications to Article V thereof as are necessary to reflect the fact that Jones is a natural person);

               (iv) at Closing, Investor will purchase, or cause its agent to purchase, from each of Jones, International and the Newco organized by Spacelink, options to purchase the Optioned Shares pursuant to the terms and conditions of the relevant Option Agreement, for an amount in cash equal to $19.00 per Optioned Share; and

                (v) at Closing, the parties hereto will enter into the Shareholders Agreement attached hereto as Exhibit D in lieu of the Share-holders Agreement attached as Exhibit D to the Stock Purchase Agreement.

           (c) Notwithstanding anything to the contrary in this Agreement, Jones may elect to proceed with the Spacelink Agreement (regardless of whether an Alternative Transaction Notice has been delivered or the status of the Ruling Request) if the following conditions are satisfied:

                (i) International and the Company shall have entered into the Indemnification Agreement attached hereto as Exhibit F; and

               (ii) the Company will have received an opinion described in Exhibit G.

           (d) In the event Investor delivers an Alternative Transaction Notice pursuant to paragraph (a) above, subject to Jones' rights under paragraph (c) above Spacelink will deliver a termination notice to Intercable under Section 8.1 of the Spacelink Agreement.

           2.3. Conditions. (a) The obligations of each of the parties hereto to consummate the transactions contemplated by Sections 2.1 and 2.2 are each subject to the simultaneous Closing under the Stock Purchase Agreement and the purchase agreements relating to the Additional Investments. The parties hereto acknowledge that (i) none of the closings under the Stock Purchase Agreement or the purchase agreements relating to the Additional Investments will occur unless all of such closings occur simultaneously and
(ii) none of International, Jones or Spacelink will have any obligation to enter into the Option Agreements unless all of such closings are consummated simultaneously with the execution and delivery of the Option Agreements as provided herein.


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
           (b) The obligations of each of Jones, International and, in the case of the Alternative Transaction, Spacelink, under this Article 2 and
Section 3.1 are each subject to the satisfaction or, to the extent legally permissible, waiver by each such party at or prior to the Closing of the following further conditions:

                (i) Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

               (ii) The representations and warranties of Investor contained in this Agreement and in the Option Agreements and in any certificate delivered by Investor pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.

              (iii)  Investor shall have made the Additional Investments.

               (iv) There shall not have occurred after the date hereof a Change in Law that would cause the representations of the grantor in Sections 5.3, 5.4 and 5.5 of the Option Agreements to be untrue in a material respect.

           (c)  The obligations of Investor under this Article 2 and Section
3.1 are subject to the satisfaction or, to the extent legally permissible, waiver by Investor at or prior to the Closing of the following further conditions:

                (i) Each of Jones, International and, in the case of the Alternative Transaction, Spacelink, shall have performed in all material respects all obligations required to be performed by him or it, as the case may be, under this Agreement on or prior to the Closing Date.

               (ii) The representations and warranties of Jones, International and Spacelink contained in this Agreement, the grantors contained in the Option Agreements and in any certificate delivered by Jones or International or, in the case of the Alternative Transaction, Spacelink, pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.



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              (iii)  There shall not have occurred after the date hereof a
         Change in Law that would cause the representations of Investor in Sections 6.2, 6.3 and 6.4 of the Option Agreements to be untrue in a material respect.

              (iv) The number of Optioned Shares will represent more than 51% of the outstanding shares of Common Stock (assuming the conversion of all outstanding options to purchase shares of Common Stock).

           2.4. Options on Additional Shares of Common Stock. To the extent available without triggering adverse tax consequences to the JI Group Entities, on not less than ten days prior written notice to Jones, at the Closing Investor will purchase (or cause to be purchased) an option on any shares of Common Stock owned by any JI Group Entity (including any such shares to be received in connection with the Spacelink Transaction) that are not Optioned Shares, on the same terms and conditions as set forth in the Option Agreements.

                                   ARTICLE 3

                                   COVENANTS

           3.1. Execution of Certain Agreements. (a) At Closing, each of the parties hereto will execute and deliver each of the Related Agreements to which such party is a party.

           (b) At Closing, Investor will execute and deliver, and International will cause Jones Financial Group, Inc. to execute and deliver, the Fee Sharing Agreement attached hereto as Exhibit E.

           (c) At Closing, each of Investor, Jones and International will execute and deliver the shareholders agreements contemplated by the Additional Investments.

           3.2. Agreement to Vote. Each of the parties hereto will vote or cause to be voted all shares of Capital Stock or Spacelink Stock owned or controlled by it at any regular or special meeting of shareholders of the Company or Spacelink to approve the Intercable Proposals and the Spacelink Proposals.

           3.3. Reasonable Efforts. Subject to the terms and conditions of this Agreement and the other agreements pursuant to which the Transactions are to be consummated,

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
each of the parties hereto will use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the other Transactions. Each of the parties hereto agrees to use reasonable efforts to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable (including making filings and seeking consents and approvals) in order to consummate or implement expeditiously transactions contemplated by this Agreement and the Transactions. Each of the parties hereto agrees to keep the other parties hereto informed as to all material developments and communications relating to the Ruling Request.

           3.4. Transfer Restrictions. (a) Except as contemplated by this Agreement and the Spacelink Agreement, without the consent of Investor until the termination of this Agreement pursuant to Section 6.2, each of Jones and International shall not, and shall cause other JI Group Entities not to, directly or indirectly, (i) grant any proxies (other than a revocable proxy granted in connection with a meeting of stockholders) or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of capital stock of the Company or Spacelink, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any shares of capital stock of the Company or Spacelink (excluding grants of employee options to Jones) or (iii) seek or solicit any transaction or arrangement described in clauses (i) and (ii).

           (b) Except as contemplated by this Agreement and the Spacelink Agreement, without the consent of Investor until the termination of this Agreement pursuant to Section 6.2, Spacelink shall not, and shall cause other Spacelink Group Entities not to, directly or indirectly, (i) grant any proxies (other than a revocable proxy granted in connection with a meeting of stockholders) or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of capital stock of the Company, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any shares of capital stock of the Company or (iii) seek or solicit any transaction or arrangement described in clauses (i) and (ii).

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
           3.5. Public Announcements. The parties hereto agree to consult with each other before issuing (or allowing their Affiliates or Subsidiaries to issue) any press release with respect to any of the transactions contemplated by this Agreement or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                                   ARTICLE 4

                              ADDITIONAL COVENANTS

           4.1. Transfer of Property. (a) Prior to the Closing, International will cause the JI Group Entities to (i) transfer to the Company all logos, trademarks, service marks, trade names and other names owned, leased or licensed by a JI Group Entity that are used or held for use by an Intercable Group Entity in connection with the conduct of its business, (ii) transfer to the Company all rights of Jones Programming Services, Inc. under programming agreements pursuant to which the Intercable Group Entities carry programming on their Systems and (iii) agree on reasonable terms to continue to make available to the Intercable Group Entities such other Intellectual Property Rights owned, leased or licensed by a JI Group Entity that are used or held for use by an Intercable Group Entity in connection with the conduct of its business.

           (b) Prior to the Closing, Jones and International will cause Jones Interactive Inc. to execute and deliver an agreement with the Company in form and substance reasonably satisfactory to Investor.

           4.2. Other Offers. (a) From the date hereof until the termination of this Agreement pursuant to Section 6.2, no Restricted Person will, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) subject, in the case of Jones to his fiduciary duties as a member of the Board of Directors of the Company under applicable law as advised by counsel to the Company, with a view to pursuing an Acqui-sition Proposal with any Person (x) engage in negotiations with, or (y) disclose any nonpublic information relating to any Spacelink Group Entity or any Intercable Group Entity to, or (z) afford access to the properties, books or records of any Spacelink Group Entity or any Intercable Group Entity to, any such Person. From the date hereof until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 6.2, Jones and International will promptly notify the Purchaser after receipt by a Restricted

Person of (A) any Acquisition Proposal or (B) actual notice that any person is giving serious consideration to making an Acquisition Proposal or (C) any request for nonpublic information relating to any Spacelink Group Entity or any Intercable Group Entity or for access to the properties, books or records of any Spacelink Group Entity or any Intercable Group Entity by any person that has made, or a Restricted Person reasonably believes is considering making, an Acquisition Proposal and will keep the Purchaser fully informed of the status and details of any such Acquisition Proposal, notice or request.
Nothing in this Section 4.2 shall prevent a Restricted Person from discussing, negotiating and otherwise pursuing transactions for which no consent of Purchaser is required under Section 5.3(a), or as contemplated by Section 5.4, of the Stock Purchase Agreement.

           (b) "Acquisition Proposal" means a bona fide offer or proposal for, or indication of interest in, a merger or other business combination involving any Spacelink Group Entity or Intercable Group Entity or the acquisition of any substantial equity interest in, or a substantial portion of the assets of, any Intercable Group Entity or Spacelink Group Entity, other than the Transactions.

           (c) "Restricted Persons" means Jones, International and any other JI Group Entity, and their respective officers, directors, employees or other agents.

           4.3. Break-Up Fee. (a) Each of Jones and International agree that in the event either of them, or any of their Affiliates, enter into an agreement relating to a Material Sale Transaction prior to 45 days after the termination of this Agreement pursuant to Section 6.2 (other than a termination pursuant to clause (i), (iii) or (iv) of Section 8.1 of the Stock Purchase Agreement), International (but not Jones) will pay, or cause to be paid, to Purchaser as liquidated damages an amount in cash equal to $5,000,000, provided that in no event will Purchaser be entitled to receive more than one payment pursuant to this paragraph and Section 5.10 of the Stock Purchase Agreement.

           (b) "Material Sale Transaction" means any transaction pursuant to which Jones, International or Spacelink, directly or indirectly, sell, or agree to sell, or grant an option or similar right with respect to, or enter into any voting arrangement with an unaffiliated party covering, either (x) a majority of the outstanding shares of Common Stock of the Company or (x) a majority of the outstanding shares of Class B Common Stock of Spacelink.


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           4.4. Miscellaneous.  The provisions in this Article 4 are for the exclusive benefit of Investor; Spacelink has no rights under this Article 4.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

           5.1. Representations and Warranties of Jones. Jones represents and warrants:

           (a) The execution, delivery and performance of this Agreement by Jones is within his legal capacity and power. This Agreement has been duly executed and delivered by Jones and constitutes a valid and binding agreement of Jones.

           (b) As of the date hereof, Jones is the record and beneficial owner of an aggregate of (i) 25,000 shares of Common Stock, no shares of Class A Common Stock and the Existing Option and (ii) 5,388,231 shares of Spacelink Class A Stock and 415,000 shares of Spacelink Class B Stock.

           (c) At the Closing, all of the Optioned Shares owned by Newtrust will be owned free and clear of any Lien and any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of or transfer any such shares, but excluding offer and sale restrictions imposed by securities laws).

           5.2. Representations and Warranties of International. International represents and warrants:

           (a) International is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

           (b) The execution, delivery and performance of this Agreement by International is within International's corporate power and has been duly authorized by all necessary corporate action on the part of International. This Agreement has been duly executed and delivered by International and constitutes a valid and binding agreement of International.

           (c) As of the date hereof, the JI Group Entities other than Jones are the record and beneficial owners of an aggregate of 3,087,009 shares of Common Stock and no shares of Class A Common Stock, and (ii) 65,976,148 shares of Spacelink Class A Stock and 415,000 shares of Spacelink Class B Stock. Schedule 5.2 hereto lists the number of shares of Common Stock, Class A Common Stock, Spacelink Class A Stock and Spacelink Class B Stock held by each JI Group Entity as of the date hereof.

           (d) At the Closing, all of the Optioned Shares owned by Newco will be owned free and clear of any Lien and any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of or transfer any such shares, but excluding offer and sale restrictions imposed by securities laws).

           5.3. Representations and Warranties of Investor. Investor represents and warrants:

           (a) Investor is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

           (b) The execution, delivery and performance of this Agreement by Investor is within Investor's corporate power and has been duly authorized by all necessary corporate action on the part of Investor. This Agreement has been duly executed and delivered by Investor and constitutes a valid and binding agreement of Investor.

           5.4. Representations and Warranties of Spacelink. Spacelink represents and warrants:

           (a) Spacelink is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

           (b) The execution, delivery and performance of this Agreement by Spacelink is within Spacelink's corporate power and has been duly authorized by all necessary corporate action on the part of Spacelink. This Agreement has been duly executed and delivered by Spacelink and constitutes a valid and binding agreement of Spacelink.

           (c) As of the date hereof, Spacelink is the record and beneficial owners of an aggregate of 2,859,240 shares of Common Stock and no shares of Class A Common Stock.

           (d) In the event the Alternative Transaction is consummated, at the Closing, all of the Optioned Shares owned by the Newco formed by Spacelink will be owned free and clear of any Lien and any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of or transfer any such shares, but excluding offer and sale restrictions imposed by securities laws).


                                  ARTICLE 6

                                MISCELLANEOUS

           6.1. Survival. The agreements, covenants, representations and warranties contained in this Agreement shall not survive the Closing.

           6.2. Termination. This Agreement will terminate automatically and will be of no further force or effect as of the earlier of (i) the Closing or
(ii) the termination of the Stock Purchase Agreement, or any of the purchase agreements relating to the Additional Investments, pursuant to Section 8.1 of such agreements, provided that Section 3.5 hereof will survive any such termination.

           6.3. Successors and Permitted Assigns; Assignment. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives.

           (b) Neither Jones, International or Investor may assign, delegate or otherwise Transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, provided that Investor may assign all of its rights, but not its obligations, to an assignee described in the proviso of Section 9.4(b) of the Stock Purchase Agreement.

           6.4. Specific Performance. The parties agree that each party would be irreparably damaged if for any reason another party failed to perform any of its obligations under this Agreement, and that such party would not have an adequate remedy at law for money damages in such event. Accordingly, each party shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that each party may have against another party for any failure by such party to perform its obligations under this Agreement.

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
           6.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested):

           if to Jones:

           Glenn R. Jones
           9697 East Mineral Avenue
           Englewood, Colorado  80155
           Fax:  303-784-8510

           if to International:

           Jones International, Ltd.
           9697 East Mineral Avenue
           Englewood, Colorado  80155
           Fax:  303-799-1664
           Attention: Chief Executive Officer

           if to Spacelink:

           Jones Spacelink, Ltd.
           9697 East Mineral Avenue
           Englewood, Colorado  80155
           Fax:  303-799-1664
           Attention: Chief Executive Officer

           if to Investor:

           Bell Canada International, Inc.
           1000, rue de la Gauchetiere West
           Suite 1100
           Montreal, Quebec
           Canada H3B 4Y8
           Fax: 514-392-2262
           Attention:  Chief Financial Officer

           with a copy to:

           Bell Canada International, Inc.
           1000, rue de la Gauchetiere West
           Suite 1100
           Montreal, Quebec
           Canada H3B 4Y8
           Fax: 514-392-2342
           Attention:  General Counsel

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.



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
Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

           6.6. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

           6.7. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           6.8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Colorado, without regard to the conflicts of law rules of such state.

           6.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

           6.10. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

           6.11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

           6.12. Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.





                                ______________________________
                                GLENN R. JONES, individually



                                JONES INTERNATIONAL, LTD.



                                By____________________________
                                  Name:
                                  Title:



                                BELL CANADA INTERNATIONAL
                                  INC.



                                By____________________________
                                  Name:
                                  Title:



                                JONES SPACELINK, LTD.



                                By___________________________
                                   Name:
                                   Title:

                                     INDEX
                                       OF
                             EXHIBITS AND SCHEDULES


I.   SCHEDULES


SCHEDULE 5.2   Capital Stock Ownership


II.  EXHIBITS

EXHIBIT A      Option Agreement for Jones and International
EXHIBIT B      Spacelink Option Agreement
EXHIBIT C      Articles of Incorporation for Newco
EXHIBIT D      Shareholders Agreement for Alternative
                Transaction
EXHIBIT E      Fee Sharing Agreement
EXHIBIT F      Indemnification Agreement

                                                                    SCHEDULE 5.2


                               STOCK OWNERSHIP OF
                               JI GROUP ENTITIES


I.   JONES INTERCABLE, INC.


                                        Class A
                                        Common      Common
                                         Stock       Stock
                                        -------     ------

1.   Jones                                     0     25,000
2.   Jones' Options                      448,708    200,000
3.   International                             0    202,769

4.   Spacelink                                 0  2,859,240
                                         -------  ---------
                TOTAL                    448,708  3,287,009


II.  JONES SPACELINK, LTD.


                                        Class A
                                        Common        Common
                                         Stock         Stock
                                        -------       ------
1.   Jones                              4,751,717          0
2.   Jones' Options                       636,514          0
3.   International                     56,622,151    415,000
4.   Jones Entertainment Group, Ltd.    2,811,752          0
5.   Jones Space Segment, Inc.          1,000,000          0
6.   Jones Global Group, Inc.             772,528          0
7.   Data Transmission, Inc.               18,000          0
                                       ----------   --------
                TOTAL                  66,612,662    415,000

                                                                       EXHIBIT A

                     (FOR USE BY JONES AND INTERNATIONAL
                      OR THEIR SPECIAL PURPOSE VEHICLES)




                                OPTION AGREEMENT


                        Dated as of (Closing Date), 1994


                                    Between


                        (BELL CANADA INTERNATIONAL INC.)


                                      and


                                    (NEWCO)

                                     TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
                                         ARTICLE I

                                        DEFINITIONS

     SECTION 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1


                                         ARTICLE II

                                GRANT OF THE CONTROL OPTION

     SECTION 2.1.  Grant of Control Option  . . . . . . . . . . . . . . . . . . . . . .            6


                                         ARTICLE III

                                EXERCISE OF THE CONTROL OPTION

     SECTION 3.1.  Exercise Periods . . . . . . . . . . . . . . . . . . . . . . . . . .            6
     SECTION 3.2.  Exercise of Control Option . . . . . . . . . . . . . . . . . . . . .            7
     SECTION 3.3.  Purchase Price For the Optioned
                          Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .            9
     SECTION 3.4.  Determination of Market Value  . . . . . . . . . . . . . . . . . . .           10
     SECTION 3.5.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
     SECTION 3.6.  Termination of Control Option  . . . . . . . . . . . . . . . . . . .           11
     SECTION 3.7.  Adjustment Upon Changes in Capital-
                          ization or Merger . . . . . . . . . . . . . . . . . . . . . .           12


                                         ARTICLE IV

                                         COVENANTS

     SECTION 4.1.  No Proxies for or Encumbrances on
                       Optioned Shares  . . . . . . . . . . . . . . . . . . . . . . . .           12
     SECTION 4.2.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .           13


                                         ARTICLE V

                             REPRESENTATIONS AND WARRANTIES
                                        OF GRANTOR

     SECTION 5.1.  Valid Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13
     SECTION 5.2.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . .           13
     SECTION 5.3.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .           14
     SECTION 5.4.  Governmental Authorization . . . . . . . . . . . . . . . . . . . . .           14
     SECTION 5.5.  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . .           14
     SECTION 5.6.  Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .           15

                                                                                                 Page
                                                                                                 ----
     SECTION 5.7.  Validity, Perfection and Priority of
                      Security Interest  . . . . . . . . . . . . . . . . . . . . . . .            15


                                              ARTICLE VI

                              REPRESENTATIONS AND WARRANTIES OF PURCHASER

     SECTION 6.1.  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . .            15
     SECTION 6.2.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . .            16
     SECTION 6.3.  Governmental Authorization  . . . . . . . . . . . . . . . . . . . .            16
     SECTION 6.4.  Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . .            16
     SECTION 6.5.  Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .            16
     SECTION 6.6.  Acquisition for Purchaser's Account . . . . . . . . . . . . . . . .            17


                                              ARTICLE VII

                                            CHANGE IN LAW

     SECTION 7.1.  Change in Law . . . . . . . . . . . . . . . . . . . . . . . . . . .            17
     SECTION 7.2.  Right of First Offer  . . . . . . . . . . . . . . . . . . . . . . .            17
     SECTION 7.3.  Closing Procedures  . . . . . . . . . . . . . . . . . . . . . . . .            18


                                              ARTICLE VIII

                                        SURVIVAL; INDEMNIFICATION

     SECTION 8.1.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            19
     SECTION 8.2.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .            19
     SECTION 8.3.  Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            20


                                              ARTICLE IX

                                      PLEDGE OF OPTIONED SHARES

     SECTION 9.1.  The Security Interest . . . . . . . . . . . . . . . . . . . . . . .            20
     SECTION 9.2.  Delivery of Collateral  . . . . . . . . . . . . . . . . . . . . . .            21
     SECTION 9.3.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . .            21
     SECTION 9.4.  Right to Vote and Receive Dividends
                       on Collateral . . . . . . . . . . . . . . . . . . . . . . . . .            22
     SECTION 9.5.  Limitation on Duty of Purchaser in
                       Respect of Collateral . . . . . . . . . . . . . . . . . . . . .            22
     SECTION 9.6.  Termination of Security Interest;
                       Release of Collateral . . . . . . . . . . . . . . . . . . . . .            22
     SECTION 9.7.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . .            22

                                                                                               Page
                                                                                               ----
                                           ARTICLE X

                                         MISCELLANEOUS

     SECTION 10.1.   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .          23
     SECTION 10.2.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .          23
     SECTION 10.3.   Specific Performance  . . . . . . . . . . . . . . . . . . . . . .          24
     SECTION 10.4.   Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
     SECTION 10.5.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          25
     SECTION 10.6.   Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . .          25
     SECTION 10.7.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .          25
     SECTION 10.8.   Counterparts; Effectiveness.  . . . . . . . . . . . . . . . . . .          25
     SECTION 10.9.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          25
     SECTION 10.10.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . .          26
     SECTION 10.11.  Separability  . . . . . . . . . . . . . . . . . . . . . . . . . .          26


                                           SCHEDULES
     SCHEDULE I     Option Price


                                           EXHIBITS

     EXHIBIT A      Exercise Period Notice
     EXHIBIT B      Exercise Notice
     EXHIBIT C      Offer Notice
     EXHIBIT D      Acceptance Notice

                                OPTION AGREEMENT


           AGREEMENT dated as of (Closing Date), 1994 between (BELL CANADA International Inc., a Canadian corporation) ("Purchaser"), and (NEWCO), a (Delaware) corporation ("Grantor").

           (NOTE: THIS DRAFT DOES NOT INCLUDE MECHANICS FOR PURCHASER BEING A FINANCIAL INSTITUTION ACTING AS AGENT FOR BCI)

                              W I T N E S E T H :

           WHEREAS, concurrently with the execution of this Agreement, Purchaser is purchasing (i) (7,500,000) shares of Class A Common Stock of Jones Intercable, Inc., a Colorado corporation (the "Company"), for an aggregate purchase price of ($206,250,000), (ii) ___ shares of Class A Common Stock of Jones Education Networks, Inc., a Colorado corporation, for an aggregate purchase price of $18,000,000, (iii) ___ shares of Class A Common Stock of Jones Lightwave, Ltd., a Colorado corporation, for an aggregate purchase price of $5,000,000 and (iv) ___ shares of Class A Common Stock of Jones Entertainment Group, Ltd., a Colorado corporation, for an aggregate purchase price of $________;

           WHEREAS, the parties hereto acknowledge that Purchaser would not enter into the Stock Purchase Agreement (as defined below) unless Grantor also granted the option set forth herein; and

           WHEREAS, in order to induce the Purchaser to enter into this Agreement, Grantor has agreed to grant a continuing security interest in and to the Optioned Shares to secure its obligations under this Agreement;

           NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

           SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

           "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized to close in Montreal, Canada or Denver, Colorado.

           "Capital Stock" means, at any time, Common Stock, Class A Common Stock and any other authorized capital stock of the Company.

           "Change in Law" means on or after the date of this Agreement the adoption of any applicable treaty, law, rule or regulation, or any change in any applicable treaty, law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority (whether by opinion, order, policy statement or other similar documents), or any directive of any Governmental Authority.

           "Class A Common Stock" means the Class A Common Stock of the Company, par value $0.01 per share.

           "Collateral" has the meaning assigned to such term in Section 9.l(a).

           "Common Stock" means the Common Stock of the Company, par value $0.01 per share.

           "Control Option" means the option to purchase the Optioned Shares pursuant to the terms and conditions of this Agreement.

           "Dollars" and sign "$" means United States dollars.

           "Event" means the death or Incapacity of Glenn R. Jones. For purposes of this Agreement, "Incapacity" shall be deemed to exist if Glenn R. Jones becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months, or for an aggregate of 12 months in any 24 consecutive month period, to perform his duties as Chief Executive Officer with the Company. Any question as to the existence of Incapacity shall be determined in writing by a qualified independent physician mutually acceptable to Grantor and Purchaser. If Grantor and Purchaser cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination. The determination of Incapacity made by any such physician shall be final and conclusive for all purposes of this Agreement.

           "Exon-Florio Act" means Section 721 of Title VII of the Defense Production Act of 1950, as amended, together with the rules and regulations promulgated thereunder.

           "Governmental Authority" means any local, county, state, commonwealth, federal or foreign court, judicial, executive, or legislative instrumentality, or any agency, authority, commission, board or official thereof, including, without limitation, any franchising authority.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Intercable Group" means, at any time, the Company and each Person that is a Subsidiary of the Company at such time.

           "Intercable Group Entity" means, at any time, each Person included in the Intercable Group at such time.

           "Jones" means Glenn R. Jones, a resident of Colorado, or in the event he is not then alive or legally competent, his executor, the administrator of his estate or his legal representative (including, without limitation, his guardian, conservator or other similar fiduciary).

           "Jones Bankruptcy Event" means (i) Grantor, Jones or Jones International shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, (ii) an involuntary case or other proceeding shall be commenced against Grantor, Jones or Jones International seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days or (iii) an order for relief shall be entered against Grantor, Jones or Jones International under the federal bankruptcy laws as now or hereafter in effect.

           "Jones International" means Jones International, Ltd., a Colorado corporation.

           "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

           "Option Price" means, at any time, the Option
Price described on Schedule I at such time.

           "Optioned Shares" means the ______ shares of Common Stock owned by Grantor on the date hereof and delivered to Purchaser pursuant to Section 9.1 (as the same may be adjusted pursuant to Section 3.7).

           "Optionor" means Grantor and the grantor under the Related Option Agreement.

           "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "Purchase Price" means the aggregate amount payable to Grantor in connection with the purchase of the Optioned Shares, as calculated pursuant to
Section 3.3.

           "Related Option Agreement" means the Option Agreement dated as of the date hereof between Purchaser and _________.

           "Resignation Event" means the resignation of Glenn R. Jones as Chief Executive Officer of the Company.

           "Secured Obligations" means the obligations of Grantor to deliver the Optioned Shares at the Closing, free and clear of any Lien and any other limitation or restriction under this Agreement.

           "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

           "Security Interest" means the security interest in the Collateral granted hereunder securing the Secured Obligations.

           "Shareholders Agreement" means the Shareholders Agreement dated as of the date hereof among the Purchaser, the Company, Jones and International.

      "SPA Closing" means the closing under the Stock Purchase Agreement.

           "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of May 31, 1994 between the Company and Purchaser.

           "Subsidiary" means, as to any Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such Person, (ii) any partnership of which such Person is, directly or indirectly, a general or managing partner or (iii) any other entity that is, directly or indirectly, controlled by such Person. The parties hereto acknowledge that (i) Glenn R. Jones and Jones International are not Subsidiaries of any Intercable Group Entity and (ii) BCE Inc. is not a Subsidiary of Purchaser.

           (b) Each of the following terms is defined in the Section set forth opposite such term:


           Term                               Section
     Acceptance Notice                         7.2
     Additional Securities                     7.3
     BCI                                       3.2
     Closing                                   3.2
     Collateral                                9.1
     Damages                                   8.2
     Eligible Assignee                        10.2
     Exercise Notice                           3.2
     Exercise Period                           3.1
     Final Determination                       3.4
     Indemnified Party                         8.3
     Indemnified Party                         8.3
     Grantor's Notice                          3.1
     Market Value                              3.4
     Offer Notice                              7.2
     Offer Price                               7.2
     Restricted Business                      10.2
     Termination Time                          3.6
     Trigger Date                              3.3 and 7.2
     Withdrawal Period                         3.4

           (c) Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

                                   ARTICLE II

                          GRANT OF THE CONTROL OPTION

           SECTION 2.1.  Grant of Control Option.

         (a) Subject to the terms and conditions of this Agreement, Grantor hereby grants to Purchaser an irrevocable option to purchase all, but not less than all, of the Optioned Shares.

         (b) In consideration of the grant by Grantor of the Control Option, Purchaser hereby pays to Grantor an amount in cash equal to $19.00 per Optioned Share.

         (c) Amounts paid by Purchaser pursuant to this Section 2.1 shall not be deducted from the Purchase Price payable at the Closing.


                                  ARTICLE III

                         EXERCISE OF THE CONTROL OPTION

           SECTION 3.1. Exercise Periods. (a) The Control Option may be exercised either as provided in Section 7.2(c), or by Purchaser at any time during any of the following periods (each, an "Exercise Period"):

                (i) the period commencing on the day of an Event and ending 270 days after Purchaser receives written notice from or on behalf of any Optionor of the occurrence of an Event;

               (ii) the period commencing on the day of a Resignation Event and ending 90 days after Purchaser receives a written notice from (or on behalf of) any Optionor of the occurrence of a Resignation Event;

              (iii) the period commencing on the day that Purchaser receives a written notice from (or on behalf of) Grantor requesting that Purchaser exercise the Control Option (the "Grantor's Notice"), which notice may be delivered only on or after the fifth anniversary of the SPA Closing, and ending 180 days after such day;

               (iv) the period commencing on the seventh anniversary of the SPA Closing and ending on the eighth anniversary of the SPA Closing; and

                (v) the period commencing on the day of a Jones Bankruptcy Event and ending 30 days after

         Purchaser receives written notice of the occurrence of a Jones Bankruptcy Event.


provided that no Exercise Period will expire if immediately preceding such expiration there is in effect a law, regulation or order that stays or otherwise prohibits Purchaser from delivering an Exercise Notice after (or as a result of) the occurrence of a Jones Bankruptcy Event.

           (b)  The notices delivered pursuant to clauses (i), (ii), (iii) and
(v) will be in the form attached hereto as Exhibit A. A Grantor's Notice delivered pursuant to clause (iii) will be effective only if a similar notice is simultaneously delivered to Purchaser under the Related Option Agreement. Once delivered to Purchaser, a Grantor's Notice will be irrevocable.

           (c) Subject to the termination provisions of Section 3.6, the parties acknowledge that at any given time there may be more than one Exercise Period in effect at such time.

           SECTION 3.2. Exercise of Control Option. (a) Purchaser may exercise the Control Option at any time during an Exercise Period by delivery to Grantor of an irrevocable written notice in the form attached hereto as Exhibit B (the "Exercise Notice"). Purchaser has no obligation to deliver an Exercise Notice and may allow the Control Option to expire and terminate without purchasing the Optioned Shares. The Control Option may only be exercised simultaneously with the exercise of the option granted under the Related Option Agreement and the Closing hereunder will only take place simultaneously with the closing of the exercise of the option granted under the Related Option Agreement.

           (b) The closing for the exercise of the Control Option (the "Closing") will take place not more than 20 Business Days after the date that the Exercise Notice is delivered to Grantor, provided that (x) if it is necessary to determine Market Value pursuant to Section 3.4(b), the Closing will be postponed as provided in Section 3.4(c) and (y) so long as Purchaser is using its reasonable efforts to consummate the Closing promptly, and subject to
Section 3.6 hereof, Purchaser may postpone the Closing until such time as the following conditions have been satisfied or waived by Purchaser:

                 (i) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the HSR Act applicable to the purchase of the Optioned Shares by Purchaser shall have expired or been earlier terminated.

                 (ii) All other actions by, in respect of or filings with any Governmental Authority in the United States, England or Spain, or any other country where the Intercable Group conducts material business, required to permit the consummation of the Closing shall have been taken or obtained, as the case may be, and shall be in full force and effect.

                 (iii) There shall not then be in effect any applicable law, rule or regulation or any judgment, injunction, order or decree that has one or more of the effects described in clauses (a), (b) or (c) of the following paragraph (iv), provided that if after the date hereof Bell Canada International Inc. ("BCI") or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or is reasonably expected to have, one or more of such effects, then this clause (iii) will not apply to any such law, rule or regulation.

                 (iv) There shall not then be instituted or pending any action or proceeding before any federal or state court or other Governmental Authority brought by a Governmental Authority challenging the consummation of the Closing or seeking to (a) prevent Purchaser from exercising the Control Option, (b) require Purchaser to divest, or otherwise limit Purchaser's ability to exercise full rights of ownership over, the shares of Capital Stock owned by Purchaser and its Affiliates, the Control Option or the Optioned Shares or (c) require, after the exercise of the Control Option, the Intercable Group to divest any material business or assets or would impose a material limitation on the conduct of Intercable Group's business, provided that if after the date hereof BCI or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or is reasonably expected to have, one or more of the foregoing effects, then this clause (iv) will not apply to actions or proceedings that seek to enforce such law, rule or regulation.

                 (v) The Intercable Group Entities shall have received all material third party consents required to be obtained in connection with the Closing, in each case in form and substance reasonably satisfactory to Purchaser.

                  (vi) The representations and warranties of Grantor contained in Article V shall be true at and as of the date of the Closing, as if made at and as of such date.

           SECTION 3.3.  Purchase Price For the Optioned Shares.

   (a)  The purchase price per Optioned Share will be calculated as follows:

                 (i)  (A) if the Trigger Date occurs prior to or on the
         (18th)(1) day after the date hereof, ___% of the Market Value of a share of Class A Common Stock on the applicable Trigger Date, or (B) if the Trigger Date occurs after such (18th) day, the sum of (x) two-thirds of the Option Price on the applicable Trigger Date and (y) one-third of 120% of the Market Value of a share of Class A Common Stock on the applicable Trigger Date(2), in each case reduced by

                 (ii) the amount (or in the case of property other than cash, fair market value) of any dividends and distributions other than stock dividends paid, declared or otherwise distributed by the Company in respect of the Optioned Shares between the date hereof and the date of Closing. In the event any such dividends or distributions are made in property other than cash, the fair market value of such dividends or distributions will be determined pursuant to the valuation procedures described in Section 3.4(b).

         (b) The applicable "Trigger Date" will depend on the Exercise Period under which Purchaser is delivering an Exercise Notice and will be earliest of the following days:

                 (i)  in the case of an Exercise Period described in clauses
         (i) or (ii) of Section 3.1(a), the day of an Event or Resignation Event, as the case may be;

                 (ii)  in the case of an Exercise Period described in clause
         (iii) of Section 3.1(a), the day immediately preceding the day on which Grantor delivers a Grantor's Notice;

                 (iii)  in the case of an Exercise Period described in clause
         (iv) of Section 3.1(a), the day immediately preceding the day on which Purchaser delivers an Exercise Notice; or


   (1)Insert day which is six months after closing.

   (2)As an example of the calculation described in clause (i)(B), if on the applicable Trigger Date the Option Price were $50 per Share and the Market Value of a share of Class A Common Stock were $60 per share, the purchase price would be 2/3 of $50 ($33.3333) plus 1/3 of 120% of $60 ($24), or $57.3333
(computed to four decimal places).

                  (iv)  in the case of an Exercise Period described in clause
         (v) of Section 3.1(a), the day immediately preceding the day of a Jones Bankruptcy Event.

           SECTION 3.4. Determination of Market Value. (a) For purposes of this Agreement, "Market Value" of a share of Class A Common Stock means, on any Trigger Date, the average of the daily closing prices on the NASDAQ National Market System (or other principal exchange on which shares of Class A Common Stock are listed or approved for trading) for the shares of Class A Common Stock for the 20 consecutive trading days immediately prior to the Trigger Date. The daily closing price for each such trading day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing "bid" and "asked" prices as reported by NASDAQ (or other principal exchange). If the daily closing price per share of Class A Common Stock is determined during a period following the declaration of a dividend, distribution, recapitalization, reclassification or similar transaction, then the Market Value shall be properly adjusted to take into account exdividend trading.

           (b) In the event that the shares of Class A Common Stock are not traded on a national securities exchange, promptly after delivery of an Exercise Notice Grantor and Purchaser shall in good faith negotiate the Market Value on the applicable Trigger Date. If they are unable to reach agreement within 10 Business Days, each of Grantor and Purchaser shall promptly select a nationally recognized independent investment banking firm to determine the Market Value of a share of Class A Common Stock, which will be based on a public market valuation of the Company and its Subsidiaries as if the Class A Shares were traded on the NASDAQ National Market System and a non-controlling block of approximately 1,000,000 Class A Shares had been purchased on the Trigger Date by a willing institutional purchaser. If 20 Business Days after their selection such firms cannot agree as to such Market Value, each firm will submit to Grantor and Purchaser a proposed Market Value and within 10 Business Days they shall mutually select a third nationally recognized independent investment banking firm which shall be engaged to make such determination, which Market Value shall be within the range of values proposed by the two investment banking firms. Such third investment banking firm shall make such determination (the "Final Determination") by written notice to Grantor and Purchaser within 20 Business Days of its engagement and its judgment as to all matters relating to its determination shall be binding upon the parties hereto. Each party will pay the fees and expenses of the initial investment banking firm hired by such party. The fees and out-of-pocket expenses of the third investment banking firm shall be paid equally by

Grantor and Purchaser, provided that if Purchaser withdraws an Exercise Notice pursuant to the following paragraph (c), Purchaser shall pay the fees and expenses of such third investment banker.

           (c) At any time prior to 10 Business Days after the receipt by Purchaser of a written determination of the Market Value pursuant to the immediately preceding paragraph (b) (the "Withdrawal Period"), Purchaser shall have the right to withdraw its Exercise Notice by written notice to Grantor. Notwithstanding the immediately preceding sentence, in the event the investment banking firm selected by Purchaser submits a proposed Market Value pursuant to such paragraph (b), Purchaser may withdraw its Exercise Notice only for 10 Business Days after the receipt by Purchaser of such proposed Market Value, provided that if (but only if) the Final Determination is greater than 110% of such proposed Market Value, Purchaser will have 10 Business Days after the receipt by Purchaser of such Final Determination to withdraw its Exercise Notice. If Purchaser does not withdraw such Exercise Notice pursuant to this paragraph (c), Purchaser will notify Grantor within five Business Days after the expiration of such Withdrawal Period as to the time and place of the Closing, which shall be not more than 20 Business Days after the expiration of such Withdrawal Period, provided that, subject to Section 3.6, Purchaser may postpone such closing until such time as the conditions described in Section 3.2(b) have been satisfied or waived by Purchaser.

           SECTION 3.5. Closing. (a) At the Closing, Grantor shall deliver to Purchaser a certificate or certificates or other documentation representing the Optioned Shares, accompanied by stock powers duly executed in blank or other appropriate assignment documentation reasonably satisfactory to Purchaser.

           (b) At the Closing, Purchaser shall deliver to Grantor an amount in cash equal to the purchase price for such Optioned Shares, calculated pursuant to Section 3.3(a). Such purchase price will be paid by wire transfer to a bank account designated by Grantor not later than five Business Days prior to the Closing. Notwithstanding the foregoing, upon the mutual agreement of Purchaser and Grantor, all or a portion of the Purchase Price may be paid in shares of common stock of BCE Inc.

           SECTION 3.6. Termination of Control Option. (a) The Control Option shall terminate at 5:00 p.m. Denver time when the first Exercise Period described in clauses (i), (iii) or (iv) of Section 3.1 expires (the "Termination Time"), provided that, subject to the following paragraph (b), the Control Option will not terminate if

Purchaser has previously delivered to Grantor an Exercise Notice. The Control Option shall also terminate (A) at such time as Purchaser withdraws an Exercise Notice pursuant to Section 3.4(c), or (B) if the Closing has been postponed pursuant to Section 3.2(b), ten Business Days after Grantor has delivered written notice to Purchaser stating that it believes Purchaser is not using its reasonable efforts to consummate the Closing promptly (which notice will set forth the basis for such claim) and Purchaser has failed to use its reasonable efforts prior to the expiration of such period to cure the problem identified by Grantor. The Control Option will not terminate upon the expiration of the Exercise Periods described in clauses (ii) and (v) of Section 3.1.

           (b) Notwithstanding anything in this Agreement to the contrary, (i) if an Exercise Period is extended pursuant to the proviso in Section 3.1(a), the Termination Time will occur twenty Business Days after such stay or prohibition has been lifted and Purchaser has received notice of such action and (ii) each Exercise Notice shall terminate, and be of no further force or effect, 18 months after its delivery, unless a Closing shall have occurred by such time.

           SECTION 3.7. Adjustment Upon Changes in Capitalization or Merger. If any change in the Company's capital stock shall occur by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, dividends or other changes in the corporate or capital structure of the Company, the number and kind of shares or securities subject to the Control Option and the Purchase Price shall be adjusted so that Purchaser shall receive upon exercise of the Control Option the number and class of shares or other securities or property that Purchaser would have received in respect of the Optioned Shares purchasable upon exercise of the Control Option if the Control Option had been exercised immediately prior to such event.

                                   ARTICLE IV

                                   COVENANTS

 SECTION 4.1. No Proxies for or Encumbrances on Optioned Shares. Except as contemplated by this Agreement, until the Termination Time, Grantor shall not, directly or indirectly, (i) grant any proxies (other than a revocable proxy granted in connection with a meeting of stockholders) or enter into any voting trust or other agreement or arrangement with respect to the voting of any Optioned Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Optioned Shares or (iii) seek or solicit any transaction or arrangement described in clauses
(i) and (ii). Grantor will notify Purchaser promptly (and provide all details reasonably requested by Purchaser) if Grantor is approached or solicited, directly or indirectly, by any person with respect to any of the foregoing. Nothing herein shall be deemed to prevent or restrict (x) Grantor or its Affiliates from voting its shares in its sole discretion on all matters, except as otherwise agreed to between Grantor, its Affiliates and Purchaser in the Shareholders Agreement or otherwise or (ii) any Affiliate of Grantor from taking or refraining from taking any other action not provided herein or otherwise agreed to between Grantor, its Affiliates and Purchaser in the Shareholders Agreement or otherwise.

           SECTION 4.2. Further Assurances. Purchaser and Grantor will each execute and deliver or cause to be executed and delivered all further documents and instruments and use their reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable Purchaser to enjoy all benefits and rights of the Optioned Shares.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF GRANTOR

           Grantor represents and warrants to Purchaser that, except as disclosed in the Schedules to the Stock Purchase Agreement, as of the date hereof and, in the case of Sections 5.1, 5.2 and 5.6 the date of the Closing:

           SECTION 5.1. Valid Title. Grantor is the sole record and beneficial owner of the Optioned Shares, free and clear of any Lien (other than the Security Interest) and any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of or transfer any Optioned Share). At the Closing, Grantor will convey good and valid title to the Optioned Shares, free and clear of any Lien and any such limitation or restriction (other than offer and sale restrictions imposed by securities laws).

           SECTION 5.2. Corporate Existence. Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Grantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition or business of Grantor. Grantor has heretofore delivered to Purchaser true and complete copies of its articles of incorporation and bylaws as currently in effect.

           SECTION 5.3. Binding Effect. The execution, delivery and performance by Grantor of this Agreement are within Grantor's corporate power and have been duly authorized by all necessary corporate action on the part of Grantor. This Agreement has been duly executed and delivered by Grantor, and assuming the accuracy of Purchaser's representations and warranties herein, is a valid and binding agreement of Grantor.

           SECTION 5.4. Governmental Authorization. Assuming the accuracy of Purchaser's representations and warranties herein, the execution, delivery and performance by Grantor of this Agreement requires no action by Grantor in respect of, or filing by Grantor with, any Governmental Authority other than
(i) compliance with any applicable requirements of the HSR Act and (ii) any such action or filing as to which the failure to make or obtain would not reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, properties or condition (financial or otherwise) of Grantor.

           SECTION 5.5. Non-Contravention. The execution, delivery and performance by Grantor of this Agreement do not: (i) violate the articles of incorporation or by-laws of Grantor, (ii) assuming the accuracy of Purchaser's representations and warranties herein and compliance with the matters referred to in Section 5.4, violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Grantor, (iii) assuming the accuracy of Purchaser's representations and warranties herein, require any consent or other action by any Person under, or constitute a default under, any material agreement or other instrument binding upon Grantor, or (iv) result in the creation or imposition of any Lien on any material asset of Grantor, except in the case of clauses (ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, properties or financial condition of Grantor.

           SECTION 5.6. Finder's Fees. Except as disclosed to Purchaser, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Grantor or its Affiliates who might be entitled to any fee or commission from Purchaser or any Intercable Group Entity in connection with the grant or exercise of the Control Option.

           SECTION 5.7. Validity, Perfection and Priority of Security Interest. (a) Upon the delivery of the certificates representing the Optioned Shares to Purchaser in accordance with Section 9.2, Purchaser will have a valid and perfected security interest in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with (i) the execution or delivery of this Agreement or necessary for the validity or enforceability hereof (except as covered in Sections 5.4 and 5.5) or (ii) for the perfection or enforcement of the Security Interest. Neither Grantor nor any of its Affiliates has performed or will perform any acts which would prevent Purchaser from enforcing any of the terms and conditions of this Agreement or which would materially limit Purchaser in any such enforcement. Without limiting the generality of the foregoing, the parties hereto acknowledge that in matters relating to Franchise Agreements (as defined in the Shareholders Agreement) and material contracts, an Affiliate of Grantor will not be in breach of the immediately preceding sentence if it is in compliance with its obligations under Section 5.2 of the Shareholders Agreement concerning such matters.

           (b) The chief executive office of Grantor is located at its address set forth in Section 10.4. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles other than any such collateral arising from or relating to farm products.


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser represents and warrants to Grantor that as of the date hereof and, in the case of Sections 6.5 and 6.6 the date of the Closing:

           SECTION 6.1. Corporate Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

           SECTION 6.2. Binding Effect. The execution, delivery and performance by Purchaser of this Agreement are within Purchaser's powers and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the accuracy of Grantor's representations and warranties herein, is a valid and binding Agreement of Purchaser.

           SECTION 6.3. Governmental Authorization. Assuming the accuracy of Grantor's representations and warranties herein, the execution, delivery and performance by Purchaser of this Agreement and the purchase by Purchaser of the Optioned Shares requires no action by Purchaser in respect of, or filing by Purchaser with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and the Exon-Florio Act, and (ii) any such action or filing as to which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on, the business, assets, results of operation, properties or financial condition of Purchaser.

           SECTION 6.4. Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement do not (i) violate the certificate of incorporation or by-laws of Purchaser, (ii) assuming the accuracy of Grantor's representations and warranties herein and compliance with the matters referred to in Section 6.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the accuracy of Grantor's representations and warranties herein, require any consent or other action by any Person under, or constitute a default under, any material agreement or instrument binding upon Purchaser or (iv) result in the creation or imposition of any Lien on any material asset of Purchaser, except in the case of clauses
(ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not reasonably expected to have, individually or in the aggregate, a material adverse effect on, the business, assets, results of operations, properties or condition (financial or otherwise) of the Purchaser.

           SECTION 6.5. Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Grantor or its Affiliates in connection with the grant or exercise of the Control Option.

           SECTION 6.6. Acquisition for Purchaser's Account. The Optioned Shares to be acquired upon exercise of the Control Option will be acquired by Purchaser for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act.


                                  ARTICLE VII

                                 CHANGE IN LAW

           SECTION 7.1. Change in Law. (a) If a Change in Law after the execution and delivery of this Agreement and prior to the delivery of an Exercise Notice would be reasonably likely to (i) prevent Purchaser from exercising the Control Option, (ii) require Purchaser to divest, or otherwise limit Purchaser's ability to exercise full rights of ownership over, the shares of Capital Stock owned by Purchaser and its Affiliates, the Control Option or the Optioned Shares or (iii) after the exercise of the Control Option, require the Intercable Group to divest any material business or assets or impose a material limitation on the conduct of Intercable Group's business, Purchaser may elect to dispose of the Control Option and any other securities of the Intercable Group Entities owned by Purchaser and its Affiliates pursuant to the terms and procedures of this Article VII.

           (b)  Purchaser acknowledges that it will have no rights under this
Article VII if after the date hereof Purchaser or any of its Subsidiaries enters into a new line of business and at such time there is a law, rule or regulation that has one or more of the effects described in clauses (i), (ii) or (iii) of the preceding paragraph (a).

           SECTION 7.2. Right of First Offer. (a) In the event Purchaser wishes to dispose of the Control Option after the occurrence of an event described in Section 7.1, Purchaser shall, by written notice to Grantor, first offer the Control Option to Grantor at a price equal to the aggregate consideration paid by Purchaser pursuant to Section 2.1, plus interest from the date of this Agreement to and including the date the Control Option is purchased by Grantor (or an Affiliate of Grantor), at a rate per annum equal to 12%, compounded annually (the "Offer Price"). Any such written notice shall be in the form of Exhibit C hereto (the "Offer Notice"), but will be effective only if a similar notice is simultaneously delivered by Purchaser under the Related Option Agreement.

           (b) For a period of 270 days after receipt of the Offer Notice, Grantor (or, if Grantor elects not to purchase the Control Option, any of its Affiliates, including the Company) may, by a written notice to Purchaser in the form attached as Exhibit D hereto (an "Acceptance Notice"), elect to purchase the Control Option at the Offer Price and, if it so elects, may also purchase all (but not less than all) of (i) the shares of Common Stock and Class A Common Stock then held by Purchaser and its Subsidiaries at a price per share equal to the Market Value of such shares (calculated pursuant to Section 3.4 and assuming that the Trigger Date is the day immediately preceding the day the Offer Notice is delivered) and (ii) any other debt or equity securities of the Intercable Group Entities then held by the Purchaser and its Subsidiaries at a price equal to the fair market value of such securities on the day immediately preceding the day on which the Offer Notice is delivered (such value to be determined pursuant to the valuation procedures described in Section 3.4(b)).

           (c) If Grantor and its Affiliates (including the Company) fail to elect to purchase the Control Option within 270 days after receipt of the Offer Notice, then Purchaser may, for a period of 360 days following the expiration of such time period, sell (or enter into an agreement to sell) the Control Option to a third party, provided that in the event of any such sale the third party purchaser must simultaneously exercise the Control Option and deliver the Option Price to Grantor in exchange for the Optioned Shares (in such event, the "Trigger Date" will be the day which is 270 days after receipt by Grantor of an Offer Notice).

           (d) If Grantor fails to elect to purchase the Control Option at the Offer Price and Purchaser shall not have sold or entered into an agreement to sell the Control Option prior to the expiration of the 360 day period specified in paragraph (c) above, Purchaser must, prior to selling the Control Option, again offer the Control Option to Grantor pursuant to the terms and procedures of this Section 7.2.

           (e) In the event Purchaser elects to exercise its rights under Sections 7.1 and 7.2, Purchaser and Grantor will use reasonable efforts to identify a suitable partner to purchase the Control Option and the shares of Class A Common Stock held by Purchaser. Purchaser will consult with Jones before selling the Control Option to a third party and will consider Jones' views as to the suitability of potential purchasers.

           SECTION 7.3. Closing Procedures. (a) The delivery of an Acceptance Notice will constitute a contract between Purchaser and Grantor (and any Affiliate of Grantor that delivers the Acceptance Notice) for the purchase and sale of (i) the Control Option at the Offer Price, and

(ii) if applicable, the securities described in clauses (i) and (ii) of Section 7.2(b) (the "Additional Securities") at the price described therein.

           (b) If Grantor (or its Affiliate) timely delivers an Acceptance Notice, the closing for the purchase and sale of the Control Option and the Additional Securities will take place 20 Business Days after delivery of such Acceptance Notice.

           (c) The purchase price for the Control Option and the Additional Securities will be paid by wire transfer in immediately available funds to a bank account designated by Purchaser not less than five Business Days prior to Closing.

           (d) At any closing hereunder, Purchaser will deliver to the purchaser good and valid title to the Control Option and the Additional Securities, free and clear of any Lien.


                                  ARTICLE VIII

                           SURVIVAL; INDEMNIFICATION

           SECTION 8.1. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until one year after the date of the Closing, provided that the representation and warranty contained in Section 5.1 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. Any such notice shall set forth the basis of the claim for indemnification (including reference to the specific details regarding the manner in which the covenants, agreements, representations or warranties are alleged to have been breached).

           SECTION 8.2. Indemnification. (a) Grantor hereby indemnifies Purchaser against and agrees to hold it harmless from any and all damage, loss, liability and expense other than consequential damages (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Purchaser arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Grantor pursuant to this Agreement.

           (b) Purchaser hereby indemnifies Grantor against and agrees to hold it harmless from any and all Damages incurred or suffered by Grantor arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Purchaser pursuant to this Agreement.

           SECTION 8.3.  Procedures.  The party seeking indemnification under
Section 8.2 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 8.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.


                                   ARTICLE IX

                           PLEDGE OF OPTIONED SHARES

           SECTION 9.1. The Security Interest. In order to secure the performance of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of Grantor hereunder:

           (a) Grantor hereby assigns and pledges to Purchaser and grants to Purchaser a security interest in the Optioned Shares, and all of its rights and privileges with respect to the Optioned Shares, and all income and profits thereon (other than dividends paid by the Company in respect of the Optioned Shares prior to any exercise by the Purchaser of its remedies hereunder, which will paid over to Grantor as provided in Section 9.4) and all proceeds of the foregoing, and any and all property referred to in Section 9.1(b) (the "Collateral").

           (b) In the event any change in the Company's capital stock described in Section 3.7 shall occur, Grantor will immediately pledge and deposit with Purchaser any securities (and any share certificates or other instruments evidencing such securities) issued by the Company in respect of the Optioned Shares, and all income and profits thereon (other than dividends paid by the Company in respect of the

 Optioned Shares prior to any exercise by the Purchaser of its remedies hereunder), as additional security for the Secured Obligations. All such securities, share certificates, instruments and other property constitute Collateral and are subject to all provisions of this Agreement.

           (c) The Security Interest is granted as security only and shall not subject Purchaser to, or transfer or in any way affect or modify, any obligation or liability of Grantor with respect to any of the Collateral or any transaction in connection therewith.

           (d) In the event Grantor fails to perform any Secured Obligation, Purchaser shall be entitled to exercise all rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where the rights are exercised) and such other rights as may otherwise be provided to a secured party under applicable law.

           SECTION 9.2. Delivery of Collateral. All certificates representing Optioned Shares (or securities described in Section 9.1(b)) delivered to Purchaser by Grantor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to Purchaser.

           SECTION 9.3. Further Assurances. (a) Grantor agrees that it will, at Purchaser's expense and in such manner and form as Purchaser may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that Purchaser may request, in order to create, preserve, perfect or validate the Security Interest or to enable Purchaser to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, Grantor hereby authorizes Purchaser to execute and file, in the name of Grantor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which Purchaser in its reasonable discretion may deem necessary or appropriate to further perfect the Security Interest.

           (b) Grantor agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given Purchaser not less than 30 days' prior notice thereof.

           SECTION 9.4.  Right to Vote and Receive Dividends on Collateral.
(a) Until such time (if ever) that Purchaser shall have exercised any of its remedies in respect of the Collateral, Grantor shall retain all voting rights with respect to the Optioned Shares and shall have the right to receive all dividends paid by the Company in respect of the Collateral and Purchaser shall take all such action as Grantor may deem necessary or appropriate to give effect to such right. All such dividends which are received by Purchaser shall be received in trust for the benefit of Grantor and shall promptly be paid over to Grantor.

           (b) In the event Purchaser exercises any of its remedies in respect of the Collateral, Purchaser shall thereafter be entitled to receive all dividends paid by the Company in respect of the Collateral, but there will be no Option Price adjustment pursuant to Section 3.3(a)(ii) in respect of any such dividends retained by Purchaser.

           SECTION 9.5. Limitation on Duty of Purchaser in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, Purchaser shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by Purchaser in good faith.

           SECTION 9.6. Termination of Security Interest; Release of Collateral. The Security Interest granted hereunder shall terminate, and all rights to the Collateral shall revert to the Grantor, at the Termination Time (unless Purchaser has purchased the Optioned Shares). Upon any such termination of the Security Interests or release of Collateral, Purchaser will execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

           SECTION 9.7.  Successors and Assigns.  The provisions of this
Article IX are for the benefit of Purchaser and Grantor and their respective successors and assigns, and in the event of an assignment permitted by Section
10.2 of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.


                                   ARTICLE X

                                 MISCELLANEOUS

           SECTION 10.1. Termination. (a) This Agreement will terminate automatically and will be of no further force or effect at the Termination Time.

           (b) The termination of this Agreement pursuant to Section 10.1 shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement, provided that no such termination shall relieve any party for any liability such party may have for a material willful breach hereof.

           SECTION 10.2. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto, provided that (i) Purchaser may assign its rights, but not its obligations, hereunder to any Eligible Assignee,
(ii) Purchaser may assign its rights and obligations hereunder as provided in
Article VII and (iii) Purchaser may assign its rights (but not its obligations) hereunder at any time after the delivery by it of an Exercise Notice to Grantor if at the time of any such assignment pursuant to this clause (iii) the assignee will purchase the Optioned Shares pursuant to Section 3.5.

           (b) For purposes of this Agreement, "Eligible Assignee" means any entity which at the time of such assignment is, and thereafter during the term of this Agreement remains, (i) controlled, directly or indirectly, by the Purchaser and (ii) not primarily engaged in, or a Subsidiary of the Purchaser primarily engaged in, the direct operation or management of (x) cable television systems located in North America, (y) wireline local communications services located in the United States of America or (z) educational programming services, other than Purchaser and any Person that is an Intercable Group Entity or a JI Group Entity (each a "Restricted Business"). The parties hereto acknowledge that the foregoing provisions are not intended to restrict the Purchaser from assigning its rights hereunder to a Subsidiary of the Purchaser that is a holding company of an entity or entities primarily engaged in a Restricted Business.

           SECTION 10.3. Specific Performance. The parties agree that (i) Purchaser would be irreparably damaged if for any reason Grantor failed to sell the Optioned Shares upon exercise of the Control Option or to perform any of Grantor's other obligations under this Agreement, and that Purchaser would not have an adequate remedy at law for money damages in such event and (ii) Grantor would be irreparably damaged if for any reason Purchaser failed to maintain the Collateral in accordance with the terms of this Agreement or to perform any of Purchaser's other obligations under this Agreement, and that Grantor would not have an adequate remedy at law for money damages in such event. Accordingly, each party shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the other party. This provision is without prejudice to any other rights that each party may have against the other party for any failure to perform their obligations under this Agreement.

           SECTION 10.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested):

           if to Grantor:

                (name of Grantor)
                (address)
                Fax:
                Attention:

           with a copy to:

                Jones International, Ltd.
                9697 East Mineral Avenue
                Englewood, Colorado  80155
                Fax:  303-784-8510
                Attention:  Glenn R. Jones and General
                                 Counsel

           if to Purchaser:

                (Bell Canada International Inc.)
                1000, rue de la Gauchetiere West
                Suite 1100
                Montreal, Quebec
                Canada H3B 4Y8
                Fax:  514-392-2262
                Attention:  Chief Financial Officer
           with a copy to:

                Bell Canada International Inc.
                1000, rue de la Gauchetiere West
                Suite 1100
                Montreal, Quebec
                Canada H3B 4Y8
                Fax:  514-392-2342
                Attention:  General Counsel

Any notice delivered after business hours or on any day which is not a Business Day shall be deemed for purposes of computing any time period hereunder to have been delivered on the succeeding Business Day.

           SECTION 10.5. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

           SECTION 10.6. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           SECTION 10.7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

           SECTION 10.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

           SECTION 10.9. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           SECTION 10.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

           SECTION 10.11. Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                             (NEWCO)


                             ________________________________
                             By:
                             Title:


                             (BELL CANADA INTERNATIONAL INC.)


                             ________________________________
                             By:
                             Title:

                              CHANGES REQUIRED IF

                     ALTERNATIVE TRANSACTION IS CONSUMMATED




1.   The following new definitions are added:

           "Spacelink Option Agreement" means the Option Agreement dated as of the date hereof between Purchaser and (name of Spacelink Newco.)

           "Spacelink Bankruptcy Event" has the meaning set forth in the Spacelink Option Agreement.

2. All references to "Related Option Agreement" become "Related Option Agreements," which is defined to include the Spacelink Option Agreement.

3. The definition of Shareholders Agreement is revised to include Spacelink as a party.

4. In Section 3.1(a), after each of the three references to "Jones Bankruptcy Event," add "or Spacelink Bankruptcy Event."

5.   In Section 3.2, at the end of the last sentence, add the following:
     ", provided that for purposes of this sentence, if the Exercise Period is triggered by a Jones Bankruptcy Event, "Related Option Agreements" does not include the Spacelink Option Agreement.

6. In Section 3.3(b)(iv) and Exhibit A, after "Jones Bankruptcy Event", add "or Spacelink Bankruptcy Event."

                                   SCHEDULE I

                                THE OPTION PRICE




The Option Price on any Trigger Date will be based on the following table:


       Anniversary
         of the
       SPA Closing                    Base Price

       181st day
     after SPA Closing                  28.50

           1                            40.32
           2                            45.16
           3                            50.58
           4                            56.65
           5                            63.44
           6                            71.06
           7                            79.58
           8                            89.13

The Option Price on any Trigger Date will equal the sum of:

     (i) the Base Price on the anniversary of the SPA Closing immediately preceding the Trigger Date, and

    (ii) a pro rata portion (based on the number of days elapsed between the most recent anniversary of the SPA Closing and the Trigger Date) of the difference between such Base Price and the Base Price on the immediately succeeding anniversary of the SPA Closing.

                                                                       EXHIBIT A

                       (Form of Exercise Period Notice)

                                                                          (Date)

To (Bell Canada International Inc.):

           Reference is made to the Option Agreement (the "Agreement") dated as of _______ __, 1994 between (Bell Canada International Inc.) and (Newco). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. This Grantor's Notice is being delivered to you pursuant to
Section 3.1 of the Agreement.

           Grantor hereby irrevocably notifies Purchaser that (an Event has occurred on (date) and an Exercise Period has commenced pursuant to subsection 3.1(a)(i) of the Agreement. Such Exercise Period will expire on 270 days from receipt by you of this Grantor's Notice.)(3) (a Resignation Event has occurred on (date) and an Exercise Period has commenced pursuant to subsection 3.1(a)(ii) of the Agreement. Such Exercise Period will expire on ________, which is 90 days from receipt by you of this Grantor's Notice.)(4) (pursuant to subsection 3.1(a)(iii) of the Agreement, Grantor hereby requests that Purchaser determine whether it wishes to exercise the Control Option on or prior to ________, which is 180 days from receipt by you of this Grantor's Notice.)(5) (a Jones Bankruptcy Event has occurred on (date) and an Exercise Period has commenced pursuant to subsection 3.1(a)(v) of the Agreement. Such Exercise Period will expire on ________, which is 30 days from receipt by you of this Grantor's Notice.)(6)

           If Purchaser wishes to exercise the Control Option pursuant to the terms and conditions of the Agreement, please respond by delivery of an Exercise Notice in accordance with Section 3.2 of the Agreement prior to the expiration of the Exercise Period.

                                                    (NEWCO)

                                                    By:

   (3) Insert if Section 3.1(a)(i) Grantor's Notice.

   (4) Insert if Section 3.1(a)(ii) Grantor's Notice.

   (5) Insert if Section 3.1(a)(iii) Grantor's Notice.

   (6) Insert if Section 3.1(a)(v) Grantor's Notice.

                                                                       EXHIBIT B

                          (Form of Exercise Notice)

                                                                          (Date)


To  (Newco):


           Reference is made to the Option Agreement (the "Agreement" dated as of ________ __, 1994 between (Bell Canada International Inc.) and (Newco). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. This Exercise Notice is being delivered to you pursuant to Section
3.2 of the Agreement and in response to your Exercise Period Notice dated as of
(date).

           Purchaser hereby (irrevocably elects to exercise the Control Option and purchase the Optioned Shares for an aggregate purchase price of $__________ . Schedule I hereto sets forth our calculation of the purchase price per share pursuant to Sections 3.3 and 3.4(a) of the Agreement. Please contact us so that we may agree on a mutually acceptable time and place for closing.) (elects to exercise to Control Option and purchase the Optioned Shares at a price to be determined pursuant to Section 3.3 and the procedures described in Section 3.4(b) of the Agreement. Please contact us so that we may attempt to negotiate the Market Value of _______ within 10 Business Days of the date hereof.)(7)

           Please contact us so that we may agree on a mutually acceptable time and place for closing.

                                       (BELL CANADA INTERNATIONAL INC.)



                                       By:





(7)  Use second option only if a Market Value must be determined pursuant to
     Section 3.4(b).

                                                                       EXHIBIT C

                            (Form of Offer Notice)

                                                                          (Date)


To (Newco):

           Reference is made to the Option Agreement (the "Agreement") dated as of _______ __, 1994 between (Bell Canada International Inc.) and (Newco). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. This Offer Notice is being delivered to you pursuant to Section
7.2 of the Agreement.

           Purchaser wishes to dispose of the Control Option and hereby irrevocably offers to sell the Control Option to Grantor (or, if Grantor elects not to purchase the Control Option, any of its Affiliates, including the Company) for the Offer Price (as defined in the Agreement), which we calculate to be $__________ as of the date of this Offer Notice.

           If Grantor (or its Affiliate) wishes to purchase the Control Option for the Offer Price, please respond by delivery of an Acceptance Notice in accordance with subsection 7.2(b) of the Agreement on or prior to that date which is 270 days from receipt by you of this Offer Notice.

                                        (Bell Canada International Inc.)



                                        By:

                                                                       EXHIBIT D

                         (Form of Acceptance Notice)

                                                                          (Date)


To  (Bell Canada International Inc.):

           Reference is made to the Option Agreement (the "Agreement") dated as of ______ __, 1994 between (Bell Canada International Inc.) and (Newco). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. This Acceptance Notice is being delivered to you pursuant to
Section 7.2 of the Agreement and in response to Purchaser's Offer Notice dated as of (date).

           Grantor hereby irrevocably agrees to exercise the Control Option and purchase the Optioned Shares for the Offer Price, which we calculate to be $___________ as of the date hereof. (Grantor also hereby elects to purchase
(i) all shares of Common Stock and Class A Common Stock and (ii) any other debt or equity securities of the Intercable Group Entities held by Purchaser and its Subsidiaries on the date hereof for an aggregate purchase price to be determined pursuant to Section 7.2(b) of the Agreement.)(8)

           Please contact us so that we may agree on a mutually acceptable time and place for closing (and the purchase price of the additional securities)*.


                                              (NEWCO)



                                              By:





(8)  Insert if appropriate.

                                                                       EXHIBIT B



                          (FOR USE BY SPACELINK IF THE
                    ALTERNATIVE TRANSACTION IS CONSUMMATED)





                                OPTION AGREEMENT


                        Dated as of (Closing Date), 1994


                                    Between


                        (BELL CANADA INTERNATIONAL INC.)


                                      and


                                    (NEWCO)

                                  TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .          1


                                    ARTICLE II

                           GRANT OF THE CONTROL OPTION

     SECTION 2.1.  Grant of Control Option  . . . . . . . . . . . . . . . . . . . .          5


                                    ARTICLE III

                           EXERCISE OF THE CONTROL OPTION

     SECTION 3.1.  Exercise Periods . . . . . . . . . . . . . . . . . . . . . . . .          6
     SECTION 3.2.  Exercise of Control Option . . . . . . . . . . . . . . . . . . .          7
     SECTION 3.3.  Purchase Price For the Optioned
                       Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
     SECTION 3.4.  Determination of Market Value  . . . . . . . . . . . . . . . . .         10
     SECTION 3.5.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
     SECTION 3.6.  Termination of Control Option  . . . . . . . . . . . . . . . . .         11
     SECTION 3.7.  Adjustment Upon Changes in Capital-
                       ization or Merger  . . . . . . . . . . . . . . . . . . . . .         12


                                    ARTICLE IV

                                    COVENANTS

     SECTION 4.1.  No Proxies for or Encumbrances on
                       Optioned Shares  . . . . . . . . . . . . . . . . . . . . . .         12
     SECTION 4.2.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . .         13


                                    ARTICLE V

                          REPRESENTATIONS AND WARRANTIES
                                   OF GRANTOR

     SECTION 5.1.  Valid Title  . . . . . . . . . . . . . . . . . . . . . . . . . .         13
     SECTION 5.2.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . .         13
     SECTION 5.3.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . .         14
     SECTION 5.4.  Governmental Authorization . . . . . . . . . . . . . . . . . . .         14
     SECTION 5.5.  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . .         14
     SECTION 5.6.  Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . .         14

                                                                                         Page
                                                                                         ----
     SECTION 5.7.  Validity, Perfection and Priority of
                       Security Interest  . . . . . . . . . . . . . . . . . . . . .       15


                                    ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

     SECTION 6.1.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . .       15
     SECTION 6.2.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . .       15
     SECTION 6.3.  Governmental Authorization . . . . . . . . . . . . . . . . . . .       16
     SECTION 6.4.  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . .       16
     SECTION 6.5.  Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . .       16
     SECTION 6.6.  Acquisition for Purchaser's Account  . . . . . . . . . . . . . .       16


                                    ARTICLE VII

                                   CHANGE IN LAW

     SECTION 7.1.  Change in Law  . . . . . . . . . . . . . . . . . . . . . . . . .       17
     SECTION 7.2.  Right of First Offer . . . . . . . . . . . . . . . . . . . . . .       17
     SECTION 7.3.  Closing Procedures . . . . . . . . . . . . . . . . . . . . . . .       18


                                    ARTICLE VIII

                              SURVIVAL; INDEMNIFICATION

     SECTION 8.1.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19
     SECTION 8.2.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .       19
     SECTION 8.3.  Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . .       20

                                    ARTICLE IX

                             PLEDGE OF OPTIONED SHARES

     SECTION 9.1.  The Security Interest  . . . . . . . . . . . . . . . . . . . . .       20
     SECTION 9.2.  Delivery of Collateral . . . . . . . . . . . . . . . . . . . . .       21
     SECTION 9.3.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . .       21
     SECTION 9.4.  Right to Vote and Receive Dividends
                       on Collateral  . . . . . . . . . . . . . . . . . . . . . . .       21
     SECTION 9.5.  Limitation on Duty of Purchaser in
                       Respect of Collateral  . . . . . . . . . . . . . . . . . . .       22
     SECTION 9.6.  Termination of Security Interest;
                       Release of Collateral  . . . . . . . . . . . . . . . . . . .       22
     SECTION 9.7.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .       22

                                                                                        Page
                                                                                        ----
                                   ARTICLE X
                                 MISCELLANEOUS

     SECTION 10.1.  Termination.  . . . . . . . . . . . . . . . . . . . . . .            23
     SECTION 10.2.  Successors and Assigns. . . . . . . . . . . . . . . . . .            23

     SECTION 10.3.  Specific Performance                                                 23
     SECTION 10.4.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . .            24
     SECTION 10.5.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . .            25
     SECTION 10.6.  Amendments and Waivers  . . . . . . . . . . . . . . . . .            25
     SECTION 10.7.  Governing Law . . . . . . . . . . . . . . . . . . . . . .            25
     SECTION 10.8.  Counterparts; Effectiveness.  . . . . . . . . . . . . . .            25
     SECTION 10.9.  Headings  . . . . . . . . . . . . . . . . . . . . . . . .            25
     SECTION 10.10.  Entire Agreement . . . . . . . . . . . . . . . . . . . .            26
     SECTION 10.11.  Separability.  . . . . . . . . . . . . . . . . . . . . .            26

                                   SCHEDULES
     SCHEDULE I     Option Price



                                   EXHIBITS


     EXHIBIT A      Exercise Period Notice
     EXHIBIT B      Exercise Notice
     EXHIBIT C      Offer Notice
     EXHIBIT D      Acceptance Notice

                                OPTION AGREEMENT

           AGREEMENT dated as of (Closing Date), 1994 between (BELL CANADA International Inc., a Canadian corporation) ("Purchaser"), and (NEWCO), a (Delaware) corporation ("Grantor").

           (NOTE: THIS DRAFT DOES NOT INCLUDE MECHANICS FOR PURCHASER BEING A FINANCIAL INSTITUTION ACTING AS AGENT FOR BCI)

                              W I T N E S E T H :

           WHEREAS, concurrently with the execution of this Agreement, Purchaser is purchasing (5,864,873) shares of Class A Common Stock of Jones Intercable, Inc., a Colorado corporation (the "Company"), for an aggregate purchase price of ($161,284,007);

           WHEREAS, the parties hereto acknowledge that Purchaser would not enter into the Stock Purchase Agreement (as defined below) unless Grantor also granted the option set forth herein; and

           WHEREAS, in order to induce the Purchaser to enter into this Agreement, Grantor has agreed to grant a continuing security interest in and to the Optioned Shares to secure its obligations under this Agreement;

           NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

           SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

           "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized to close in Montreal, Canada or Denver, Colorado.

           "Capital Stock" means, at any time, Common Stock, Class A Common Stock and any other authorized capital stock of the Company.

           "Change in Law" means on or after the date of this Agreement the adoption of any applicable treaty, law, rule or regulation, or any change in any applicable treaty, law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority (whether by opinion, order, policy statement or other similar documents), or any directive of any Governmental Authority.

           "Class A Common Stock" means the Class A Common Stock of the Company, par value $0.01 per share.

"Collateral" has the meaning assigned to such term in Section 9.l(a).

           "Common Stock" means the Common Stock of the Company, par value $0.01 per share.

           "Control Option" means the option to purchase the Optioned Shares pursuant to the terms and conditions of this Agreement.

           "Dollars" and sign "$" means United States dollars.

           "Event" means the death or Incapacity of Glenn R. Jones. For purposes of this Agreement, "Incapacity" shall be deemed to exist if Glenn R. Jones becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months, or for an aggregate of 12 months in any 24 consecutive month period, to perform his duties as Chief Executive Officer with the Company. Any question as to the existence of Incapacity shall be determined in writing by a qualified independent physician mutually acceptable to Grantor and Purchaser. If Grantor and Purchaser cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination. The determination of Incapacity made by any such physician shall be final and conclusive for all purposes of this Agreement.

           "Exon-Florio Act" means Section 721 of Title VII of the Defense Production Act of 1950, as amended, together with the rules and regulations promulgated thereunder.

           "Governmental Authority" means any local, county, state, commonwealth, federal or foreign court, judicial, executive, or legislative instrumentality, or any agency, authority, commission, board or official thereof, including, without limitation, any franchising authority.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Intercable Group" means, at any time, the Company and each Person that is a Subsidiary of the Company at such time.

           "Intercable Group Entity" means, at any time, each Person included in the Intercable Group at such time.

           "Jones" means Glenn R. Jones, a resident of Colorado, or in the event he is not then alive or legally competent, his executor, the administrator of his estate or his legal representative (including, without limitation, his guardian, conservator or other similar fiduciary).

           "Jones International" means Jones International, Ltd., a Colorado corporation.

           "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

           "Option Price" means, at any time, the Option Price described on
Schedule I at such time.

           "Optioned Shares" means the ______ shares of Common Stock owned by Grantor on the date hereof and delivered to Purchaser pursuant to Section 9.1 (as the same may be adjusted pursuant to Section 3.7).

           "Optionor" means Grantor and the grantor under the Related Option Agreement.

           "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "Purchase Price" means the aggregate amount payable to Grantor in connection with the purchase of the Optioned Shares, as calculated pursuant to
Section 3.3.

           "Related Option Agreements" means the Option Agreements dated as of the date hereof between (i) Purchaser and Jones and (ii) Purchaser and International.

           "Resignation Event" means the resignation of Glenn R. Jones as Chief Executive Officer of the Company.

           "Secured Obligations" means the obligations of Grantor to deliver the Optioned Shares at the Closing, free and clear of any Lien and any other limitation or restriction under this Agreement.

           "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

           "Security Interest" means the security interest in the Collateral granted hereunder securing the Secured Obligations.

           "Shareholders Agreement" means the Shareholders Agreement dated as of the date hereof among the Purchaser, the Company, Spacelink, Jones and International.

           "SPA Closing" means the closing under the Stock Purchase Agreement.

           "Spacelink" means Jones Spacelink, Ltd., a Colorado corporation.

           "Spacelink Bankruptcy Event" means (i) Grantor or Spacelink shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, (ii) an involuntary case or other proceeding shall be commenced against Grantor or Spacelink seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days or (iii) an order for relief shall be entered against Grantor or Spacelink under the federal bankruptcy laws as now or hereafter in effect.

           "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of May 31, 1994 between the Company and Purchaser.

           "Subsidiary" means, as to any Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such Person, (ii) any partnership of which such Person is, directly or indirectly, a general or managing partner or (iii) any other entity that is, directly or indirectly, controlled by such Person. The parties hereto acknowledge that (i) Glenn R. Jones and Jones International are not Subsidiaries of any Intercable Group Entity and (ii) BCE Inc. is not a Subsidiary of Purchaser.

           (b) Each of the following terms is defined in the Section set forth opposite such term:


           Term                               Section
     Acceptance Notice                         7.2
     Additional Securities                     7.3
     BCI                                       3.2
     Closing                                   3.2
     Collateral                                9.1
     Damages                                   8.2
     Eligible Assignee                        10.2
     Exercise Notice                           3.2
     Exercise Period                           3.1
     Final Determination                       3.4
     Indemnified Party                         8.3
     Indemnified Party                         8.3
     Grantor's Notice                          3.1
     Market Value                              3.4
     Offer Notice                              7.2
     Offer Price                               7.2
     Restricted Business                      10.2
     Termination Time                          3.6
     Trigger Date                              3.3 and 7.2
     Withdrawal Period                         3.4

           (c) Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.


                                   ARTICLE II

                          GRANT OF THE CONTROL OPTION

           SECTION 2.1. Grant of Control Option. (a) Subject to the terms and conditions of this Agreement, Grantor hereby grants to Purchaser an irrevocable option to purchase all, but not less than all, of the Optioned Shares.

           (b) In consideration of the grant by Grantor of the Control Option, Purchaser hereby pays to Grantor an amount in cash equal to $19.00 per Optioned Share.

           (c) Amounts paid by Purchaser pursuant to this Section 2.1 shall not be deducted from the Purchase Price payable at the Closing.


                                  ARTICLE III

                         EXERCISE OF THE CONTROL OPTION

           SECTION 3.1. Exercise Periods. (a) The Control Option may be exercised either as provided in Section 7.2(c), or by Purchaser at any time during any of the following periods (each, an "Exercise Period"):

                  (i) the period commencing on the day of an Event and ending 270 days after Purchaser receives written notice from or on behalf of any Optionor of the occurrence of an Event;

                 (ii) the period commencing on the day of a Resignation Event and ending 90 days after Purchaser receives a written notice from (or on behalf of) any Optionor of the occurrence of a Resignation Event;

                 (iii) the period commencing on the day that Purchaser receives a written notice from (or on behalf of) Grantor requesting that Purchaser exercise the Control Option (the "Grantor's Notice"), which notice may be delivered only on or after the fifth anniversary of the SPA Closing, and ending 180 days after such day;

                 (iv) the period commencing on the seventh anniversary of the SPA Closing and ending on the eighth anniversary of the SPA Closing; and

                 (v) the period commencing on the day of a Spacelink Bankruptcy Event and ending 30 days after Purchaser receives written notice of the occurrence of a Spacelink Bankruptcy Event. provided that no Exercise Period will expire if immediately preceding such expiration there is in effect a law, regulation or order that stays or otherwise prohibits Purchaser from delivering an Exercise Notice after (or as a result of) the occurrence of a Spacelink Bankruptcy Event.

           (b)  The notices delivered pursuant to clauses (i), (ii), (iii) and
(v) will be in the form attached hereto as Exhibit A. A Grantor's Notice delivered pursuant to clause (iii) will be effective only if a similar notice is simultaneously delivered to Purchaser under the Related Option Agreements. Once delivered to Purchaser, a Grantor's Notice will be irrevocable.

           (c) Subject to the termination provisions of Section 3.6, the parties acknowledge that at any given time there may be more than one Exercise Period in effect at such time.

           SECTION 3.2. Exercise of Control Option. (a) Purchaser may exercise the Control Option at any time during an Exercise Period by delivery to Grantor of an irrevocable written notice in the form attached hereto as Exhibit B (the "Exercise Notice"). Purchaser has no obligation to deliver an Exercise Notice and may allow the Control Option to expire and terminate without purchasing the Optioned Shares. The Control Option may only be exercised simultaneously with the exercise of the option granted under the Related Option Agreements and the Closing hereunder will only take place simultaneously with the closing of the exercise of the option granted under the Related Option Agreements.

           (b) The closing for the exercise of the Control Option (the "Closing") will take place not more than 20 Business Days after the date that the Exercise Notice is delivered to Grantor, provided that (x) if it is necessary to determine Market Value pursuant to Section 3.4(b), the Closing will be postponed as provided in Section 3.4(c) and (y) so long as Purchaser is using its reasonable efforts to consummate the Closing promptly, and subject to
Section 3.6 hereof, Purchaser may postpone the Closing until such time as the following conditions have been satisfied or waived by Purchaser:

                 (i) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the HSR Act applicable to the purchase of the Optioned Shares by Purchaser shall have expired or been earlier terminated.

                 (ii) All other actions by, in respect of or filings with any Governmental Authority in the United States, England or Spain, or any other country where the Intercable Group conducts material business, required to permit the consummation of the Closing shall have been taken or obtained, as the case may be, and shall be in full force and effect.

                 (iii) There shall not then be in effect any applicable law, rule or regulation or any judgment, injunction, order or decree that has one or more of the effects described in clauses (a), (b) or (c) of the following paragraph (iv), provided that if after the date hereof Bell Canada International Inc. ("BCI") or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or is reasonably expected to have, one or more of such effects, then this clause (iii) will not apply to any such law, rule or regulation.

                 (iv) There shall not then be instituted or pending any action or proceeding before any federal or state court or other Governmental Authority brought by a Governmental Authority challenging the consummation of the Closing or seeking to (a) prevent Purchaser from exercising the Control Option, (b) require Purchaser to divest, or otherwise limit Purchaser's ability to exercise full rights of ownership over, the shares of Capital Stock owned by Purchaser and its Affiliates, the Control Option or the Optioned Shares or (c) require, after the exercise of the Control Option, the Intercable Group to divest any material business or assets or would impose a material limitation on the conduct of Intercable Group's business, provided that if after the date hereof BCI or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or is reasonably expected to have, one or more of the foregoing effects, then this clause (iv) will not apply to actions or proceedings that seek to enforce such law, rule or regulation.

                 (v) The Intercable Group Entities shall have received all material third party consents required to be obtained in connection with the Closing, in each case in form and substance reasonably satisfactory to Purchaser.

                 (vi) The representations and warranties of Grantor contained in Article V shall be true at and as of the date of the Closing, as if made at and as of such date.

         SECTION 3.3.  Purchase Price For the Optioned Shares.

         (a) The purchase price per Optioned Share will be calculated as follows:

                 (i)  (A) if the Trigger Date occurs prior to or on the
         (18th)(1) day after the date hereof, ___% of the Market Value of a share of Class A Common Stock on the applicable Trigger Date, or (B) if the Trigger Date occurs after such (18th) day, the sum of (x) two-thirds of the Option Price on the applicable Trigger Date and (y) one-third of 120% of the Market Value of a share of Class A Common Stock on the applicable Trigger Date(2), in each case reduced by

                 (ii) the amount (or in the case of property other than cash, fair market value) of any dividends and distributions other than stock dividends paid, declared or otherwise distributed by the Company in respect of the Optioned Shares between the date hereof and the date of Closing. In the event any such dividends or distributions are made in property other than cash, the fair market value of such dividends or distributions will be determined pursuant to the valuation procedures described in Section 3.4(b).

           (b) The applicable "Trigger Date" will depend on the Exercise Period under which Purchaser is delivering an Exercise Notice and will be earliest of the following days:

                 (i)  in the case of an Exercise Period described in clauses
         (i) or (ii) of Section 3.1(a), the day of an Event or Resignation Event, as the case may be;

                 (ii)  in the case of an Exercise Period described in clause
         (iii) of Section 3.1(a), the day immediately preceding the day on which Grantor delivers a Grantor's Notice;

                 (iii)  in the case of an Exercise Period described in clause
         (iv) of Section 3.1(a), the day immediately preceding the day on which Purchaser delivers an Exercise Notice; or

                 (iv)  in the case of an Exercise Period described in clause
         (v) of Section 3.1(a), the day immediately preceding the day of a Spacelink Bankruptcy Event.



   (1)Insert day which is six months after closing.

   (2)As an example of the calculation described in clause (i)(B), if on the applicable Trigger Date the Option Price were $50 per Share and the Market Value of a share of Class A Common Stock were $60 per share, the purchase price would be 2/3 of $50 ($33.3333) plus 1/3 of 120% of $60 ($24), or $57.3333
(computed to four decimal places).

           SECTION 3.4. Determination of Market Value. (a) For purposes of this Agreement, "Market Value" of a share of Class A Common Stock means, on any Trigger Date, the average of the daily closing prices on the NASDAQ National Market System (or other principal exchange on which shares of Class A Common Stock are listed or approved for trading) for the shares of Class A Common Stock for the 20 consecutive trading days immediately prior to the Trigger Date. The daily closing price for each such trading day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing "bid" and "asked" prices as reported by NASDAQ (or other principal exchange). If the daily closing price per share of Class A Common Stock is determined during a period following the declaration of a dividend, distribution, recapitalization, reclassification or similar transaction, then the Market Value shall be properly adjusted to take into account exdividend trading.

           (b) In the event that the shares of Class A Common Stock are not traded on a national securities exchange, promptly after delivery of an Exercise Notice Grantor and Purchaser shall in good faith negotiate the Market Value on the applicable Trigger Date. If they are unable to reach agreement within 10 Business Days, each of Grantor and Purchaser shall promptly select a nationally recognized independent investment banking firm to determine the Market Value of a share of Class A Common Stock, which will be based on a public market valuation of the Company and its Subsidiaries as if the Class A Shares were traded on the NASDAQ National Market System and a non-controlling block of approximately 1,000,000 Class A Shares had been purchased on the Trigger Date by a willing institutional purchaser. If 20 Business Days after their selection such firms cannot agree as to such Market Value, each firm will submit to Grantor and Purchaser a proposed Market Value and within 10 Business Days they shall mutually select a third nationally recognized independent investment banking firm which shall be engaged to make such determination, which Market Value shall be within the range of values proposed by the two investment banking firms. Such third investment banking firm shall make such determination (the "Final Determination") by written notice to Grantor and Purchaser within 20 Business Days of its engagement and its judgment as to all matters relating to its determination shall be binding upon the parties hereto. Each party will pay the fees and expenses of the initial investment banking firm hired by such party. The fees and out-of-pocket expenses of the third investment banking firm shall be paid equally by Grantor and Purchaser, provided that if Purchaser withdraws an Exercise Notice pursuant to the following paragraph (c), Purchaser shall pay the fees and expenses of such third investment banker.

           (c) At any time prior to 10 Business Days after the receipt by Purchaser of a written determination of the Market Value pursuant to the immediately preceding paragraph (b) (the "Withdrawal Period"), Purchaser shall have the right to withdraw its Exercise Notice by written notice to Grantor. Notwithstanding the immediately preceding sentence, in the event the investment banking firm selected by Purchaser submits a proposed Market Value pursuant to such paragraph (b), Purchaser may withdraw its Exercise Notice only for 10 Business Days after the receipt by Purchaser of such proposed Market Value, provided that if (but only if) the Final Determination is greater than 110% of such proposed Market Value, Purchaser will have 10 Business Days after the receipt by Purchaser of such Final Determination to withdraw its Exercise Notice. If Purchaser does not withdraw such Exercise Notice pursuant to this paragraph (c), Purchaser will notify Grantor within five Business Days after the expiration of such Withdrawal Period as to the time and place of the Closing, which shall be not more than 20 Business Days after the expiration of such Withdrawal Period, provided that, subject to Section 3.6, Purchaser may postpone such closing until such time as the conditions described in Section 3.2(b) have been satisfied or waived by Purchaser.

           SECTION 3.5. Closing. (a) At the Closing, Grantor shall deliver to Purchaser a certificate or certificates or other documentation representing the Optioned Shares, accompanied by stock powers duly executed in blank or other appropriate assignment documentation reasonably satisfactory to Purchaser.

           (b) At the Closing, Purchaser shall deliver to Grantor an amount in cash equal to the purchase price for such Optioned Shares, calculated pursuant to Section 3.3(a). Such purchase price will be paid by wire transfer to a bank account designated by Grantor not later than five Business Days prior to the Closing. Notwithstanding the foregoing, upon the mutual agreement of Purchaser and Grantor, all or a portion of the Purchase Price may be paid in shares of common stock of BCE Inc.

           SECTION 3.6. Termination of Control Option. (a) The Control Option shall terminate at 5:00 p.m. Denver time when the first Exercise Period described in clauses (i), (iii) or (iv) of Section 3.1 expires (the "Termination Time"), provided that, subject to the following paragraph (b), the Control Option will not terminate if Purchaser has previously delivered to Grantor an Exercise Notice. The Control Option shall also terminate (A) at such time as Purchaser withdraws an Exercise Notice pursuant to Section 3.4(c), or (B) if the Closing has been postponed pursuant to Section 3.2(b), ten Business Days after Grantor has delivered written notice to Purchaser stating that it believes Purchaser is not using its reasonable efforts to consummate the Closing promptly (which notice will set forth the basis for such claim) and Purchaser has failed to use its reasonable efforts prior to the expiration of such period to cure the problem identified by Grantor. The Control Option will not terminate upon the expiration of the Exercise Periods described in clauses (ii) and (v) of Section 3.1.

           (b) Notwithstanding anything in this Agreement to the contrary, (i) if an Exercise Period is extended pursuant to the proviso in Section 3.1(a), the Termination Time will occur twenty Business Days after such stay or prohibition has been lifted and Purchaser has received notice of such action and (ii) each Exercise Notice shall terminate, and be of no further force or effect, 18 months after its delivery, unless a Closing shall have occurred by such time.

           SECTION 3.7. Adjustment Upon Changes in Capitalization or Merger. If any change in the Company's capital stock shall occur by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, dividends or other changes in the corporate or capital structure of the Company, the number and kind of shares or securities subject to the Control Option and the Purchase Price shall be adjusted so that Purchaser shall receive upon exercise of the Control Option the number and class of shares or other securities or property that Purchaser would have received in respect of the Optioned Shares purchasable upon exercise of the Control Option if the Control Option had been exercised immediately prior to such event.


                                   ARTICLE IV

                                   COVENANTS


           SECTION 4.1. No Proxies for or Encumbrances on Optioned Shares. Except as contemplated by this Agreement, until the Termination Time, Grantor shall not, directly or indirectly, (i) grant any proxies (other than a revocable proxy granted in connection with a meeting of stockholders) or enter into any voting trust or other agreement or arrangement with respect to the voting of any Optioned Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Optioned Shares or (iii) seek or solicit any transaction or arrangement described in clauses (i) and
(ii). Grantor will notify Purchaser promptly (and provide all details reasonably requested by Purchaser) if Grantor is approached or solicited, directly or indirectly, by any person with respect to any of the foregoing. Nothing herein shall be deemed to prevent or restrict (x) Grantor or its Affiliates from voting its shares in its sole discretion on all matters, except as otherwise agreed to between Grantor, its Affiliates and Purchaser in the Shareholders Agreement or otherwise or (ii) any Affiliate of Grantor from taking or refraining from taking any other action not provided herein or otherwise agreed to between Grantor, its Affiliates and Purchaser in the Shareholders Agreement or otherwise.

           SECTION 4.2. Further Assurances. Purchaser and Grantor will each execute and deliver or cause to be executed and delivered all further documents and instruments and use their reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable Purchaser to enjoy all benefits and rights of the Optioned Shares.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF GRANTOR

           Grantor represents and warrants to Purchaser that, except as disclosed in the Schedules to the Stock Purchase Agreement, as of the date hereof and, in the case of Sections 5.1, 5.2 and 5.6 the date of the Closing:

           SECTION 5.1. Valid Title. Grantor is the sole record and beneficial owner of the Optioned Shares, free and clear of any Lien (other than the Security Interest) and any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of or transfer any Optioned Share). At the Closing, Grantor will convey good and valid title to the Optioned Shares, free and clear of any Lien and any such limitation or restriction (other than offer and sale restrictions imposed by securities laws).

           SECTION 5.2. Corporate Existence. Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Grantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition or business of Grantor. Grantor has heretofore delivered to Purchaser true and complete copies of its articles of incorporation and bylaws as currently in effect.

           SECTION 5.3. Binding Effect. The execution, delivery and performance by Grantor of this Agreement are within Grantor's corporate power and have been duly authorized by all necessary corporate action on the part of Grantor. This Agreement has been duly executed and delivered by Grantor, and assuming the accuracy of Purchaser's representations and warranties herein, is a valid and binding agreement of Grantor.

           SECTION 5.4. Governmental Authorization. Assuming the accuracy of Purchaser's representations and warranties herein, the execution, delivery and performance by Grantor of this Agreement requires no action by Grantor in respect of, or filing by Grantor with, any Governmental Authority other than
(i) compliance with any applicable requirements of the HSR Act and (ii) any such action or filing as to which the failure to make or obtain would not reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, properties or condition (financial or otherwise) of Grantor.

           SECTION 5.5. Non-Contravention. The execution, delivery and performance by Grantor of this Agreement do not: (i) violate the articles of incorporation or by-laws of Grantor, (ii) assuming the accuracy of Purchaser's representations and warranties herein and compliance with the matters referred to in Section 5.4, violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Grantor, (iii) assuming the accuracy of Purchaser's representations and warranties herein, require any consent or other action by any Person under, or constitute a default under, any material agreement or other instrument binding upon Grantor, or (iv) result in the creation or imposition of any Lien on any material asset of Grantor, except in the case of clauses (ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, properties or financial condition of Grantor.

           SECTION 5.6. Finder's Fees. Except as disclosed to Purchaser, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Grantor or its Affiliates who might be entitled to any fee or commission from Purchaser or any Intercable Group Entity in connection with the grant or exercise of the Control Option.

           SECTION 5.7. Validity, Perfection and Priority of Security Interest. (a) Upon the delivery of the certificates representing the Optioned Shares to Purchaser in accordance with Section 9.2, Purchaser will have a valid and perfected security interest in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with (i) the execution or delivery of this Agreement or necessary for the validity or enforceability hereof (except as covered in Sections 5.4 and 5.5) or (ii) for the perfection or enforcement of the Security Interest. Neither Grantor nor any of its Affiliates has performed or will perform any acts which would prevent Purchaser from enforcing any of the terms and conditions of this Agreement or which would materially limit Purchaser in any such enforcement. Without limiting the generality of the foregoing, the parties hereto acknowledge that in matters relating to Franchise Agreements (as defined in the Shareholders Agreement) and material contracts, an Affiliate of Grantor will not be in breach of the immediately preceding sentence if it is in compliance with its obligations under Section 5.2 of the Shareholders Agreement concerning such matters.

           (b) The chief executive office of Grantor is located at its address set forth in Section 10.4. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles other than any such collateral arising from or relating to farm products.


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser represents and warrants to Grantor that as of the date hereof and, in the case of Sections 6.5 and 6.6 the date of the Closing:

           SECTION 6.1. Corporate Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

           SECTION 6.2. Binding Effect. The execution, delivery and performance by Purchaser of this Agreement are within Purchaser's powers and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the accuracy of Grantor's representations and warranties herein, is a valid and binding Agreement of Purchaser.

           SECTION 6.3. Governmental Authorization. Assuming the accuracy of Grantor's representations and warranties herein, the execution, delivery and performance by Purchaser of this Agreement and the purchase by Purchaser of the Optioned Shares requires no action by Purchaser in respect of, or filing by Purchaser with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and the Exon-Florio Act, and (ii) any such action or filing as to which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on, the business, assets, results of operation, properties or financial condition of Purchaser.

           SECTION 6.4. Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement do not (i) violate the certificate of incorporation or by-laws of Purchaser, (ii) assuming the accuracy of Grantor's representations and warranties herein and compliance with the matters referred to in Section 6.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the accuracy of Grantor's representations and warranties herein, require any consent or other action by any Person under, or constitute a default under, any material agreement or instrument binding upon Purchaser or (iv) result in the creation or imposition of any Lien on any material asset of Purchaser, except in the case of clauses
(ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not reasonably expected to have, individually or in the aggregate, a material adverse effect on, the business, assets, results of operations, properties or condition (financial or otherwise) of the Purchaser.

           SECTION 6.5. Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Grantor or its Affiliates in connection with the grant or exercise of the Control Option.

           SECTION 6.6. Acquisition for Purchaser's Account. The Optioned Shares to be acquired upon exercise of the Control Option will be acquired by Purchaser for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act.


                                  ARTICLE VII

                                 CHANGE IN LAW

           SECTION 7.1. Change in Law. (a) If a Change in Law after the execution and delivery of this Agreement and prior to the delivery of an Exercise Notice would be reasonably likely to (i) prevent Purchaser from exercising the Control Option, (ii) require Purchaser to divest, or otherwise limit Purchaser's ability to exercise full rights of ownership over, the shares of Capital Stock owned by Purchaser and its Affiliates, the Control Option or the Optioned Shares or (iii) after the exercise of the Control Option, require the Intercable Group to divest any material business or assets or impose a material limitation on the conduct of Intercable Group's business, Purchaser may elect to dispose of the Control Option and any other securities of the Intercable Group Entities owned by Purchaser and its Affiliates pursuant to the terms and procedures of this Article VII.

           (b)  Purchaser acknowledges that it will have no rights under this
Article VII if after the date hereof Purchaser or any of its Subsidiaries enters into a new line of business and at such time there is a law, rule or regulation that has one or more of the effects described in clauses (i), (ii) or (iii) of the preceding paragraph (a).

           SECTION 7.2. Right of First Offer. (a) In the event Purchaser wishes to dispose of the Control Option after the occurrence of an event described in Section 7.1, Purchaser shall, by written notice to Grantor, first offer the Control Option to Grantor at a price equal to the aggregate consideration paid by Purchaser pursuant to Section 2.1, plus interest from the date of this Agreement to and including the date the Control Option is purchased by Grantor (or an Affiliate of Grantor), at a rate per annum equal to 12%, compounded annually (the "Offer Price"). Any such written notice shall be in the form of Exhibit C hereto (the "Offer Notice"), but will be effective only if a similar notice is simultaneously delivered by Purchaser under the Related Option Agreements.

           (b) For a period of 270 days after receipt of the Offer Notice, Grantor (or, if Grantor elects not to purchase the Control Option, any of its Affiliates, including the Company) may, by a written notice to Purchaser in the form attached as Exhibit D hereto (an "Acceptance Notice"), elect to purchase the Control Option at the Offer

Price and, if it so elects, may also purchase all (but not less than all) of
(i) the shares of Common Stock and Class A Common Stock then held by Purchaser and its Subsidiaries at a price per share equal to the Market Value of such shares (calculated pursuant to Section 3.4 and assuming that the Trigger Date is the day immediately preceding the day the Offer Notice is delivered) and
(ii) any other debt or equity securities of the Intercable Group Entities then held by the Purchaser and its Subsidiaries at a price equal to the fair market value of such securities on the day immediately preceding the day on which the Offer Notice is delivered (such value to be determined pursuant to the valuation procedures described in Section 3.4(b)).

           (c) If Grantor and its Affiliates (including the Company) fail to elect to purchase the Control Option within 270 days after receipt of the Offer Notice, then Purchaser may, for a period of 360 days following the expiration of such time period, sell (or enter into an agreement to sell) the Control Option to a third party, provided that in the event of any such sale the third party purchaser must simultaneously exercise the Control Option and deliver the Option Price to Grantor in exchange for the Optioned Shares (in such event, the "Trigger Date" will be the day which is 270 days after receipt by Grantor of an Offer Notice).

           (d) If Grantor fails to elect to purchase the Control Option at the Offer Price and Purchaser shall not have sold or entered into an agreement to sell the Control Option prior to the expiration of the 360 day period specified in paragraph (c) above, Purchaser must, prior to selling the Control Option, again offer the Control Option to Grantor pursuant to the terms and procedures of this Section 7.2.

           (e) In the event Purchaser elects to exercise its rights under Sections 7.1 and 7.2, Purchaser and Grantor will use reasonable efforts to identify a suitable partner to purchase the Control Option and the shares of Class A Common Stock held by Purchaser. Purchaser will consult with Jones before selling the Control Option to a third party and will consider Jones' views as to the suitability of potential purchasers.

           SECTION 7.3. Closing Procedures. (a) The delivery of an Acceptance Notice will constitute a contract between Purchaser and Grantor (and any Affiliate of Grantor that delivers the Acceptance Notice) for the purchase and sale of (i) the Control Option at the Offer Price, and (ii) if applicable, the securities described in clauses (i) and (ii) of Section 7.2(b) (the "Additional Securities") at the price described therein.

           (b) If Grantor (or its Affiliate) timely delivers an Acceptance Notice, the closing for the purchase and sale of the Control Option and the Additional Securities will take place 20 Business Days after delivery of such Acceptance Notice.

           (c) The purchase price for the Control Option and the Additional Securities will be paid by wire transfer in immediately available funds to a bank account designated by Purchaser not less than five Business Days prior to Closing.

           (d) At any closing hereunder, Purchaser will deliver to the purchaser good and valid title to the Control Option and the Additional Securities, free and clear of any Lien.


                                  ARTICLE VIII

                           SURVIVAL; INDEMNIFICATION

           SECTION 8.1. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until one year after the date of the Closing, provided that the representation and warranty contained in Section 5.1 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. Any such notice shall set forth the basis of the claim for indemnification (including reference to the specific details regarding the manner in which the covenants, agreements, representations or warranties are alleged to have been breached).

           SECTION 8.2. Indemnification. (a) Grantor hereby indemnifies Purchaser against and agrees to hold it harmless from any and all damage, loss, liability and expense other than consequential damages (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Purchaser arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Grantor pursuant to this Agreement.

           (b) Purchaser hereby indemnifies Grantor against and agrees to hold it harmless from any and all Damages incurred or suffered by Grantor arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Purchaser pursuant to this Agreement.

           SECTION 8.3.  Procedures.  The party seeking indemnification under
Section 8.2 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 8.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.


                                   ARTICLE IX

                           PLEDGE OF OPTIONED SHARES

           SECTION 9.1. The Security Interest. In order to secure the performance of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of Grantor hereunder:

           (a) Grantor hereby assigns and pledges to Purchaser and grants to Purchaser a security interest in the Optioned Shares, and all of its rights and privileges with respect to the Optioned Shares, and all income and profits thereon (other than dividends paid by the Company in respect of the Optioned Shares prior to any exercise by the Purchaser of its remedies hereunder, which will paid over to Grantor as provided in Section 9.4) and all proceeds of the foregoing, and any and all property referred to in Section 9.1(b) (the "Collateral").

           (b) In the event any change in the Company's capital stock described in Section 3.7 shall occur, Grantor will immediately pledge and deposit with Purchaser any securities (and any share certificates or other instruments evidencing such securities) issued by the Company in respect of the Optioned Shares, and all income and profits thereon (other than dividends paid by the Company in respect of the Optioned Shares prior to any exercise by the Purchaser of its remedies hereunder), as additional security for the Secured Obligations. All such securities, share certificates, instruments and other property constitute

Collateral and are subject to all provisions of this Agreement.

           (c) The Security Interest is granted as security only and shall not subject Purchaser to, or transfer or in any way affect or modify, any obligation or liability of Grantor with respect to any of the Collateral or any transaction in connection therewith.

           (d) In the event Grantor fails to perform any Secured Obligation, Purchaser shall be entitled to exercise all rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where the rights are exercised) and such other rights as may otherwise be provided to a secured party under applicable law.

           SECTION 9.2. Delivery of Collateral. All certificates representing Optioned Shares (or securities described in Section 9.1(b)) delivered to Purchaser by Grantor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to Purchaser.

           SECTION 9.3. Further Assurances. (a) Grantor agrees that it will, at Purchaser's expense and in such manner and form as Purchaser may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that Purchaser may request, in order to create, preserve, perfect or validate the Security Interest or to enable Purchaser to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, Grantor hereby authorizes Purchaser to execute and file, in the name of Grantor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which Purchaser in its reasonable discretion may deem necessary or appropriate to further perfect the Security Interest.

           (b) Grantor agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given Purchaser not less than 30 days' prior notice thereof.

           SECTION 9.4.  Right to Vote and Receive Dividends on Collateral.
(a) Until such time (if ever) that Purchaser shall have exercised any of its remedies in respect of the Collateral, Grantor shall retain all voting rights with respect to the Optioned Shares and shall have the right to receive all dividends paid by the Company in respect of the Collateral and Purchaser shall take all such action as Grantor may deem necessary or appropriate to give effect to such right. All such dividends which are received by Purchaser shall be received in trust for the benefit of Grantor and shall promptly be paid over to Grantor.

           (b) In the event Purchaser exercises any of its remedies in respect of the Collateral, Purchaser shall thereafter be entitled to receive all dividends paid by the Company in respect of the Collateral, but there will be no Option Price adjustment pursuant to Section 3.3(a)(ii) in respect of any such dividends retained by Purchaser.

           SECTION 9.5. Limitation on Duty of Purchaser in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, Purchaser shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by Purchaser in good faith.

           SECTION 9.6. Termination of Security Interest; Release of Collateral. The Security Interest granted hereunder shall terminate, and all rights to the Collateral shall revert to the Grantor, at the Termination Time (unless Purchaser has purchased the Optioned Shares). Upon any such termination of the Security Interests or release of Collateral, Purchaser will execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

           SECTION 9.7.  Successors and Assigns.  The provisions of this
Article IX are for the benefit of Purchaser and Grantor and their respective successors and assigns, and in the event of an assignment permitted by Section
10.2 of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

                                   ARTICLE X

                                 MISCELLANEOUS

           SECTION 10.1. Termination. (a) This Agreement will terminate automatically and will be of no further force or effect at the Termination Time.

           (b) The termination of this Agreement pursuant to Section 10.1 shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement, provided that no such termination shall relieve any party for any liability such party may have for a material willful breach hereof.

           SECTION 10.2. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto, provided that (i) Purchaser may assign its rights, but not its obligations, hereunder to any Eligible Assignee,
(ii) Purchaser may assign its rights and obligations hereunder as provided in
Article VII and (iii) Purchaser may assign its rights (but not its obligations) hereunder at any time after the delivery by it of an Exercise Notice to Grantor if at the time of any such assignment pursuant to this clause (iii) the assignee will purchase the Optioned Shares pursuant to Section 3.5.

           (b) For purposes of this Agreement, "Eligible Assignee" means any entity which at the time of such assignment is, and thereafter during the term of this Agreement remains, (i) controlled, directly or indirectly, by the Purchaser and (ii) not primarily engaged in, or a Subsidiary of the Purchaser primarily engaged in, the direct operation or management of (x) cable television systems located in North America, (y) wireline local communications services located in the United States of America or (z) educational programming services, other than Purchaser and any Person that is an Intercable Group Entity or a JI Group Entity (each a "Restricted Business"). The parties hereto acknowledge that the foregoing provisions are not intended to restrict the Purchaser from assigning its rights hereunder to a Subsidiary of the Purchaser that is a holding company of an entity or entities primarily engaged in a Restricted Business.


           SECTION 10.3. Specific Performance. The parties agree that (i) Purchaser would be irreparably damaged if for any reason Grantor failed to sell the Optioned Shares upon exercise of the Control Option or to perform any of Grantor's other obligations under this Agreement, and that Purchaser would not have an adequate remedy at law for money damages in such event and (ii) Grantor would be irreparably damaged if for any reason Purchaser failed to maintain the Collateral in accordance with the terms of this Agreement or to perform any of Purchaser's other obligations under this Agreement, and that Grantor would not have an adequate remedy at law for money damages in such event. Accordingly, each party shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the other party. This provision is without prejudice to any other rights that each party may have against the other party for any failure to perform their obligations under this Agreement.

           SECTION 10.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested):

           if to Grantor:

                (name of Grantor)
                (address)
                Fax:
                Attention:

           with a copy to:

                Jones Spacelink, Ltd.
                9697 East Mineral Avenue
                Englewood, Colorado  80155
                Fax:  303-784-8510
                Attention:  Glenn R. Jones and General
                                 Counsel

           if to Purchaser:

                (Bell Canada International Inc.)
                1000, rue de la Gauchetiere West
                Suite 1100
                Montreal, Quebec
                Canada H3B 4Y8
                Fax:  514-392-2262
                Attention:  Chief Financial Officer
           with a copy to:

                Bell Canada International Inc.
                1000, rue de la Gauchetiere West
                Suite 1100
                Montreal, Quebec
                Canada H3B 4Y8
                Fax:  514-392-2342
                Attention:  General Counsel

Any notice delivered after business hours or on any day which is not a Business Day shall be deemed for purposes of computing any time period hereunder to have been delivered on the succeeding Business Day.

           SECTION 10.5. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

           SECTION 10.6. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           SECTION 10.7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

           SECTION 10.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

           SECTION 10.9. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           SECTION 10.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

           SECTION 10.11. Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                             (NEWCO)


                             ________________________________
                             By:
                             Title:


                             (BELL CANADA INTERNATIONAL INC.)


                             ________________________________
                             By:
                             Title:

                                                                      SCHEDULE I

                                THE OPTION PRICE




The Option Price on any Trigger Date will be based on the following table:


     Anniversary
       of the
     SPA Closing                        Base Price
       181st day
     after SPA Closing                  28.50

           1                             40.32
           2                             45.16
           3                             50.58
           4                             56.65
           5                             63.44
           6                             71.06
           7                             79.58
           8                             89.13

The Option Price on any Trigger Date will equal the sum of:

     (i)  the Base Price on the anniversary of the SPA
           Closing immediately preceding the Trigger Date, and

    (ii) a pro rata portion (based on the number of days elapsed between the most recent anniversary of the SPA Closing and the Trigger Date) of the difference between such Base Price and the Base Price on the immediately succeeding anniversary of the SPA Closing.

                                                                       EXHIBIT A

                       (Form of Exercise Period Notice)

                                                                          (Date)

To (Bell Canada International Inc.):

           Reference is made to the Option Agreement (the "Agreement") dated as of _______ __, 1994 between (Bell Canada International Inc.) and (Newco). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. This Grantor's Notice is being delivered to you pursuant to
Section 3.1 of the Agreement.

           Grantor hereby irrevocably notifies Purchaser that (an Event has occurred on (date) and an Exercise Period has commenced pursuant to subsection 3.1(a)(i) of the Agreement. Such Exercise Period will expire on 270 days from receipt by you of this Grantor's Notice.)(3) (a Resignation Event has occurred on (date) and an Exercise Period has commenced pursuant to subsection 3.1(a)(ii) of the Agreement. Such Exercise Period will expire on ________, which is 90 days from receipt by you of this Grantor's Notice.)(4) (pursuant to subsection 3.1(a)(iii) of the Agreement, Grantor hereby requests that Purchaser determine whether it wishes to exercise the Control Option on or prior to ________, which is 180 days from receipt by you of this Grantor's Notice.)(5) (a Spacelink Bankruptcy Event has occurred on (date) and an Exercise Period has commenced pursuant to subsection 3.1(a)(v) of the Agreement. Such Exercise Period will expire on ________, which is 30 days from receipt by you of this Grantor's Notice.)(6)

           If Purchaser wishes to exercise the Control Option pursuant to the terms and conditions of the Agreement, please respond by delivery of an Exercise Notice in accordance with Section 3.2 of the Agreement prior to the expiration of the Exercise Period.

                                                (NEWCO)

                                                By:





(3)  Insert if Section 3.1(a)(i) Grantor's Notice.

(4)  Insert if Section 3.1(a)(ii) Grantor's Notice.

(5)  Insert if Section 3.1(a)(iii) Grantor's Notice.

(6)  Insert if Section 3.1(a)(v) Grantor's Notice.

                                                                       EXHIBIT B

                          (Form of Exercise Notice)

                                                                          (Date)


To  (Newco):


           Reference is made to the Option Agreement (the "Agreement" dated as of ________ __, 1994 between (Bell Canada International Inc.) and (Newco). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. This Exercise Notice is being delivered to you pursuant to Section
3.2 of the Agreement and in response to your Exercise Period Notice dated as of
(date).

           Purchaser hereby (irrevocably elects to exercise the Control Option and purchase the Optioned Shares for an aggregate purchase price of $__________ . Schedule I hereto sets forth our calculation of the purchase price per share pursuant to Sections 3.3 and 3.4(a) of the Agreement. Please contact us so that we may agree on a mutually acceptable time and place for closing.) (elects to exercise to Control Option and purchase the Optioned Shares at a price to be determined pursuant to Section 3.3 and the procedures described in Section 3.4(b) of the Agreement. Please contact us so that we may attempt to negotiate the Market Value of _______ within 10 Business Days of the date hereof.)(7)

           Please contact us so that we may agree on a mutually acceptable time and place for closing.

                                       (BELL CANADA INTERNATIONAL INC.)



                                       By:





(7)  Use second option only if a Market Value must be determined pursuant to
     Section 3.4(b).

                                                                       EXHIBIT C

                            (Form of Offer Notice)
                                                                          (Date)


To (Newco):

           Reference is made to the Option Agreement (the "Agreement") dated as of _______ __, 1994 between (Bell Canada International Inc.) and (Newco). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. This Offer Notice is being delivered to you pursuant to Section
7.2 of the Agreement.

           Purchaser wishes to dispose of the Control Option and hereby irrevocably offers to sell the Control Option to Grantor (or, if Grantor elects not to purchase the Control Option, any of its Affiliates, including the Company) for the Offer Price (as defined in the Agreement), which we calculate to be $__________ as of the date of this Offer Notice.

           If Grantor (or its Affiliate) wishes to purchase the Control Option for the Offer Price, please respond by delivery of an Acceptance Notice in accordance with subsection 7.2(b) of the Agreement on or prior to that date which is 270 days from receipt by you of this Offer Notice.

                                      (Bell Canada International Inc.)



                                      By:

                                                                       EXHIBIT D

                         (Form of Acceptance Notice)

                                                                          (Date)


To  (Bell Canada International Inc.):

           Reference is made to the Option Agreement (the "Agreement") dated as of ______ __, 1994 between (Bell Canada International Inc.) and (Newco). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. This Acceptance Notice is being delivered to you pursuant to
Section 7.2 of the Agreement and in response to Purchaser's Offer Notice dated as of (date).

           Grantor hereby irrevocably agrees to exercise the Control Option and purchase the Optioned Shares for the Offer Price, which we calculate to be $___________ as of the date hereof. (Grantor also hereby elects to purchase
(i) all shares of Common Stock and Class A Common Stock and (ii) any other debt or equity securities of the Intercable Group Entities held by Purchaser and its Subsidiaries on the date hereof for an aggregate purchase price to be determined pursuant to Section 7.2(b) of the Agreement.)(8)

           Please contact us so that we may agree on a mutually acceptable time and place for closing (and the purchase price of the additional securities)*.


                                              (NEWCO)



                                              By:




(8)  Insert if appropriate.

                                                                       EXHIBIT C


                          CERTIFICATE OF INCORPORATION
                                       OF
                                    (NEWCO)


           THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

      FIRST:  The name of the corporation is (Newco) (the "Corporation").

           SECOND: The address of the registered office of the Corporation in the State of Delaware is (Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801). The name of the registered agent of the Corporation at such address is (The Corporation Trust Company).

           THIRD: The purpose of the Corporation is solely (i) to own shares of Common Stock, par value $0.01 per share ("Intercable Stock"), of Jones Intercable, Inc. ("Intercable"), (ii) to enter into an option agreement (as amended from time to time, the "Option Agreement") to be dated as of ______ __, 1994 with Bell Canada International Inc. ("BCI"), or a financial institution acting as agent for BCI, pursuant to which the Corporation will grant to BCI or such agent an option to purchase and a continuing security interest in all of the shares of Intercable Stock owned by the Corporation, (iii) to perform its obligations and enforce its rights under the Option Agreement and (iv) to take any and all actions and to do any and all things necessary or appropriate to accomplish the foregoing. The Corporation will conduct no other activities except as described in the immediately preceding sentence. Without limiting the generality of the foregoing, the Corporation will not assume or guarantee the obligations of any other person or entity.

           FOURTH: The Corporation shall have the authority to issue two classes of shares of capital stock, which shall be designated "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which the Corporation is authorized to issue is 1,000 shares, par value $0.01 per share. Each share of Common Stock shall be entitled to one vote. The total number of shares of Preferred Stock which the Corporation is authorized to issue is one
(1) share, par value $0.01 per share. No shares of capital stock may be transferred without the unanimous consent of all holders of Common Stock and Preferred Stock.

           FIFTH: (1) The holder of Preferred Stock shall be entitled to receive cumulative cash dividends equal to ($50.00) per share. Such dividends shall be payable annually on _______ __ of each year (unless such day is not a business day, in which event on the next succeeding business day) to the holder of record as it appears on the register for the Preferred Stock, commencing on the first such date following the date of issuance of the Preferred Stock. Dividends shall accrue from the date of original issue of the Preferred Stock. Annual dividends which are not paid in full will accumulate without interest until such accumulated annual dividends shall have been declared and paid by the Board of Directors of the Corporation.

           (2) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of Common Stock, the shareholder of Preferred Stock shall be entitled to receive payment of $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared to the date of such payment.

           (3) On or after the first business day following the Termination Time (as defined in the Option Agreement), the Preferred Stock will be redeemed automatically (subject to the legal availability of funds), in whole but not in part, at a redemption price equal to $1,000.00 per share, together with an amount equal to all accrued and unpaid dividends (whether or not declared) to the date of redemption.

           (4) Except as required by law and except as provided in paragraph 5 below, each share of Preferred Stock shall not be entitled to vote.

           (5) At any time when the Preferred Stock is outstanding, (a) the holder of the Preferred Stock shall have the right to nominate, elect and remove the "Independent Director", as defined in Article ELEVENTH hereof, (b) without the prior affirmative vote or written consent of the holder of the Preferred Stock, the Corporation will not merge or consolidate with another entity, or enter into an agreement to take such an action and (c) without the prior affirmative vote or written consent of the holder of the Preferred Stock, the Corporation may not amend this Certificate of Incorporation.

           SIXTH: The name and address of the incorporator are as follows:

     NAME                     ADDRESS


The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

           SEVENTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

     NAME                     MAILING ADDRESS

  (to come)                   (to come)


           EIGHTH: Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

           NINTH: The Board of Directors of the Corporation is authorized to adopt, amend or repeal the By-Laws of the Corporation.

           TENTH: (1) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware.

           (2) The Corporation shall, to the maximum extent permitted under the law of the State of Delaware, indemnify and hold harmless and upon request shall advance expenses to any person (and the heirs, executors or administrators of such person) who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation. The right to indemnification in this Article TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article TENTH shall be a contract right.

           (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

           (4) The rights and authority conferred in this Article TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

           (5) Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of the Certificate of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

           ELEVENTH: (1) At all times, one of the directors of the Corporation (the "Independent Director") shall be a person who is free from any relationship that would interfere with the exercise of independent judgment by such person as a member of the board of directors of the Corporation. Without limiting the generality of the foregoing, a person will not be an Independent Director if such person:

                 (i) is, or has been, a director or officer of, employed by or a consultant to, any JI Group Entity,

                 (ii) is, or since January 1, 1993 has been, an officer, director, general partner or more than 5% shareholder (by either vote or value) of a Person that has, or since January 1, 1993 has had, a material business relationship with any JI Group Entity,

                 (iii) is, or has been, a more than 5% shareholder (by either vote or value) of any JI Group Entity, or is an officer or director of any such shareholder, or

                 (iv) is a member of the immediate family (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended) of any Person described in clauses (i), (ii) or (iii).

                 "JI Group Entity" means, at any time, Glenn R. Jones and each other Person that is an Affiliate of Glenn R. Jones at such time.

                 "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 "Affiliate" means, with respect to any Person, any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, other than the Corporation, directly or indirectly controlling, controlled by, or under common control with such Person.

         (2) The Corporation shall maintain its principal executive office separate from that of any Affiliate of the Corporation.

         (3) The Corporation shall maintain its financial statements, accounting records and other corporate documents separate from those of any Affiliate of the Corporation or any other entity. The Corporation shall prepare unaudited quarterly and audited annual financial statements, and the Corporation's financial statements shall comply with generally accepted accounting principles. The Corporation shall maintain its own bank accounts, payroll and correct, complete and separate books of account. The Corporation shall retain as its accountants a nationally recognized firm of independent certified public accountants, provided that such accountants may also serve as accountants of any Affiliate of the Corporation.

         (4) The Corporation shall at all times hold itself out to the public (including any creditors of an Affiliate of the Corporation) under the Corporation's own name and as a separate and distinct corporate entity. Communications on behalf of the Corporation shall be made in its own name.

         (5) All customary formalities regarding the corporate existence of the Corporation, including holding meetings of or obtaining the consent of its Board of Directors, as appropriate, and its stockholders and maintaining current and accurate minute books, shall be observed.

         (6) The Corporation shall act solely in its own corporate name and through its own duly authorized officers and agents. No Affiliate of the Corporation shall act as an agent of the Corporation (provided that an officer or director of such an Affiliate may also serve as an officer or director of the Corporation).

           (7) The Corporation shall pay its own liabilities, indebtedness and obligations of any kind, including all administrative expenses, from its own separate assets.

           (8) Assets of the Corporation shall be separately identified, maintained and segregated. The Corporation's funds shall not be commingled with those of any other corporate or natural person. The Corporation's assets shall at all times be held by or on behalf of the Corporation and, if held on behalf of the Corporation by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Corporation. In no event shall any of the Corporation's assets be held on its behalf by any Affiliate of the Corporation.

           TWELFTH: The Corporation shall not, without the affirmative vote of 100% of the Board of Directors, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

           THIRTEENTH: When voting on matters subject to the vote of the Board of Directors, notwithstanding that the Corporation is not then insolvent, the Independent Director may take into account the interests of the creditors of the Corporation. Every stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, no further act or deed of any stockholder being required to evidence such consent.

           FOURTEENTH: The Corporation may not distribute any proceeds received by it pursuant to Section 3.5 of the Option Agreement unless the recipient of such proceeds agrees to assume the obligations of the Corporation, if any, under Article VIII of the Option Agreement.

           FIFTEENTH: The Corporation may amend this Certificate of Incorporation in any manner permitted by Delaware Law and, subject to the provisions of Article TENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power; provided that any such amendment

(including without limitation any amendment of Articles TWELFTH and THIRTEENTH) shall require the affirmative vote of 100% of the Board of Directors; and provided further that any such amendment shall be subject to the provisions of paragraph 5 of Article FIFTH.

           IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have
hereunto set my hand this     day of ______, 1994.


                           __________________________

                                                                       EXHIBIT D



                             SHAREHOLDERS AGREEMENT


                        Dated as of (Closing Date), 1994


                                     Among


                             JONES SPACELINK, LTD.,


                                GLENN R. JONES,


                           JONES INTERNATIONAL, LTD.,


                         BELL CANADA INTERNATIONAL INC.


                                      and


                             JONES INTERCABLE, INC.





NOTE: AT CLOSING, THE SPECIAL PURPOSE VEHICLES WILL AGREE TO BE BOUND BY THE AGREEMENT.

                              TABLE OF CONTENTS(1)


                                                                                                 Page
                                                                                                 ----

                              ARTICLE I
                             DEFINITIONS
SECTION 1.1   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1


                              ARTICLE II
                      GOVERNANCE OF THE COMPANY

SECTION 2.1   Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . .               10
        2.2   Class A Directors   . . . . . . . . . . . . . . . . . . . . . . . . .               11
        2.3   Common Directors  . . . . . . . . . . . . . . . . . . . . . . . . . .               12
        2.4   Nomination and Vacancies  . . . . . . . . . . . . . . . . . . . . . .               12
        2.5   Certain Shareholder Agreements  . . . . . . . . . . . . . . . . . . .               12
        2.6   Investor Consent Rights . . . . . . . . . . . . . . . . . . . . . . .               14
        2.7   Termination of Rights . . . . . . . . . . . . . . . . . . . . . . . .               17
        2.8   Tag-Along Right and
                 Third Party Offers . . . . . . . . . . . . . . . . . . . . . . . .               18

                              ARTICLE III
                               COVENANTS

SECTION 3.1   Investment Commitment . . . . . . . . . . . . . . . . . . . . . . . .               20
        3.2   Consultation on Business Strategies . . . . . . . . . . . . . . . . .               21
        3.3   Obligation to Refer Business
                 Opportunities  . . . . . . . . . . . . . . . . . . . . . . . . . .               22
        3.4   Supplier Arrangements . . . . . . . . . . . . . . . . . . . . . . . .               24
        3.5   Programming Services  . . . . . . . . . . . . . . . . . . . . . . . .               24
        3.6   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . .               27
        3.7   Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               28
        3.8   Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . .               29
        3.9   Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . .               33
        3.10  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . .               33
        3.11  Certain Brokerage Fees  . . . . . . . . . . . . . . . . . . . . . . .               34
        3.12  Purchases of Additional Shares
                 of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . .               34
        3.13  Termination of Article III  . . . . . . . . . . . . . . . . . . . . .               35

(1)  The Table of Contents is not a part of this Agreement.

                                                                                              Page
                                                                                              ----

                                   ARTICLE IV
                             TRANSFER RESTRICTIONS
                              AND OFFER PROCEDURES
SECTION 4.1   Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . . . .           35
        4.2   Sales of Class A Shares by Jones  . . . . . . . . . . . . . . . . . .           36
        4.3   Purchases of Class A Shares by
                 Bell International Group Entities  . . . . . . . . . . . . . . . .           38
        4.4   General Offer Procedures  . . . . . . . . . . . . . . . . . . . . . .           39
        4.5   Termination of Article IV . . . . . . . . . . . . . . . . . . . . . .           40


                                   ARTICLE V
                              PROVISIONS RELATING
                             TO THE CONTROL OPTION

SECTION 5.1   Issuances of Common Shares During the
                 Option Period  . . . . . . . . . . . . . . . . . . . . . . . . . .           40
        5.2   Consents and Approvals For Exercise
                 of Control Option  . . . . . . . . . . . . . . . . . . . . . . . .           41
        5.3   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . .           41
        5.4   No Proxies or Encumbrances on
                 Optioned Shares  . . . . . . . . . . . . . . . . . . . . . . . . .           42
        5.5   Deemed Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . .           42
        5.6   Trading in Class A Shares . . . . . . . . . . . . . . . . . . . . . .           42
        5.7   Certain Information . . . . . . . . . . . . . . . . . . . . . . . . .           42
        5.8   Termination of Article V  . . . . . . . . . . . . . . . . . . . . . .           43

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1   Representations and Warranties of
                 Jones  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           43
        6.2   Representations and Warranties of
                 International  . . . . . . . . . . . . . . . . . . . . . . . . . .           44
        6.3   Representations and Warranties of
                 Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           44
        6.4   Representations and Warranties of
                 the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .           45
        6.5   Representations and Warranties of
                 Spacelink  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           46

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           47
        7.2   Successors and Assigns; Assignment  . . . . . . . . . . . . . . . . .           47
        7.3   Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . .           48
        7.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           48
        7.5   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           50

                                                                                         Page
                                                                                         ----

         7.6   Amendments and Waivers  . . . . . . . . . . . . . . . . . . . .           50
         7.7   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .           50
         7.8   Counterparts; Effectiveness . . . . . . . . . . . . . . . . . .           50
         7.9   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . .           50
         7.10  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .           51
         7.11  Separability  . . . . . . . . . . . . . . . . . . . . . . . . .           51

                            SCHEDULES
SCHEDULE I    List of Affiliate Agreements
SCHEDULE II   List of Cable Partnerships

                            EXHIBITS

EXHIBIT A     Registration Rights
EXHIBIT B     Form of Sale Offer Notice
EXHIBIT C     Form of Purchase Notice
EXHIBIT D     Form of Purchase Offer Notice
EXHIBIT E     Form of Sale Notice

           AGREEMENT dated as of (Closing Date), 1994 among JONES SPACELINK, LTD., a Colorado corporation ("Spacelink"), GLENN R. JONES, a resident of Colorado, JONES INTERNATIONAL, LTD., a Colorado corporation ("International"), BELL CANADA INTERNATIONAL INC., a Canadian corporation ("Investor"), and JONES INTERCABLE, INC., a Colorado corporation (the "Company").


                              W I T N E S E T H :


           WHEREAS, on March 25, 1994 Investor, through its wholly owned subsidiary Bell Canada International BVI III Limited, purchased 2,500,000 Class A Shares (as defined below) at a price of $22.00 per share, or $55,000,000 in the aggregate;

           WHEREAS, concurrently with the execution of this Agreement, (i) Investor is purchasing from the Company (5,864,873) Class A Shares at a price of $27.50 per share, or ($161,284,007) in the aggregate and (ii) Spacelink, Glenn R. Jones and International are granting to Investor options to purchase the Optioned Shares (as defined below) pursuant to the Option Agreements (as defined below); and

           WHEREAS, in connection with such transactions the parties hereto wish to enter into certain arrangements concerning the operation and governance of the Company and other related matters;

           NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

           1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

           "Affiliate Agreements" means the agreements described on Schedule I as in effect on the date hereof.

           "Allocated Expenses" means for any period the fees payable (without regard to any Cable Partnership's right to defer or limit actual payment) to the Company or a Consolidated Subsidiary by the Cable Partnerships to compensate the Company or such Consolidated Subsidiary for that portion (computed by the Company consistently with respect to all Cable Partnerships) of its general overhead and administrative expenses, including all of its direct and indirect expenses allocable to the operation of the Cable Partnerships' business, including, but not limited to, home office rent, supplies, telephone, travel and copying charges, and salaries of full and part-time employees.

           "Annualized Operating Cash Flow" means, for any fiscal quarter of the Company, the product of (i) four and (ii) the total revenues (excluding the gain on the sale of any assets to the extent included therein) of the Company and its Consolidated Subsidiaries for such quarter, adjusted for Owned Systems acquired or sold during such period, plus MLP Distributions and Interest Income, less the sum of (A) operating expenses of the Company and its Consolidated Subsidiaries for such quarter, excluding non-cash items, adjusted for Owned Systems acquired or sold during such period, (B) general and administrative expenses of the Company and its Consolidated Subsidiaries for such quarter, excluding non-cash items, in each case, (C) CATV Fund Fees, net of taxes, and (D) payments of Taxes on operating income, provided that Management Fees, Allocated Expenses and Interest Income shall be included in the foregoing amounts only to the extent actually received in cash during such quarter.

           "BCE Group Entity" means, at any time, BCE Inc., Investor and (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by BCE Inc. at such time and (ii) any other entity that is, directly or indirectly, controlled by BCE Inc. at such time.

           "Bell International Group Entity" means, at any time, Investor and
(i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by Investor at such time and (ii) any other entity that is, directly or indirectly, controlled by Investor at such time.

           "Bell International Shareholder" means, at any time, any Bell International Group Entity that owns shares of Capital Stock at such time.

           "Board" means the board of directors of the Company.

           "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized to close in Montreal, Canada or Denver, Colorado.

           "Buy-Out Price" means the purchase price for the Owned Securities, as determined pursuant to Section 2.8(c) and (d).

           "Cable Partnership" means, at any time, any partnership listed on
Schedule II hereto that is an Intercable Group Entity at such time.

           "Capital Stock" means, at any time, the Common Shares, the Class A Shares and any other shares of authorized capital stock of the Company.

           "CATV Fund Fees" means cash distributions (other than MLP Distributions and Management Fees) from the Cable Partnerships to the Company in its capacity as general partner of the Cable Partnerships, including, without limitation, distributions from cash flow, distributions from the sale or refinancing of Systems owned by a Cable Partnership and distributions upon dissolution of a Cable Partnership (whether or not such distributions are recognized for income statement purposes).

           "Class A Directors" means the members of the Board elected by the holders of the Class A Shares.

           "Class A Shares" means the shares of Class A Common Stock, par value $0.01 per share, of the Company.

           "Closing Date" means the date of this Agreement.

           "Common Directors" means the members of the Board elected by the holders of the Common Shares.

           "Common Shares" means the shares of Common Stock, par value $0.01 per share, of the Company.

           "Consolidated Subsidiaries" means, at any date, those Subsidiaries of the Company whose accounts would be consolidated with those of the Company if consolidated financial statements were prepared as of such date in accordance with generally accepted accounting principles.

           "Control Option" means the options to purchase the Optioned Shares pursuant to the Option Agreements.

           "Convertible Debt" means the 7.5% Convertible Debentures due June 1, 2007 of the Company.

           "Core Business" means, at any time, the following lines of business:
(i) cable television services, (ii) wireline local communications services (including exchange, access and value-added services, such as call waiting, call forwarding and similar services) in geographic markets where the Company, Spacelink or a Subsidiary of the Company or Spacelink, as the case may be, owns a cable television business at such time and (iii) physical cable or wireline delivery of multi-media services (including inter-active services) over broadband networks in geographic markets where the Company or a Subsidiary of the Company provides cable television or wireline local communications services at such time. "Core Business" does not include (A) the provision of personal communications services (as defined by the Federal Communications Commission at 47 C.F.R. 99.5 on the date hereof), but includes the lease (or other provision) of wireline or broadband networks used in connection with the operation of the Core Business to providers of personal communications services and (B) the creation, development, production, acquisition, packaging and sale (but not physical delivery) of entertainment, informational, educational and other programming services or software, including inter-active, multi-media and CD ROM services.

           "Debt" of the Company and its Consolidated Subsidiaries means at any date, without duplication, (i) all obligations of such Persons for borrowed money, (ii) all obligations of such Persons evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of all such Persons to pay the deferred purchase price of property or services, except trade accounts payable and current liabilities arising in the ordinary course of business, (iv) all obligations of all such Persons as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of all such Persons, whether or not such Debt is otherwise an obligation of such Persons, (vi) all guarantees, endorsements and other contingent obligations with respect to Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto and (vii) obligations to repurchase assets previously sold. "Debt" does not include any Convertible Debentures.

           "Dollars" or "$" means United States dollars.

           "Employee Options" means any options to purchase Class A Shares granted to employees, officers or directors of the Company or any of its Subsidiaries pursuant to any employee benefit plan (including a stock option, stock purchase or stock bonus plan) approved by the Board.

           "Event Date" means, after the Option Termination Date, the earlier of (i) the date on which Investor's Ownership Percentage is less than 20% and
(ii) the date on which the Spacelink Group or the JI Group sells the Control Block to a Control Purchaser after the Bell International Group Entities have declined to accept an offer from a Control Purchaser pursuant to Section 2.8.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           "FCC" means the Federal Communications Commission or its successor.

           "Financial Services Agreement" means the Financial Services Agreement dated as of the date hereof between the Company and Jones Financial Group, Inc.

           "Franchise Agreement" means any franchise, agreement, permit, license or other authorization granted by any Governmental Authority organized within the United States of America, including all laws, regulations and ordinances relating thereto, which authorizes the construction or operation of a System or the reception and transmission of signals by microwave, and shall include, without limitation, all FCC licenses and all certificates of compliance, if any, and cable television registration statements (or similar documents) which are required to be issued by or filed with the FCC.

           "Governmental Authority" means any local, county, state, commonwealth, federal or foreign court, judicial, executive, or legislative instrumentality, or any agency, authority, commission, board or official thereof, including, without limitation, any franchising authority.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Intercable Group" means, at any time, the Company and each Person that is a Subsidiary of the Company at such time.

           "Intercable Group Entity" means, at any time, each Person included in the Intercable Group at such time.

           "Interest Income" means, for any period, the sum of interest paid to the Company with respect to (a) deferrals of Management Fees or Allocated Expenses owed to the Company, (b) loans and advances made by the Company to the Cable Partnerships and (c) cash on deposit in interest bearing accounts.

           "Investor Nominee" means any nominee designated to the Board by Investor pursuant to Section 2.2(a)(i) and 2.3(ii) (which does not include any Joint Nominee).

           "Investor's Ownership Percentage" means, at any time, the ratio of
(i) the aggregate number of shares of Capital Stock owned by Investor and the other Bell International Group Entities (and, in the case of calculations pursuant to Section 3.12(a), any other BCE Group Entity) at such time to (ii) the aggregate number of shares of Capital Stock outstanding at such time, in each case calculated on a fully diluted basis and assuming the conversion of all securities convertible or exchangeable into shares of Capital Stock and the exercise of all options, warrants and other rights to acquire shares of Capital Stock, whether or not vested. In the case of sales or issuances of New Securities, Investor's Ownership Percentage will be calculated immediately preceding such sale or issuance.

           "JI Group" means, at any time, Jones, International and each other Person that is a Subsidiary of Jones or International at such time, other than any Person that is an Intercable Group Entity at such time.

           "JI Group Entity" means, at any time, each Person included in the JI Group at such time.

           "JI Shareholder" means, at any time, any JI Group Entity that owns shares of Capital Stock at such time.

           "Jones" means Glenn R. Jones, a resident of Colorado, or in the event he is not then alive or legally competent, his executor, the administrator of his estate or his legal representative (including, without limitation, his guardian, conservator or other similar fiduciary).

           "Jones Employment Agreement" means the Employment Agreement dated as of the date hereof between Glenn R. Jones and the Company.

           "Jones Family Member" means any member of the immediate family of Glenn R. Jones (as defined in Rule 16a-1 under the Exchange Act), or a trust for the benefit of such members.

           "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

           "Management Fees" means, for any period, management fees earned by the Company and its Consolidated Subsidiaries during such period for management services provided to the Cable Partnerships pursuant to the terms of the relevant partnership agreements.

           "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole.

           "MLP Distributions" means, for any period, the cash distributions made by Jones Intercable Investors, L.P. to the Company in respect of the Class A Units owned by the Company.

           "Net Debt" means, at any time, Debt at such time, less cash and cash equivalents of the Company and its Consolidated Subsidiaries at such time.

           "New Securities" means any shares of Capital Stock, and securities of any type whatsoever that are, or may become, exercisable to purchase, or convertible or exchangeable into, shares of Capital Stock, in each case that are issued after the date hereof, provided that "New Securities" does not include Employee Options.

           "Option Agreements" means the Option Agreements dated as of the Closing Date between Investor (or its agent) and each of (Spacelink Newco), Jones and International.

           "Option Period" means the period from the date hereof to the Option Termination date.

           "Option Termination Date" means the earlier of (i) the date on which the Control Option terminates pursuant to Section 3.6 of the Option Agreements, or otherwise, or (ii) the date on which Investor has purchased all of the Optioned Shares pursuant to the Option Agreements.

           "Optioned Shares" means the Common Shares subject to the Option Agreements.

           "Owned System" means any System that is owned and operated by an Intercable Group Entity other than a Cable Partnership.

           "Permitted Amount" means, at any date, the product of (i) seven and
(ii) Annualized Operating Cash Flow for the most recently ended fiscal quarter of the Company prior to, or on, such date.

           "Permitted Equity Issuances" means sales by the Company prior to, but not at, the Commitment Termination Time of Class A Shares for cash where the proceeds from any such sale will be used to finance the purchase by the Company (or its Subsidiary) of any System owned by a Cable Partnership or a Subsidiary of Spacelink that owns cable television systems.

           "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "Related Agreements" means the Financial Services Agreement, the Jones Employment Agreement, the Supply and Services Agreement and the Secondment Agreement.

           "SEC" means the Securities and Exchange Commission.

           "Secondment Agreement" means the Secondment Agreement dated as of the date hereof between Investor and the Company.

           "Securities Act" means the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.

           "Shareholder" means, at any time, any Bell International Shareholder, Spacelink Shareholder or JI Shareholder at such time.

           "Shareholder Nominees" means the Spacelink Nominees, Investor Nominees and Joint Nominees.

           "Spacelink Group" means, at any time, Spacelink and each other Person that is a Subsidiary of Spacelink at such time.

           "Spacelink Group Entity" means, at any time, each Person that is included in the Spacelink Group at such time.

           "Spacelink Nominee" means any nominee designated to the Board by Spacelink pursuant to Section 2.3(i) (which does not include any Joint Nominee).

           "Spacelink Shareholder" means, at any time, any Spacelink Group Entity that owns shares of Capital Stock at such time.

           "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of May 31, 1994 between Investor and the Company.

           "Subsidiary" means, as to any Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such Person, (ii) any partnership of which such Person is, directly or indirectly, a general or managing partner and (iii) any other entity that is, directly or indirectly, controlled by such Person. By way of example, the parties hereto acknowledge that (x) Glenn R. Jones and International are not Subsidiaries of any Intercable Group Entity or any Spacelink Group Entity and (y) BCE Inc. is not a Subsidiary of Investor.

           "Subsidiary Securities" means any shares of capital stock of a Subsidiary of the Company, and securities of any type whatsoever that are, or may become, exercisable to purchase, or convertible or exchangeable into, shares of such capital stock.

           "Supply and Services Agreement" means the Supply and Services Agreement dated as of the date hereof between Investor and the Company.

           "System" means a cable television or SMATV system owned or operated by an Intercable Group Entity serving subscribers within a geographical area covered by one or more Franchise Agreements from the same head end facility (or two or more related head end facilities).

           "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

           "Transfer" means, with respect to any securities, any direct or indirect sale, assignment, transfer, grant of a participation in, pledge, gift or other disposition thereof, without regard to whether such disposition is for consideration.

           (b) Each of the following terms is defined in the Section set forth opposite such term:

                Term                     Section
           Commitment Termination Time     3.1
           Control Block                   2.8
           Control Purchaser               2.8


                Term                     Section
           Convertible Debenture           3.1
           Eligible Assignee               7.1
           Independent Director            2.2
           Investor Programming            3.5
           Joint Nominee                   2.2
           Jones Programming               3.5
           Market Value                    3.8
           Offer Period                    4.2
           Offer Price                     4.2
           Offered Shares                  4.2
           Offering Party                  3.3
           Offeror                         4.2
           Opportunity                     3.3
           Owned Securities                2.8
           Proposed Price                  4.3
           Purchase Conditions             3.8
           Purchase Notice                 4.2
           Purchase Number                 4.3
           Purchaser                       4.3
           Purchase Offer Notice           4.3
           Qualifying Merger               3.12
           Qualifying Tender Offer         3.12
           Rights Notice                   3.8
           Sale Notice                     4.3
           Sale Offer Notice               4.2
           Special Issue                   3.8
           Trigger Date                    3.8
           Unrelated Directors             3.6


           (c) All accounting determinations hereunder shall be made, and all financial calculations required to be made hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries.


                                   ARTICLE II

                           GOVERNANCE OF THE COMPANY

           2.1. Board of Directors. (a) The Board shall consist of 13 directors: nine members of the Board will be Common Directors and four members of the Board will be Class A Directors. Such directors will be nominated, elected and removed in accordance with the articles of incorporation and bylaws of the Company and the terms of this Agreement.

           (b) The Board shall have an executive committee, an audit committee and a compensation committee. Except to the extent required by applicable law, Investor will be entitled to have at least one Investor Nominee on each committee of the Board at all times.

           (c) The Company will use reasonable efforts to obtain and maintain in effect $25,000,000 of directors and officers liability insurance coverage for any period in which an Investor Nominee, Spacelink Nominee or a Joint Nominee is a member of the Board, provided that such insurance may be obtained at reasonable cost. In the event the Company believes such insurance cannot be obtained at reasonable cost, the Company will consult with Investor as to an appropriate replacement policy.

           2.2. Class A Directors. (a) The parties hereto agree that the four Class A Directors will be designated as follows:

                 (i) Investor will be entitled, but not required, to designate one director, and

                 (ii) Spacelink and Investor will designate three directors that are each an Independent Director mutually acceptable to both parties (each a "Joint Nominee").

           (b) An "Independent Director" is a person who is free from any relationship that would interfere with the exercise of independent judgment by such person as a member of the Board. Without limiting the generality of the foregoing, unless the Board has unanimously determined otherwise, a person will not be an Independent Director if such person:

                 (i) is, or has been, a director or officer of, employed by or a consultant to, any Intercable Group Entity, JI Group Entity, Spacelink Group Entity or BCE Group Entity, provided that this provision does not apply to Independent Directors that are elected for successive terms of office,

                 (ii) is, or since January 1, 1993 has been, an officer, director, general partner or more than 5% shareholder (by either vote or value) of a Person that has, or since January 1, 1993 has had, a material business relationship with any Intercable Group Entity, JI Group Entity, Spacelink Group Entity or BCE Group Entity,

                 (iii) is, or has been, a more than 5% shareholder (by either vote or value) of any Intercable

         Group Entity, JI Group Entity, Spacelink Group Entity or BCE Group Entity, or is an officer or director of any such shareholder, or

                 (iv) is a member of the immediate family (as defined in Rule 16a-1 under the Exchange Act) of any person described in clauses (i),
         (ii) or (iii).

           2.3. Common Directors. The parties hereto agree that the nine Common Directors will be designated as follows:

                 (i) Spacelink will be entitled, but not required, to designate seven directors, and

                 (ii) Investor will be entitled, but not required, to designate two directors.

           2.4. Nomination and Vacancies. (a) In the event that Investor or Spacelink chooses to designate one or more nominees to the Board pursuant to
Article II, the Company will use its reasonable efforts to (i) include each such nominee in the group of nominees proposed by management of the Company for election to the Board, (ii) recommend to the shareholders of the Company each such nominee's election to the Board and (iii) solicit proxies for each such nominee from all holders of voting securities entitled to vote thereon.

           (b) In the event that any Shareholder Nominee vacates his seat on the Board, whether by resignation, death, removal or otherwise, the Board will as promptly as practicable hold a meeting of the Board and, subject to its fiduciary duties, will fill any such vacancy with a person designated by the Shareholder (or Shareholders in the case of a Joint Nominee) entitled to designate such Shareholder Nominee, provided that if such Shareholder Nominee was an Independent Director, such designated person must also be an Independent Director.

           2.5. Certain Shareholder Agreements. (a) Each Bell International Shareholder will vote or cause to be voted all shares of Capital Stock owned or controlled by it at any regular or special meeting of shareholders of the Company, or in any written consent executed in lieu of such a meeting of shareholders,

                 (i) in favor of any Spacelink Nominees and Joint Nominees designated as provided in this Article II,

                 (ii) to remove any Spacelink Nominee (with or without cause) requested to be removed by Spacelink pursuant to Section 2.4, and

                 (iii) to seek the election of such number of Spacelink Nominees as is necessary to constitute a majority of the members of the Board.

           (b) Each Spacelink Shareholder and each JI Shareholder will vote or cause to be voted all shares of Capital Stock owned or controlled by it at any regular or special meeting of shareholders of the Company, or in any written consent executed in lieu of such a meeting of shareholders,

                 (i) subject to Section 2.5(a)(iii), in favor of any Investor Nominees and Joint Nominees designated as provided in this Article II,

                 (ii) to remove any Investor Nominee (with or without cause) requested to be removed by Investor pursuant to Section 2.4, and

                 (iii)  to cause the Company to comply with the provisions of
         Section 2.6.

           (c) Each Shareholder will cause all shares of Capital Stock owned or held of record by it to be represented, in person or by proxy, at all meetings of shareholders of the Company of which such Shareholder has actual notice, so that such shares of Capital Stock may be counted for the purpose of determining the presence of a quorum at such meetings.

           (d) Without the written consent of Spacelink and Jones no Bell International Shareholder will, and without the written consent of Investor no Spacelink Shareholder or JI Shareholder will, (i) solicit any proxies or consents in connection with any matter to be voted upon, or sought to be voted upon, by the shareholders of the Company except in accordance with the terms of this Agreement or the approval of the Board, (ii) become a participant in any such solicitation or (iii) except as contemplated by this Agreement, become a part of a voting group or deposit shares in a voting trust. The provisions of the immediately preceding sentence will terminate (x) as to Bell International Shareholders on the Option Termination Date if Investor (or its agent) purchases the Control Option under the Option Agreements and (y) as to Spacelink Shareholders and JI Shareholders on the Option Termination Date if Investor (or its agent) does not purchase the Control Option under the Option Agreements. Nothing herein shall restrict any Shareholder from granting revocable proxies in connection with meetings of shareholders of the Company.

           2.6.  Investor Consent Rights.  (a)  Subject to the provisions of
Section 2.7, the Company will not take or agree to take, and will not permit any Subsidiary to take or agree to take, directly or indirectly, any of the following actions without the prior written consent of Investor or pursuant to the procedures described in paragraph (c) below:

                 (i) authorize, sell, distribute or otherwise issue, or grant rights with respect to, New Securities, Employee Options or Subsidiary Securities (or any stock appreciation or similar interests or rights with respect to such securities) except for (A) routine grants of Employee Options (or stock appreciation rights) approved after the date hereof by the compensation committee of the Board in an amount not to exceed options to purchase (and stock appreciation rights in respect of) 2,000,000 Class A Shares in the aggregate, (B) any grant of options pursuant to Section 4 of the Jones Employment Agreement,
         (C) any issuances of Capital Stock pursuant to the terms of Employee Options, the Convertible Debt, the Convertible Debentures, and the options granted pursuant to Section 4 of the Jones Employment
         Agreement (D) authorizations, sales, distributions or other issuances of Subsidiary Securities to Persons that are wholly-owned Intercable Group Entities (except in connection with sales of Subsidiary Securities permitted by subparagraphs (v) and (vi) of this Section 2.6), and (E) Permitted Equity Issuances,

                 (ii) repurchase, redeem or exchange any shares of Capital Stock, other than (A) repurchases, redemptions or exchanges of Class A Shares where all holders of Class A Shares are entitled to participate on a pro rata basis, (B) repurchases of Class A Shares in the open market, provided that at any time the aggregate number of Class A Shares repurchased during the immediately preceding 12 months may not exceed 5% of the aggregate number of shares of Capital Stock outstanding on the immediately preceding December 31 (calculated on a fully diluted basis assuming the conversion of all options and the exercise of other rights), and (C) as contemplated by the terms of any New Securities,

                 (iii) amend the articles of incorporation or bylaws of the Company,

                 (iv) (A) in the case of the Company and its Consolidated Subsidiaries, incur Debt if after the incurrence of such Debt, Net Debt would exceed the Permitted Amount and (B) in the case of the Cable Partnerships, incur long-term Debt not in the ordinary course of business,

                 (v) acquire or sell any interest in a cable television system that is not owned by a Cable Partnership or a Spacelink Partnership identified in Schedule II for a purchase price exceeding $50,000,000 in any single transaction (or series of related transactions), and $250,000,000 in the aggregate for acquisitions and $250,000,000 in the aggregate for sales,

                 (vi) acquire or sell any interest in a business (other than a cable television system) for a purchase price exceeding $5,000,000 in any single transaction (or series of related transactions), and $50,000,000 in the aggregate for acquisitions and $50,000,000 in the aggregate for sales,

                 (vii) enter into (whether by acquisition or otherwise) a line of business other than (A) the Core Business in the United States of America, England and Spain, (B) the provision of audio programming services to radio stations and cable television systems, (C) manufacturing and marketing of computer and facsimile security products and software, and the manufacture of printed circuit board assembly using surface mount or through-hole technology for the computer, communications, business equipment, finance, medical and scientific industries, (D) the acquisition and distribution of entertainment, informational, educational and other programming services in connection with the provision of cable television or multi-media services to customers of a System and (E) the provision of local origination programming services to customers of a System (whether required by a Franchise Agreement or otherwise),

                 (viii) take any action that would reasonably be expected to, as a result of a law, rule or regulation of a Governmental Authority organized within the United States of America, England or any other jurisdiction where the Intercable Group conducts a material portion of its business, (A) prevent Investor from exercising the Control Option or from otherwise obtaining control of the Company, (B) require Investor to divest or otherwise limit Investor's ability to exercise full rights of ownership over the Control Option or any shares of Capital Stock (whether acquired upon exercise of the Control Option or otherwise) or (C) require, after the exercise of the Control Option, the

         Intercable Group to divest any material business or assets or impose a material limitation on the conduct of Intercable Group's business, provided that (1) if on the date hereof the activities conducted by any BCE Group Entity are subject to any such law, rule or regulation (based on interpretations in effect on the date hereof) that has, or would reasonably be expected to have, one or more of the effects described in clauses (A), (B) or (C), or if after the date hereof Investor or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or would reasonably be expected to have, one or more of the effects described in clauses (A), (B) or (C), then in each case this subparagraph (viii) will not apply to actions of the Intercable Group that would reasonably be expected to have such effects under such law, rule or regulation, (2) after the Option Termination Date this subparagraph
         (viii) will only apply to actions that would reasonably be expected to require Investor to divest, or otherwise limit its ability to exercise full rights of ownership over, any shares of Capital Stock and (3) the Company shall not be in breach of this clause (viii) in matters relating to Franchise Agreements and material contracts if it is in compliance with its obligations under Section 5.2 concerning such matters.

                 (ix)  (A) sell substantially all of the assets of the Company,
         (B) adopt a plan of liquidation or dissolution of the Company, (C) engage in a merger, consolidation, share exchange or other business combination involving the Company (except in connection with an acquisition for cash that is permitted by subparagraphs (v) and (vi) of this Section 2.6), (D) engage in a recapitalization, stock split or similar reconstitution of the Capital Stock or (E) file a petition by or on behalf of the Company or any Subsidiary, or the taking of similar action, under any bankruptcy, insolvency, reorganization or similar law,

                 (x) declare or make any provision for payment of, or the setting aside of assets with respect to, any dividend or other distribution of any property other than cash by the Company with respect to any shares of Capital Stock, and

                 (xi) agree to, or enter into, any amendment to a Related Agreement.

           (b) For purposes of this Section 2.6, transactions occurring after the date of the Stock Purchase Agreement will count towards any amounts described in paragraph (a) above, provided that any transaction approved by Investor pursuant to the Company's request will not count towards the aggregate transaction amounts described in subparagraphs (v) and (vi) of such paragraph (a).

           (c)  If the Company wishes to take an action described in paragraph
(a) of this Section 2.6, the Company will deliver to Investor a written notice describing in reasonable detail the action proposed to be taken and expressly requesting Investor's consent to such action pursuant to this Section 2.6.
Such notice will be accompanied by such additional information as is reasonably required to enable Investor to evaluate such proposed action. Upon receipt of such notice, Investor will have ten Business Days to exercise its right not to consent to such proposed action. If no response is received by the Company from Investor prior to the expiration of such time period, the proposed action will be deemed to have been approved by Investor.

           (d)  The parties hereto acknowledge that the provisions of paragraph
(a) above are not intended to apply to JI Group Entities.

           2.7. Termination of Rights. (a) The rights and obligations in this Article II will terminate as provided in this Section 2.7 and in Section 7.1.

           (b) If at any time prior to the Option Termination Date (x) Investor and the other Bell International Group Entities own in the aggregate less than 10,000,000 shares of Capital Stock (adjusted for stock splits and stock dividends declared after the date hereof) and (y) Investor's Ownership Percentage is less than 15%, then:

                (i) Investor's right to designate the Joint Nominees pursuant to Section 2.2(a)(ii) and two Common Directors pursuant to Section 2.3 will terminate, and after such time Investor will have the right to designate only one Class A Director pursuant to Section 2.2(a)(i); and

                (ii) the consent rights of Investor described in Section 2.6(a) will terminate except as to the matters described in clauses
         (iii), (viii) and (ix) thereof.

           (c) Upon the occurrence of an Event Date, until such time as Investor's Ownership Percentage is less than 15%:

                (i) Investor's right to designate the Joint Nominees pursuant to Section 2.2(a)(ii) and one Common

         Director pursuant to Section 2.3 will terminate, and after such time Investor will have the right to designate only one Class A Director pursuant to Section 2.2(a)(i) and one Common Director pursuant to
         Section 2.3; and

                 (ii) the consent rights of Investor described in Section 2.6(a) will terminate except as to the matters described in clause
         (viii) thereof.

           (d) If at any time after the Option Termination Date Investor's Ownership Percentage is less than 15%, but equal to or greater than 10%, then:

                 (i) in addition to the termination provisions described in subparagraph (c)(i) above, Investor's right to designate a second Common Director pursuant to Section 2.3 will terminate, and after such time Investor will have the right to designate only one Class A Director pursuant to Section 2.2(a)(i); and

                       (ii)  the consent rights of Investor described in
         Section 2.6(a) will terminate except as to the matters described in clause (viii) thereof.

           (e) If Investor does not purchase the Optioned Shares pursuant to the Option Agreements, then:

                 (i) until such time as the Spacelink Group Entities and the JI Group Entities own in the aggregate less than a majority of the outstanding Common Shares, Spacelink will be entitled to designate all Common Directors that are not designated by Investor pursuant to this
         Article II (and after such time such directors will be nominated without regard to this Agreement), and

                 (ii) until such time as Investor's right to designate the Joint Nominees terminates pursuant to Section 2.7(c), Spacelink will be entitled to designate the Joint Nominees pursuant to Section 2.2(a)(ii) (and after such time such directors will be designated without regard to this Agreement).

           2.8 Tag-Along Right and Third Party Offers. (a) Subject to the transfer rights of JI Shareholders under Section 4.1(c), after the Option Termination Date but prior to the eighth anniversary of the date hereof, neither the Spacelink Group Entities nor the JI Group Entities will sell (or enter into an agreement or option to sell), directly or indirectly, in one transaction or a series of related transactions, a majority of the then outstanding shares of Common Stock (the "Control Block") to a Person that is not a

Spacelink Group Entity or a JI Group Entity (the "Control Purchaser"), unless
(i) the Control Purchaser agrees to be bound by the terms of this Agreement as a JI Shareholder or (ii) prior to any such sale such Control Purchaser offers to purchase for cash all (but not less than all) of the shares of Capital Stock, and other debt or equity securities, issued by the Intercable Group Entities to, and then held by, the Bell International Group Entities (the "Owned Securities") at the Buy-Out Price pursuant to the procedures of this
Section 2.8.

           (b) After the eighth anniversary of the date hereof, if the JI Group Entities or the Spacelink Group Entities sell, directly or indirectly, in one transaction or a series of related transactions, the Control Block to a Control Purchaser, prior to any such sale such Control Purchaser may, but is not required to, offer to purchase for cash all (but not less than all) of the Owned Securities at the Buy-Out Price.

           (c) A Control Purchaser that offers to purchase the Owned Securities for the Buy-Out Price pursuant to this Section 2.8 will deliver a written offer notice to Investor. After the delivery of such notice, the Control Purchaser and Investor will attempt to negotiate a Buy-Out Price that is mutually satisfactory. If in connection with the purchase of the Control Block the Control Purchaser (or an Intercable Group Entity) is also offering to purchase from the public any class of Owned Securities, the Buy-Out Price for such Owned Securities will be such offer price.

           (d) If the Control Purchaser and Investor are unable to agree on a mutually satisfactory Buy-Out Price, the Control Purchaser and the relevant Spacelink Group Entity or JI Group Entity will make a public announcement that the Control Purchaser is negotiating to purchase the Control Block. In such event, the Buy-Out Price for each class of Owned Securities will be equal to the Market Value of such class of Owned Securities, calculated pursuant to
Section 3.8(h) and (i) and assuming that the Trigger Date is the tenth trading day immediately after the day of such public announcement

           (e) After the Market Value of each class of Owned Securities has been determined, if the Control Purchaser wishes to proceed with the proposed transaction to purchase the Control Block and the Owned Securities, it will (or after the eight anniversary of the Closing Date, it may) by written notice to Investor, irrevocably offer to purchase all of the Owned Securities at the Buy-Out Price. If Investor fails to deliver a written acceptance notice within 10 Business Days after receipt of such written offer from the Control Purchaser, Investor will be deemed to have declined an offer from a Control Purchaser, including for purposes of determining whether an Event Date has occurred.

           (f) The purchase and sale of the Owned Securities will take place simultaneously with the purchase of the Control Block. The purchase price for the Owned Securities purchased pursuant to this Section 2.8 will be paid by wire transfer in immediately available funds to a bank account designated by the relevant Bell International Group Entity not less than three Business Days prior to closing.

           (g) At any closing hereunder, the relevant Bell International Group Entity will deliver to the Control Purchaser good and valid title to the Owned Securities, free and clear of any Lien.


                                  ARTICLE III

                                   COVENANTS

           3.1. Investment Commitment. (a) Investor will purchase for cash 30% of any Class A Shares sold by the Company to unaffiliated third parties after the date hereof, at a price per share equal to the price per share received by the Company from such third parties in connection with any such sales (net of selling commissions and underwriter's discounts), provided that the obligation of Investor under this Section 3.1 will terminate at such time (the "Commitment Termination Time") as the aggregate purchase price of all equity securities, and securities that are convertible or exchangeable into equity securities (including any Convertible Debentures), purchased by the Bell International Group Entities from the Company or any Intercable Group Entity prior to, on or after the date hereof (including any New Securities purchased pursuant to this Section 3.1) equals $400,000,000. The parties hereto acknowledge that after taking into account the purchase of 2,500,000 Class A Shares on March 25, 1994 pursuant to the Investment Agreement dated as of such date between the Company and Investor, and 7,500,000 Class A Shares on the date hereof pursuant to the Stock Purchase Agreement, the Bell International Group Entities have purchased from the Company Class A shares having an aggregate purchase price of (___________), and that Investors's remaining investment commitment is (___________).

           (b) In the event the Company proposes to offer and sell any Class A Shares prior to the termination of the purchase commitment described in paragraph (a), it will give Investor not less than ten Business Days' written notice of its intention, describing the material terms of the proposed sale, including the manner of sale and a range of proposed prices and numbers of Class A Shares to be sold to unaffiliated third parties and to Investor. The Company will deliver to Investor copies of all prospectuses and other related offering and closing documents prepared by the Company and its advisors in connection with the proposed sale and will keep Investor informed as to material developments during the offering process. The closing for the purchase and sale of any Class A Shares purchased by Investor pursuant to this Section 3.1 will take place on the later to occur of (i) the date on which such third parties purchase Class A Shares, (ii) the date on which the Purchase Conditions have been satisfied, or waived by Investor in its sole discretion (provided that if Investor has not purchased the Class A Shares 40 days after the third party closing, the Company may sell such shares to a third party) or (iii) such other time as Investor and the Company agree.
Except as otherwise contemplated by this Agreement, any Class A Shares purchased by Investor under this Section 3.1 will be purchased pursuant to the same terms and conditions as the unaffiliated third parties.

           (c) At Investor's request, Investor may purchase for $50,000,000 in cash a Convertible Debenture, provided that the Company may postpone such purchase until such time as it wishes to sell any New Securities. For purposes of this Section 3.1, "Convertible Debenture" means a convertible unsecured subordinated debenture of the Company having terms and conditions that would be obtained from the Company by an unaffiliated institutional investor at the time of such purchase pursuant to a public offering (such terms and conditions to be mutually agreed by the parties), provided that (i) such debenture will convert automatically into Class A Shares two years after the date of issuance, unless earlier converted at the option of the holder and (ii) the indenture relating to such debenture will contain the consent rights set forth in Section 2.6 and the termination provisions set forth in Sections 2.7 and 7.1.

           3.2. Consultation on Business Strategies. (a) The Company will regularly advise and consult with Investor as to the business of the Company and its Subsidiaries, which consultation will include the review of (i) strategic, operating and financial plans, including plans for acquisitions and sales of cable television systems (both as they relate to owned and managed systems), (ii) equity, debt, joint venture and other financing strategies,
(iii) business plans for operations, marketing and technology deployment and
(iv) personnel, compensation and related decisions.

           (b) Each year, management of the Company will present to the Board for approval a business plan that includes the elements described in paragraph (a) of this Section 3.2.

           3.3. Obligation to Refer Business Opportunities. (a) Subject to the provisions of this Section 3.3, each of Investor, Spacelink, Jones and International will refer, and will cause each of their Subsidiaries to refer, to the Company business opportunities in the following lines of business:

                 (i) any business that is primarily engaged in a Core Business in the United States of America at such time,

                 (ii) any business that is primarily engaged in wireline local communications services (including exchange, access and value-added services, such as call waiting, call forwarding and similar services) in geographic markets in the United States where neither the Company nor Spacelink owns or operates a cable television or wireline local communications business at such time, and has a fair market value less than the then market capitalization (equity and long-term debt) of the Company at such time, and

                 (iii) such other businesses as may be agreed in writing by Investor, Spacelink and Jones from time to time.

         The parties hereto acknowledge that the foregoing businesses do not include (x) inter-active or multi-media services, or programming networks or
(y) competitive access provider services similar to those provided by Jones Lightwave, Ltd. and its Subsidiaries. The parties hereto also acknowledge that Spacelink will have no obligation under this Section 3.3 to refer business opportunities that relate primarily to the Core Business in Hawaii or to the maintenance or completion of the cable television systems currently owned or managed by any Spacelink Group Entity.

           (b) Investor, Spacelink, Jones and International will not, and will cause each of their Subsidiaries not to, purchase, finance or otherwise participate in the acquisition of a business described in paragraph (a) of this
Section 3.3 (an "Opportunity") without first complying with the following procedures:

                 (i) The Person referring the Opportunity (an "Offering Party") will notify the Company of the Opportunity, and deliver to the Company a report setting forth in reasonable detail the material terms and conditions of such Opportunity.

                 (ii) The Company will then promptly convene a special meeting of the Board to consider whether the proposed Opportunity is in the best interests of the Company.

                 (iii) If the Board determines that the Company should pursue the Opportunity, the Company will so notify the Offering Party (and each of Jones, Spacelink and Investor), and thereafter none of the Offering Party, any Bell International Group Entity (or a Subsidiary thereof), any Spacelink Group Entity nor any JI Group Entity will pursue, or participate in, such Opportunity, provided that the Offering Party will be free to pursue, or participate in, such Opportunity if (A) the Company is unable to raise financing in respect of such Opportunity (unless the Offering Party is a Bell International Group Entity (or a Subsidiary thereof) and Investor exercised its consent rights under Section 2.6 in respect of any such proposed financing, in which case the Offering Party may not pursue or participate in such Opportunity), (B) the Company is unable to pursue or participate in such Opportunity because a law, rule or regulation of a Governmental Authority prevents (or materially restricts) the participation by the Intercable Group in such Opportunity or (C) the Company otherwise subsequently elects not to pursue, or participate in, such Opportunity. Nothing in this subparagraph (iii) will affect the consent rights of Investor in Section 2.6.

                 (iv) If the Board fails to approve the pursuit by the Company of an Opportunity or the Company otherwise elects not to pursue such Opportunity, the Offering Party will be free to pursue such Opportunity without any further obligation to the Company, provided that the Offering Party may not pursue, or participate in, any such Opportunity if (A) the Offering Party is a Bell International Group Entity (or a Subsidiary thereof) and Investor exercised its consent rights under Section 2.6 in respect of such Opportunity or (B) the Offering Party is a Spacelink Group Entity or a JI Group Entity and a majority of the Spacelink Nominees that are not Independent Directors voted against the pursuit by the Company of such Opportunity.

           (c) Each Shareholder agrees to keep confidential (as provided in Section 3.10) any Opportunities that it receives notice of pursuant to this
Section 3.3. If an Offering Party is permitted to pursue an Opportunity pursuant to this Section 3.3, Shareholders that are not Affiliates of such Offering Party, and Subsidiaries of such Shareholders, will not be permitted to pursue, or participate in, such Opportunity unless they lawfully acquire knowledge of such Opportunity from sources other than the Offering Party or an Affiliate of such Offering Party. In the event an Opportunity is offered by a Bell International Group Entity (or a Subsidiary thereof), and Investor elects to exercise its consent rights under Section 2.6 in respect of such Opportunity, the Spacelink Group Entities and the JI Group Entities will be free to pursue such Opportunity.

           (d) The Company will use reasonable efforts to keep Investor, Spacelink and Jones informed as to the geographic markets served by the cable television and wireline local communications businesses owned or operated by the Intercable Group Entities.

           (e) The provisions of this Section 3.3 will terminate on the Option Termination Date.

           3.4. Supplier Arrangements. The Company will give Investor, International and their respective Affiliates the first opportunity to supply services, compatible network equipment and systems to the Company on competitive terms and conditions which will, at the Company's discretion, be made pursuant to competitive bidding or other processes. Nothing herein will adversely affect the Company's ability to obtain services, equipment and systems on open and competitive terms.

           3.5. Programming Services.    Notwithstanding any other provision in
this Agreement to the contrary: (a) The JI Group Entities shall have the right to distribute, on a full-time (or, if requested from time to time by Jones or International, part-time, to be extended or restored, as applicable, to full-time upon his or its request), daily basis, programming packaged (as opposed to brokered) by, created by or created primarily for a JI Group Entity ("Jones Programming") on such number of channels (not to exceed six at any one time) on the Systems as Jones or International may designate from time to time (with the Mind Extension University programming to be carried on a VHF channel (i.e., channel 2 through 12)). The Bell International Group Entities shall have the right to distribute, on a full-time (or, if requested from time to time by Investor, part-time to be extended or restored, as applicable to full time upon Investor's request), daily basis, programming packaged (as opposed to brokered) by, created by or created primarily for a Bell International Group Entity ("Investor Programming") on such number of channels (not to exceed two at any one time) on the Systems as Investor may designate from time to time.

           (b) Prior to exercising its distribution right with respect to any programming under this Section 3.5, the relevant JI Group Entity or Bell International Group Entity (each a "Programmer") will present to the Board a reasonably detailed business plan that, among other things, describes (i) the general content of such programming, (ii) the marketing strategy for such programming, including service level (such as basic, tier or a la carte) and
(iii) pricing for such service levels. The Jones Programming and the Investor Programming shall be carried and priced by the Intercable Group Entities on such level or levels of services as such programming is intended to be carried under the business plan for such programming.

           (c) Notwithstanding the rights granted pursuant to paragraph (a) above:

                 (i) the Intercable Group Entities shall not be required to delete from any System any programming acquired from any third-party programmer prior to the expiration of the term of the program carriage agreement with such third-party programmer in order to carry any Investor Programming or Jones Programming,

                 (ii) in the event there is insufficient channel capacity to carry Jones Programming or Investor Programming, carriage of such Jones Programming or Investor Programming on a System shall be given priority over any third party programming not then carried by such System and over any third party programming then carried by the System at such time as the initial or then current renewal term, as applicable, is scheduled to expire, provided that (x) such priority shall not apply to off-air programming carried by the four major broadcast networks or as mandated by law, or the 20 most widely viewed third party programs as then carried by the System at the time as reported by (NAME OF APPLICABLE TRADE PUBLICATION), and (y) in addition to the foregoing requirements, the Company shall use its reasonable best efforts to add Jones Programming and Investor Programming to the Systems whenever opportunities to do so arise,

                 (iii) in the event there is insufficient channel capacity to carry both the Jones Programming and Investor Programming, Jones Programming will be given priority over carriage of Investor Programming,

                 (iv) Jones, International and Investor, as the case may be, shall give the Company at least four months' prior notice of any proposed commencement or termination of use of any channel and

              (v) the Bell International Group Entities shall have no rights under this Section 3.5 to distribute programming that has substantially similar content as any Jones Programming.

         (d) During the Validation Period (as defined herein), the license fee payable by the Intercable Group Entities for any unit of Jones Programming (excluding Mind Extension University, Health Care Network, Jones Computer Network and Product Information Network) or Investor Programming ("New Programming") shall be such license fee as the Programmer establishes in good faith based on its reasonable estimate of the market value of such New Programming. A Programmer shall notify the Company and the Independent Directors in writing promptly following the end of the Validation Period whether the Programmer has entered into an agreement providing for (a) the distribution of such New Programming by a cable television operator or other distributor of video programming (a "Distributor") having at least 400,000 subscribers ("Validating Distributor") and (b) the payment of a license fee by such Validating Distributor at a rate equal to or greater than the license fee payable by the Intercable Group Entities ("Validating Programming Agreement"). If no Validating Programming Agreement has been entered into during the Validation Period, the Company or any Independent Director may, by written notice given within sixty (60) days after receipt by the Company and the Independent Directors of the above-referenced notification, require that such Programmer reduce the license fee payable by the Intercable Group Entities for such New Programming to the greater of (i) a license agreement approved by the Independent Directors, (ii) the average license fee charged by the applicable Programmer to all Distributors for such New Programming and (iii) the Agreed Rate in effect at such time. For purposes of this Section 3.5, "Agreed Rate" means, at any time, the rate set forth in the Affiliate Agreement between Mind Extension University, Inc. and the Company dated December 28, 1993, as amended as of June 1, 1994. Thereafter, the license fee payable by the Intercable Group Entities for such New Programming shall be subject to such adjustments as are similar to adjustments in the license fee permitted by the Validating Programming Agreement or, if there is no such agreement in effect, by the programming agreement pursuant to which such New Programming is carried by the largest Distributor serving fewer than 400,000 subscribers. A Programmer may elect at any time to terminate carriage of such unit of New Programming upon not less than ninety days prior written notice to the Company if it does enter into a Validating Programming Agreement during the Validation Period. "Validation Period" shall mean, as to any New Programming, the fifteen (15) month period commencing with the first month with respect to which a license fee is payable by an Intercable Group Entity for the right to distribute such New Programming.

           (e) The Intercable Group Entities shall carry Jones Programming and Investor Programming on the Systems for a period of 15 years after the date hereof (or the expiration date of the applicable programming agreement with the Company) in accordance with this Section 3.5, provided that if Investor does not purchase the Optioned Shares pursuant to the Option Agreements, the rights of the Bell International Group Entities will terminate on the Option Termination Date.

           (f) No JI Group Entity nor any Bell International Group Entity may sell or assign (other than to an Affiliate) its unused right of distribution to the Systems pursuant to this Section 3.5, provided that in the event any Programming is being distributed pursuant to this Section 3.5, such Programming will continue to have the distribution rights provided herein if the relevant JI Group Entity sells or assigns (i) any network or networks carried on a System or any such Programming or (ii) any entity directly or indirectly owning or controlling such network(s) or Programming. In the event of any such sale or assignment by a JI Group Entity or a Bell International Group Entity, the continuing distribution rights of such Programming will count towards the number of channels permitted to be designated by such JI Group Entity or Bell International Group Entity pursuant to paragraph (a) above.

           (g) Each of Investor and International shall use reasonable best efforts to cause its designees to the Board, subject to their fiduciary duties under applicable law as advised by counsel, to approve the carriage by the Intercable Group Entities of the other party's Programming in accordance with this Section 3.5.

           3.6. Transactions with Affiliates. (a) Investor acknowledges that prior to the date hereof certain services have been provided by the Intercable Group Entities to the JI Group Entities and by the JI Group Entities to the Intercable Group Entities. Investor agrees that the services described in the Affiliate Agreements or the Current SEC Filings (as defined in the Stock Purchase Agreement) may continue to be provided for a period of eight years following the date hereof, on terms and conditions consistent with those described in such Current SEC Filings or as set forth in the Related Agreements.

           (b)  Except for transactions described in Section 3.5 or paragraph
(a) of this Section 3.6, or undertaken pursuant to the terms of the Related Agreements or the

Affiliate Agreements, each Shareholder agrees that neither it nor any of its Affiliates will engage in any transaction, or enter into, amend in any material respect or renew any agreement, with an Intercable Group Entity unless the material terms of such transaction are fully and fairly disclosed to the Board, and approved by a majority of the Unrelated Directors.

           (c)  For purposes of this Agreement "Unrelated Directors" means:

                 (i) in the case of a transaction or agreement between an Intercable Group Entity and a JI Group Entity or a Spacelink Group Entity, the three Investor Nominees and the three Joint Nominees,

                 (ii) in the case of a transaction or agreement between a BCE Group Entity and an Intercable Group Entity, the directors that are not Investor Nominees, and

                 (iii) in the case of a transaction or agreement among (x) an Intercable Group Entity, (y) a Spacelink Group Entity or a JI Group Entity and (z) a BCE Group Entity, the directors that are Independent Directors.

           3.7. Information. (a) The Company will permit Investor (or a representative of Investor) to visit and inspect any of the properties of any Intercable Group Entity, including the books of account and other records of such Intercable Group Entity (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the relevant officers and, after notice to the Company, its independent public accountants and counsel, all at such reasonable times and as often as Investor may reasonably request.

           (b) As soon as available and in any event within 45 days after the close of each quarterly accounting period ending after the date hereof, the Company will deliver to Investor the consolidated balance sheet of the Company as of the end of such quarterly period, and the related consolidated statements of income, shareholders' equity and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Company to have been prepared in accordance with generally accepted accounting principles (subject to normal year-end audit adjustments).

           (c) As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the Company will deliver to Investor the consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by Arthur Andersen & Co., or other independent certified public accountants of recognized national standing to have been prepared in accordance with generally accepted accounting principles in the United States.

           (d) The Company will provide Investor with such assistance as Investor reasonably requests from officers, employees and auditors of the Company to enable Investor to account for its investment in the Company in its financial statements, including assistance in the calculation and presentation of any adjustments required to reflect generally accepted accounting principles in Canada.

           (e) The Company will furnish to Investor copies of (i) all reports, registration statements, proxy statements or other filings made by an Intercable Group Entity with the SEC, promptly after any such filing and (ii) all reports, notices or other written communications (other than routine correspondence and responses to routine inquiries) sent to holders of equity or debt securities of, or lenders to, the Company, promptly after any such communications are sent.

           3.8. Preemptive Rights. (a) The Company hereby grants to Investor the preemptive right to purchase Investor's Ownership Percentage of any New Securities which the Company may propose to sell or otherwise issue from time to time (other than Class A Shares issued pursuant to any Convertible Debt or Convertible Debentures). The procedures described in this Section 3.8 do not apply to purchases of Class A Shares by Investor pursuant to Section 3.1. Investor may exercise its preemptive right with respect to any or all of the New Securities offered to Investor pursuant to this Section 3.8.

           (b) In the event the Company proposes to sell or otherwise issue any New Securities it shall give Investor not less than 30 days' prior written notice (a "Rights Notice") of its intention, describing the material terms of the proposed sale, including the type of New Securities proposed to be issued, the manner of sale and a range of proposed prices and number of shares (including overallotments) or other securities to be sold or issued. If the New Securities are traded, or proposed to be traded, on a national securities exchange, the high and low end of such range will be no greater than 110%, or lower than 90%, of the midpoint. Investor shall have 20 days (10 days in the case of New Securities to be offered by the Company pursuant to a shelf registration statement) from the date of receipt of a Rights Notice to agree to purchase up to Investor's Ownership Percentage of such New Securities, by delivery of written notice to the Company. If the Company determines that the price or number of New Securities to be sold or issued is not within the range specified in the Rights Notice, or that there have been other material changes to the transaction described in the Rights Notice, the Company will promptly deliver an amended Rights Notice to Investor, setting forth the revised ranges for the price and number of securities to be offered, or any other revised material terms. Investor will have 10 Business Days after receipt of any such amended Rights Notice to agree to purchase up to its Investor's Ownership Percentage of such New Securities, upon the revised terms and conditions set forth in the amended Rights Notice, by delivery of a written notice to the Company.

           (c) In the case of any New Securities sold for cash, the price for any New Securities purchased by Investor pursuant to this Section 3.8 will be the proceeds received by the Company in connection with such sale, net of selling commissions and underwriters discounts. In the case of any issuance of New Securities for consideration other than cash, including issuances in connection with an acquisition of a business (a "Special Issue"), the price at which Investor shall purchase such New Securities shall be the Market Value of such New Securities, calculated as described in paragraph (h) below where the applicable "Trigger Date" is the tenth trading day immediately after the public announcement of the agreement giving rise to the Special Issue (or if there is no public announcement the date the transaction agreement is executed and delivered). In the case of a Special Issue, Investor shall have five Business Days after the determination of the Market Value to determine whether or not to purchase Investor's Ownership Percentage of such New Securities.

           (d) Except as otherwise contemplated by this Agreement, any New Securities purchased by Investor under this Section 3.8 will be purchased pursuant to the same terms and conditions as such New Securities are issued to third parties, provided that so long as Investor is using its reasonable efforts to consummate the closing promptly, Investor may postpone such closing until such time as the Purchase Conditions have been satisfied or waived by Investor, provided further that if such Purchase Conditions have not been satisfied or waived within 90 days after the third party closing, Investor's rights to purchase such New Securities hereunder will terminate and the Company will be free to sell such New Securities without regard to Investor's rights under this
Section 3.8.

           (e) In the event Investor fails to exercise its preemptive right in accordance with the terms of this Section 3.8, the Company shall have 120 days after the latest of (i) 20 days after delivery of a Rights Notice, (ii) 10 Business Days after delivery of an amended Rights Notice, (iii) if applicable, the expiration of the five Business Day period described in paragraph (c) above, or (iv), if applicable, 20 days after the expiration of the 90 day period referred to in Section 3.8(d), to sell, or enter into an agreement to sell (containing customary conditions), the New Securities proposed to be sold in the Rights Notice (or the amended Rights Notice), at a price and upon general terms no more favorable to the purchasers thereof than specified in such notice. In the event the Company has not sold, or entered into such an agreement to sell, such New Securities prior to or within said 120-day period, the Company shall not thereafter issue or sell any such New Securities without first offering such securities to Investor in the manner provided above.

           (f) In the case of Employee Options granted by the Company, Investor's preemptive rights will be exercisable following each calendar year. Promptly after December 31 of each calendar year, the Company will deliver to Investor a list of the Employee Options granted during such calendar year. For a period of 30 days after receipt of such list, Investor will have the right to purchase from the Company a number of Class A Shares equal to the product of
(i) the highest level of Investor's Ownership Percentage during the calendar year in question and (ii) the aggregate number of Class A Shares into which such Employee Options are exercisable. The purchase price for such purchases of Class A Shares will be the Market Value of the Class A Shares, calculated as described in paragraph (h) below where the applicable "Trigger Date" is December 31 of the calendar year in question.

           (g) All sales pursuant to this Section 3.8 shall be made pursuant to arrangements reasonably determined by the Company in order to ensure compliance with the Securities Act.

           (h) For purposes of this Agreement, "Market Value" of a share of any security means the average of the daily closing prices on the NASDAQ National Market System (or other principal exchange on which shares of such security is listed or approved for trading) for the shares of such security for the 20 consecutive trading days immediately prior to the applicable Trigger Date. The daily closing price for each such trading day shall be the closing




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

price, if reported, or, if the closing price is not reported, the average of the closing "bid" and "asked" prices as reported by NASDAQ (or other principal exchange). If the daily closing price per share of such New Security is determined during a period following the declaration of a dividend, distribution, recapitalization, reclassification or similar transaction, then the Market Value shall be properly adjusted to take into account ex-dividend trading.

           (i) In the event that a New Security is not traded on a national securities exchange, promptly after delivery of a Rights Notice Investor and the Company shall in good faith negotiate the Market Value of such New Security. If they are unable to reach agreement within 10 Business Days, each of Investor and the Company shall promptly select a nationally recognized independent investment banking firm to determine the Market Value of such New Security. If 20 Business Days after their selection such firms cannot agree as to such Market Value, within 10 Business Days they shall mutually select a third nationally recognized independent investment banking firm which shall be engaged to make such determination, which Market Value shall be within the range of values suggested by the two investment banking firms. Such third investment banking firm shall make such determination by written notice to Grantor and Purchaser within 20 Business Days of its engagement and its judgment as to all matters relating to its determination shall be binding upon the parties hereto. Each party will pay the fees and expenses of the initial investment banking firm hired by such party. The fees and out-of-pocket expenses of the third investment banking firm shall be paid equally by the Company and Investor.

            (j)  For purposes of this Agreement, "Purchase Conditions" means:

                 (i) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the HSR Act applicable to the purchase by Investor of the subject securities shall have expired or been earlier terminated.

                 (ii) All other actions by, in respect of or filings with any Governmental Authority required to permit the consummation of the closing shall have been taken or obtained, as the case may be, and shall be in full force and effect.

                 (iii) There shall not then be in effect any applicable law, rule or regulation or any judgment, injunction, order or decree that has one or more of the effects described in clauses (a), (b) or (c) of the following paragraph (iv).

                 (iv) There shall not then be instituted or pending any action or proceeding before any federal or state court or other Governmental Authority brought by a Governmental Authority challenging the consummation of the closing or seeking to (a) prevent Investor from exercising the Control Option, (b) require Investor to divest, or otherwise limit Investor's ability to exercise full rights of ownership over, the shares of Capital Stock owned by Investor and its Affiliates, the Control Option or the Optioned Shares or (c) require, after the exercise of the Control Option, the Intercable Group to divest any material business or assets or would impose a material limitation on the conduct of Intercable Group's business.

                 (v) The Intercable Group Entities shall have received all material third party consents, if any, required to be obtained in connection with the closing, in each case in form and substance reasonably satisfactory to Investor.

           3.9. Registration Rights. The Company grants to Investor and each other BCE Group Entity that has agreed to be bound by the terms of this Agreement the registration rights set forth in Exhibit A. If Investor exercises the Control Option, the Company will grant to the JI Group Shareholders registration rights on the same terms and conditions as the rights set forth in Exhibit A.

           3.10. Confidentiality. Each party to this Agreement will hold in confidence and not use, and will use its reasonable efforts to cause its respective Affiliates, shareholders, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold in confidence and not use, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information received from the other parties to this Agreement (and Affiliates of such other parties) in connection with any information exchange contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known by such party on a nonconfidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party on a non-confidential basis from sources other than another party to this Agreement (or an Affiliate of such other party). The obligation of each party to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

           3.11. Certain Brokerage Fees. The parties hereto acknowledge that any brokerage or similar fees payable pursuant to the partnership agreements of the Cable Partnerships will be paid to The Jones Group, Ltd. pursuant to the terms of the relevant agreements. The provisions of this Section 3.11 will terminate on the Option Termination Date if Investor does not exercise the Control Option.

           3.12.  Purchases of Additional Shares of Capital
Stock. (a) After the Closing, the Bell International Group Entities, the Spacelink Group Entities and the JI Group Entities shall be entitled to purchase additional shares of Capital Stock in the open market or otherwise, and the Company will not interfere with or otherwise take action to restrict such purchases, provided that in the event any BCE Group Entity proposes to take an action that would increase Investor's Ownership Percentage above 79%, Investor will conduct (or cause another BCE Group Entity to conduct) (i) a Qualifying Tender Offer or (ii) a Qualifying Merger to implement such increase.

           (b) Prior to or on the tenth anniversary of the Option Termination Date, "Qualifying Tender Offer" means a tender offer that has the following elements: (i) the offer is for all of the outstanding shares of Capital Stock not owned by a BCE Group Entity, (ii) the offer is for cash, (iii) the offeror has received a written opinion from a nationally recognized investment bank that such price is fair to the holders of Capital Stock from a financial point of view, (iv) the offer has a minimum condition that 51% of the outstanding shares of Capital Stock not owned by a BCE Group Entity shall have been validly tendered and (v) the offer will provide that it will be extended for ten Business Days after the offeror has publicly announced that such minimum condition has been satisfied. After the tenth anniversary of the Option Termination Date, "Qualifying Tender Offer" means a tender offer for all of the outstanding shares of Capital Stock not owned by a BCE Group Entity.

           (c) Prior to the time that Investor or its Affiliates have purchased shares of Capital Stock pursuant to a Qualifying Tender Offer, "Qualifying Merger" means a merger or similar transaction that has been approved by (i) a majority of the members of a special committee consisting of all the Independent Directors (which special committee may hire outside advisors if it so chooses) and (ii) the holders of a majority of the shares of Capital Stock not beneficially owned by a BCE Group Entity. After Investor or any of its Affiliates have purchased shares of Capital Stock pursuant to a Qualifying Tender Offer, "Qualifying Merger" means a merger or similar transaction.

           (d) The parties hereto acknowledge that in the event the JI Group Entities and the Spacelink Group Entities elect not to purchase the Control Option pursuant to Section 7.2(b) of the Option Agreements, the Company will be given the opportunity to make such purchase on the same terms and conditions as the JI Group Entities and the Spacelink Group Entities under such Section 7.2(b).

           3.13  Termination of Article III.

           (a)  The provisions set forth in Section 3.1, 3.3, 3.5, 3.9, 3.11,
3.12 will terminate as provided therein.

           (b) The provisions of Sections 3.2, 3.4, 3.6, 3.7 and 3.8 will terminate on the Event Date.

           (c) The provisions of Section 3.10 will survive any termination of this Agreement.


                                   ARTICLE IV

                   TRANSFER RESTRICTIONS AND OFFER PROCEDURES

           4.1. Transfer Restrictions. (a) No Bell International Shareholder, no Spacelink Shareholder and no JI Group Shareholder will Transfer any shares of Capital Stock or New Securities to an Affiliate of such transferor unless such Affiliate has agreed to be bound by the terms of this Agreement as a Shareholder and has delivered an executed counterpart of this Agreement to the Company, Spacelink, Jones and Investor, provided that after the Option Termination Date this Section 4.1 will apply only to Transfers of shares of Common Stock.

           (b) During the Option Period, without the consent of Investor each of Jones and International will not, and will cause each other JI Group Entity not to, sell any Class A Shares or Common Shares that are not Optioned Shares except (i) to other JI Group Entities pursuant to paragraph (a) above, (ii) to Jones Family Members that have agreed to be bound by the terms of this Agreement as a JI Shareholder, (iii) pursuant to pledges to financial institutions to secure bona fide borrowings by such JI Group Entity (provided that any foreclosure transferee's interest in such shares will be subject to the provisions of this Agreement), (iv) to BCE Group Entities or (v) pursuant to the procedures set forth in Section 4.2. Nothing in this paragraph (b) will be construed as restricting a JI Group Entity from making gifts to charitable institutions, family members or other Persons.

           (c) If Investor does not purchase the Control Option pursuant to the Option Agreements, between the Option

Termination Date and an Event Date no JI Group Shareholder and no Spacelink Shareholder will Transfer any shares of Common Stock to a Person that is not a JI Group Entity, a Spacelink Group Entity or a BCE Group Entity unless (i) such Transfer is pursuant to an underwritten public offering or Rule 144 promulgated under the Securities Act, (ii) such transferee has agreed to be bound by the terms of this Agreement as if such transferee was a JI Shareholder or Spacelink Shareholder, as the case may be, and has delivered an executed counterpart of this Agreement to the Company and Investor or (iii) such Transfer is pursuant to a pledge to a financial institution to secure bona fide borrowings by such Person (provided that any foreclosure transferee's interest in such shares of Common Stock will be subject to the provisions of this Agreement). In addition to the foregoing, during such period of time the JI Group Entities may Transfer up to an aggregate of 200,000 Common Shares to charitable institutions and pursuant to gifts; to the extent any such Transfers exceed 50,000 individually or 200,000 in the aggregate, such Transfer may only be made if the charitable institution or donee agrees to be bound by the terms of this Agreement as a JI Shareholder.

           (d) Any attempt by a JI Group Entity, Spacelink Group Entity or a Bell International Group Entity to effect a Transfer of shares of Capital Stock (including the Optioned Shares) not in compliance with the terms of this Agreement and the Option Agreements shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

           4.2. Sales of Class A Shares by Jones. (a) During the Option Period, the JI Group Entities may sell up to an aggregate of 15,000 Class A Shares in any single calendar month without any obligation to offer such shares to Investor.

           (b)  During the Option Period, if any JI Group Entity wishes to sell
(x) a number of Class A Shares that, when added to the sales of all JI Group Entities during such calendar month, exceeds 15,000 or (y) any Common Shares that are not Optioned Shares, such sale shall be made pursuant to the following procedures:

                 (i) The relevant JI Group Entity (the "Offeror") shall deliver to Investor an irrevocable written notice in the form attached hereto as Exhibit B (the "Sale Offer Notice") specifying the number of Class A Shares or Common Shares offered for sale by such Offeror (the "Offered Shares") and the average of the closing "bid" and "asked" prices for Class A Shares or Common Shares, as the case may be, as reported by the NASDAQ for the Business Day immediately preceding the Business Day on which the Sale Offer Notice is delivered (the "Offer Price"). During the Offer Period (as defined below), Investor will have the right to purchase (at its election) 100% or 50% of the Offered Shares at a price per share equal to the Offer Price by delivery to the Offeror of a written notice in the form attached hereto as Exhibit C (the "Purchase Notice"). For purposes of this Section 4.2, the "Offer Period" means the period beginning at the time Investor receives the Sale Offer Notice and ending 24 hours after such time, provided that the Offer Period will end five Business Days after such time if the sum of (x) the aggregate proposed purchase price of the Offered Shares and (y) any other amounts paid by Investor to any JI Group Entity pursuant to this Section 4.2 during the 30 days immediately preceding delivery of the Sale Offer Notice, exceeds $10,000,000.

                 (ii) If Investor fails to deliver a Purchase Notice to the Offeror on or prior to the expiration of the Offer Period, the Offeror will have the right, for a period of 30 calendar days after receipt of the Sale Offer Notice, to sell the Offered Shares in the open market or to any Person that is not primarily engaged in the cable television or telecommunications business in the United States, Canada or Mexico.

                 (iii) If Investor timely delivers a Purchase Notice to the Offeror, (x) the closing for the purchase and sale of the Offered Shares covered by such Purchase Notice will take place five Business Days after the delivery of such Purchase Notice pursuant to the procedures set forth in Section 4.4, provided that Investor will have 30 days to close such purchase in cases where the Offer Period is five Business Days, (y) the Offeror will have the right to sell any remaining Offered Shares (A) to any person that is not primarily engaged in the cable television or telecommunications business in the United States, Canada or Mexico or (B) in the open market and (z) Investor will purchase in the open market a number of Class A Shares equal to the number of Offered Shares purchased pursuant to such Purchase Notice, at a price per share not to exceed the Offer Price to the extent such Class A Shares are available for purchase at such price during the 60 calendar days after the delivery by Investor of a Purchase Notice.

          (c) Notwithstanding the foregoing, without Investor's prior written consent during the Option Period the JI Group Entities may not sell more than 900,000 Class A Shares in the aggregate during any period of twelve consecutive calendar months, calculated on a cumulative basis and adjusted for prior sales of Class A Shares by the JI Group Entities. If the JI Group Entities wish to sell more than an aggregate of 900,000 Class A Shares in any such twelve month period for tax, estate planning or other unanticipated bona fide liquidity needs, the JI Group Entities will have the right to sell such Class A Shares; Jones and such JI Group Entity will consult with Investor and the Company as to the proposed plan of distribution and such JI Group Entity shall use its reasonable best efforts to develop a plan of orderly disposition of such Class A Shares. Such plan shall take into account any projected offerings by the Company of Capital Stock during the next 12 month period.

           4.3. Purchases of Class A Shares by Bell International Group Entities. During the Option Period, the Bell International Group Entities may purchase up to an aggregate of 15,000 Class A Shares in any single calendar month without any obligation to offer to purchase such Class A Shares from any other Shareholder. During the Option Period, if any Bell International Group Entity wishes to purchase a number of Class A Shares that, when added to the purchases of all Bell International Group Entities during such calendar month, exceeds 15,000, Investor or the relevant Bell International Group Entity (the "Purchaser") will first offer to purchase of such Class A Shares from Jones (or any JI Group Entity designated by Jones) pursuant to the following procedures:

                        (i) Purchaser shall deliver to Jones an irrevocable written notice in the form attached hereto as Exhibit D (the "Purchase Offer Notice") specifying the number (the "Purchase Number") of Class A Shares that Purchaser is offering to purchase, and the average of the closing "bid" and "asked" prices for Class A Shares as reported by NASDAQ for the Business Day immediately preceding the Business Day on which the Purchase Offer Notice is delivered (the "Proposed Price"). For a period of 48 hours after receipt of a Purchase Offer Notice, Jones (and any JI Group Entity designated by Jones) will have the right to sell to Purchaser an aggregate number of Class A Shares equal to (but not less than) the Purchase Number, at a price per share equal to the Proposed Price, by delivery to Investor of a written notice in the form attached hereto as Exhibit E (the "Sale Notice").

                 (ii) If Jones (or his designee) fails to deliver a Sale Notice to Purchaser prior to the expiration of the 48 hour period specified in paragraph (i), Purchaser will have the right, for a period of 30 calendar days after delivery of the

         Purchase Offer Notice, to purchase a number of Class A Shares equal to or less than the Purchase Number.

                  (iii) If Jones (or his designee) timely delivers a Sale Notice to Purchaser, (x) the closing for the purchase and sale of the Class A Shares will take place five Business Days after delivery of such Sale Notice pursuant to the procedures set forth in Section 4.4 and (y) Purchaser will purchase in the open market a number of Class A Shares equal to the Purchase Number at a price per share not to exceed the Proposed Price to the extent such Class A Shares are available for purchase at such price during the 60 calendar days after the receipt by Investor of a Sale Notice.

           4.4. General Offer Procedures. (a) The delivery of a Purchase Notice or a Sale Notice will constitute a contract between the relevant Bell International Group Entity and the relevant JI Group Entity for the purchase and sale of (i) in the case of a Purchase Notice, the Offered Shares at a price per share equal to the Offer Price, and (ii) in the case of a Sale Notice, a number of Class A Shares equal to the Purchase Number at a price per share equal to the Proposed Price.

           (b) So long as Investor is using its reasonable efforts to consummate a closing under this Article IV promptly, Investor may postpone a closing pursuant to Section 4.2 (but not Section 4.3) until such time as the following conditions have been satisfied or waived by Investor:

                 (i) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the HSR Act applicable to the purchase by Investor of the subject securities shall have expired or been earlier terminated.

                 (ii) All other actions by, in respect of or filings with the Federal Communications Commission (or similar federal agency), if any, required to permit the consummation of the closing shall have been taken or obtained, as the case may be, and shall be in full force and effect.

           (c) Notwithstanding the foregoing, if the Purchase Conditions have not been satisfied or waived within 40 days after the delivery of a Purchase Notice, the relevant Offeror will be free to sell the Offered Shares without restriction.

           (d) The purchase price for any Class A Shares purchased pursuant to Sections 4.2 or 4.3 will be paid by wire transfer in immediately available funds to a bank account designated by the relevant JI Group Entity not less than three Business Days prior to closing, provided that upon the mutual agreement of Investor and such JI Group Entity all or a portion of the purchase price may be paid in shares of common stock of BCE Inc. or another BCE Group Entity.

           (e) At any closing hereunder, the relevant JI Group Entity will deliver to Investor good and valid title to the Class A Shares or other shares of Capital Stock being sold, free and clear of any Lien.

           (f)  The parties hereto recognize that the offer periods in Sections
4.2 and 4.3 are short and that written communications will be delivered by facsimile transmission. Any party delivering a notice pursuant to Sections 4.2 and 4.3 will use reasonable efforts to contact by telephone a representative of the other party to notify him or her of the content of such notice.

           4.5 Termination of Article IV. The provisions of Sections 4.2, 4.3 and 4.4 will terminate on the Option Termination Date and the provisions of
Section 4.1 will terminate as provided therein.


                                   ARTICLE V

                              PROVISIONS RELATING
                             TO THE CONTROL OPTION

           5.1. Issuances of Common Shares During the Option Period. (a) During the Option Period, without the prior written consent of Investor the Company will not sell or otherwise issue any Common Shares, or grant any rights that are, or may become, exercisable to purchase, or convertible or exchangeable into, Common Shares except (i) pursuant to employee options granted to Glenn R. Jones or (ii) to Investor.

           (b) During the Option Period, Investor will have the right to purchase (or cause to be purchased) an option on any Common Shares, or any options to purchase Common Shares, purchased by or issued to a JI Group Entity, or Spacelink Group Entity after the date hereof, on the same terms and conditions as set forth in the Option Agreements, provided that Investor shall purchase (or cause to be purchased) such option no later than 30 days after receipt by Investor of a notice from a JI Group Entity or Spacelink Group Entity that it owns, or has options to purchase, any Common Shares that are not Optioned Shares.

           5.2. Consents and Approvals For Exercise of Control Option. (a) During the Option Period, the Company, Investor, Spacelink and Jones will, and to the extent necessary will cause their respective Subsidiaries, counsel and other advisors to, cooperate in identifying, and from time to time at the request of Investor cooperate in obtaining, all consents and approvals of, giving all notices to, and making all filings required by any Intercable Group Entity with, any Governmental Authority organized within a country where the Intercable Group conducts business or third party that are necessary in connection with the exercise by Investor of the Control Option.

           (b) During the Option Period, if any Intercable Group Entity renews an existing Franchise Agreement, or in connection with an acquisition seeks a consent or approval under a Franchise Agreement, the Company will use reasonable efforts at such time to obtain any consents or approvals that are required under such Franchise Agreement in connection with the exercise by Investor of the Control Option.

           (c) During the Option Period, the Company will not make, nor allow any Intercable Group Entity to make, a material acquisition without first (i) reviewing the likely effect of the exercise of the Control Option on any Franchise Agreements, contracts or other rights proposed to be acquired in connection with such acquisition and (ii) discussing the results of such review with a representative of Investor.

           (d) During the Option Period, without the prior written consent of Investor, no Intercable Group Entity will enter into a new credit (or other financing) agreement or other contract (other than Franchise Agreements) material to the Intercable Group if such agreement or contract contains a provision that would, as a result of the exercise by Investor of the Control Option, (i) require any consent or other action by any Person, (ii) give rise to an event of default, right of termination, cancellation or acceleration thereunder or (iii) cause a loss of any material benefit to which an Intercable Group Entity is entitled.

           5.3. Further Assurances. In the event Investor exercises its right to purchase the Optioned Shares, the Company, Spacelink, Jones, International and Investor will each execute and deliver or cause to be executed and delivered all further documents and instruments and use their reasonable efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the exercise of the Control Option and the purchase of the Optioned Shares, and to enable Investor to thereafter enjoy all benefits and rights in respect of the Optioned Shares, provided that this Section 5.3 will not apply to approvals that Investor and its Affiliates may need from Governmental Authorities in Canada or in any country in which the Company does not conduct business.

           5.4. No Proxies or Encumbrances on Optioned Shares. Except as contemplated by this Agreement and the Option Agreements, without the consent of Investor no JI Group Entity and no Spacelink Group Entity will, directly or indirectly, (i) grant any proxies (other than a revocable proxy granted in connection with a meeting of stockholders) or enter into any voting trust or other agreement or arrangement with respect to the voting of any Optioned Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Optioned Shares or (iii) seek or solicit any transaction or arrangement described in clauses (i) and (ii). Spacelink, Jones and International will notify Investor promptly (and provide all details reasonably requested by Investor) if it is approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Nothing herein shall be deemed to prevent or restrict Jones, International, Spacelink or any other JI Group Entity or Spacelink Group Entity from voting the Optioned Shares in its sole discretion on all matters, except as otherwise agreed in this Agreement.

           5.5. Deemed Exercise. For all purposes of this Agreement, Investor will be deemed to have exercised the Control Option and purchased the Optioned Shares if a financial institution acting as agent of Investor exercises the Control Option and purchases the Optioned Shares pursuant to the terms of the Option Agreements.

           5.6. Trading in Class A Shares. Neither Investor, Spacelink, Jones, International nor the Company, nor any of their respective Subsidiaries, nor any Persons acting on behalf or at the direction of such Persons, shall purchase or sell, or cause to be purchased or sold, any Class A Shares during any period during which they know that "Market Value" is being determined pursuant to the Option Agreements.

           5.7. Certain Information. (a) Investor (or any of its successors) will notify the Company and Jones if any equity interests in Investor become owned by any Person that is not a BCE Group Entity. Jones will notify Investor if any equity interests in International (or any of its successors) become owned by a Person that is not a JI Group Entity.

           (b)  Following the end of the applicable fiscal year:

                 (i) Investor will deliver to International its audited financial statements,

                 (ii) International will deliver to Investor a certificate stating that its assets exceeded its liabilities at the end of such fiscal year, that it is paying its obligations when due and that it is not aware of any circumstance that is likely to give rise to a Jones Bankruptcy Event (as defined in the Option Agreements) during the immediately succeeding fiscal year, and

                 (iii) Spacelink will deliver to Investor its audited financial statements for such year.

           5.8 Termination of Article V. The provisions of this Article V will terminate on the Option Termination Date.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

           6.1. Representations and Warranties of Jones. Jones represents and warrants to Investor and the Company that as of the date hereof:

           (a) The execution, delivery and performance of this Agreement by Jones is within his legal capacity. This Agreement constitutes a valid and binding agreement of Jones.

           (b) The execution, delivery and performance by Jones of this Agreement requires no action of Jones by or in respect of, or filing by Jones with, any Governmental Authority organized within the United States of America, England or Spain other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Jones.

           (c) The execution, delivery and performance by Jones of this Agreement does not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Jones or (ii) require any consent or other action by any Person under, or constitute a default under, any agreement or other instrument binding upon Jones or any license, permit or other similar authorization held by Jones, except to the extent that any such violation, failure to obtain any such consent or other action, or default, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Jones.

           6.2.  Representations and Warranties of International.
International represents and warrants to Investor and the Company that as of the date hereof:

           (a) The execution, delivery and performance of this Agreement by International is within International's corporate power and has been duly authorized by all necessary corporate action on the part of International. This Agreement constitutes a valid and binding agreement of International.

           (b) The execution, delivery and performance by International of this Agreement requires no action of International by or in respect of, or filing by International with, any Governmental Authority organized within the United States of America, England or Spain other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on International.

           (c) The execution, delivery and performance by International of this Agreement does not (i) violate the articles of incorporation or bylaws of International, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on International or (iii) require any consent or other action by any Person under, or constitute a default under, any agreement or other instrument binding upon International or any license, permit or other similar authorization held by International, except in the case of clauses (ii) and (iii) to the extent that any such violation, failure to obtain any such consent or other action, or default, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on International.

           6.3. Representations and Warranties of Investor. Investor represents and warrants to each of Jones, International and the Company that as of the date hereof:

           (a) The execution, delivery and performance of this Agreement by Investor is within Investor's corporate power and has been duly authorized by all necessary corporate action on the part of Investor. This Agreement constitutes a valid and binding agreement of Investor.

           (b) The execution, delivery and performance by Investor of this Agreement require no action by Investor or in respect of, or filing by Investor with, any governmental body, agency or official other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Investor.

           (c) The execution, delivery and performance by Investor of this Agreement do not (i) violate the articles of incorporation or bylaws of Investor or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Investor or (iii) require any consent or other action by any Person under, or constitute a default under, any agreement or instrument binding upon Investor or any license, permit or other similar authorization held by Investor except, in the case of clauses (ii) and (iii), to the extent that any such violation, failure to obtain any such consent or take such other action, or default, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Investor.

           6.4. Representations and Warranties of the Company. The Company represents and warrants to Investor, Jones and International that as of the date hereof:

           (a) The execution, delivery and performance of this Agreement by the Company is within the Company's corporate power and has been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company.

           (b) The execution, delivery and performance by the Company of this Agreement requires no action of any Intercable Group Entity by or in respect of, or filing by any Intercable Group Entity with, any Governmental Authority organized within the United States of America, England or Spain other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Intercable Group Entities.

           (c) The execution, delivery and performance by the Company of this Agreement do not (i) violate (x) the articles of incorporation or bylaws of the Company or (y) the articles of incorporation, by-laws, partnership agreement or other organizational document (as applicable) of any other Intercable Group Entity, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on the Company, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any other Intercable Group Entity or cause a loss of any benefit to which the Company or any other Intercable Group Entity is entitled under any agreement or other instrument binding upon the Company or any other Intercable Group Entity or any Franchise Agreement, license, permit or other similar authorization held by the Company or any other Intercable Group Entity or (iv) result in the creation of any Lien on any asset of the Company or any Intercable Group Entity, except in the case of clauses (ii),
(iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Intercable Group Entities.

           6.5. Representations and Warranties of Spacelink. Spacelink represents and warrants to Investor and the Company that as of the date hereof:

           (a) The execution, delivery and performance of this Agreement by Spacelink is within Spacelink's corporate power and has been duly authorized by all necessary corporate action on the part of Spacelink. This Agreement constitutes a valid and binding agreement of Spacelink.

           (b) The execution, delivery and performance by Spacelink of this Agreement requires no action of any Spacelink Group Entity by or in respect of, or filing by any Spacelink Group Entity with, any Governmental Authority organized within the United States of America, England or Spain other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Spacelink Group Entities.

           (c) The execution, delivery and performance by Spacelink of this Agreement do not (i) violate (x) the articles of incorporation or bylaws of the Company or (y) the articles of incorporation, by-laws, partnership agreement or other organizational document (as applicable) of any other Spacelink Group Entity, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Spacelink, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Spacelink or any other Spacelink Group Entity or cause a loss of any benefit to which Spacelink or any other Spacelink Group Entity is entitled under any agreement or other instrument binding upon Spacelink or any other Spacelink Group Entity or any franchise agreement, license, permit or other similar authorization held by Spacelink or any other Spacelink Group Entity or
(iv) result in the creation of any Lien on any asset of Spacelink or any

Spacelink Group Entity, except in the case of clauses (ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Spacelink Group Entities.


                                  ARTICLE VII

                                 MISCELLANEOUS

           7.1. Termination. The provisions of this Agreement will terminate, and be of no further force and effect:

                (i) if Investor purchases the Optioned Shares pursuant to the Option Agreements, on the Option Termination Date, provided that the provisions of Sections 2.5(d), 3.5, 3.9, 3.10 and 3.12 will survive any such termination, or

               (ii) if Investor does not purchase the Optioned Shares pursuant to the Option Agreements, on the date after the Option Termination Date when Investor's Ownership Percentage is less than 10%, provided that the provisions of Sections 2.5(d), 3.5, 3.9 and 3.10 will survive any such termination.

           7.2. Successors and Assigns; Assignment. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives.

           (b) Except as otherwise provided herein, neither the Company nor any Shareholder may assign, delegate or otherwise Transfer any of its rights or obligations under this Agreement without the prior written consent of all of the other parties hereto, provided that (i) any party hereto may pledge its interest in this agreement to a financial institution to secure a bona fide borrowing by such party in connection with a pledge by such party of its general intangible interests (provided that any foreclosure transferee's interest will be subject to the provisions of this Agreement), (ii) Investor and any other Bell International Shareholder may assign its rights, but not its obligations, to any Eligible Assignee and (iii) Investor may assign its rights and obligations to any purchaser of the Control Option that has paid for the Optioned Shares pursuant to Article VII of the Option Agreements at any time after such purchaser has delivered to the Company,

Spacelink, Jones and International an executed counterpart of this Agreement and agreed to be bound by the terms of this Agreement as if such Person was Investor, provided that Sections 3.3 and 3.4 will terminate at the time of any such assignment to such purchaser.

           (c) For purposes of this Agreement, "Eligible Assignee" means any entity which at the time of such assignment is, and thereafter during the term of this Agreement remains (i) controlled, directly or indirectly, by Investor and (ii) not primarily engaged in, or a Subsidiary of Investor primarily engaged in, the direct operation or management of (x) cable television systems located in North America, (y) wireline local communications services located in the United States of America or (z) educational programming services, other than Investor and any Person that is an Intercable Group Entity or a JI Group Entity (each a "Restricted Business"). The parties hereto acknowledge that the foregoing provisions are not intended to restrict Investor from assigning its rights hereunder to a Subsidiary of Investor that is a holding company of an entity or entities primarily engaged in a Restricted Business.


           7.3. Specific Performance. Each party hereto agrees that a Shareholder could be irreparably damaged if any party failed to perform any obligation under this Agreement, and that such Shareholder would not have an adequate remedy at law for money damages in such event. Accordingly, each Shareholder shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that such Shareholder may have against any party for any failure by such party to perform its obligations under this Agreement.

           7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested):

           if to Jones:

                Glenn R. Jones
                9697 East Mineral Avenue
                Englewood, Colorado  80155
                Fax:

           if to International:

                Jones International, Ltd.
                9697 East Mineral Avenue
                Englewood, Colorado  80155
                Fax:  (303) 799-4675
                Attention:  Chief Executive Officer

           if to Investor:

                Bell Canada International Inc.
                1000, rue de la Gauchetiere West
                Suite 1100
                Montreal, Quebec
                Canada H3B 4Y8
                Fax:  514-392-2262
                Attention:  Chief Financial Officer

           with a copy to:

                Bell Canada International Inc.
                1000, rue de la Gauchetiere West
                Suite 1100
                Montreal, Quebec
                Canada H3B 4Y8
                Fax:  514-392-2342
                Attention:  General Counsel

           if to the Company, to:

                Jones Intercable, Inc.
                9697 East Mineral Avenue
                Englewood, Colorado  80112
                Attention:  President
                Fax:  (303) 784-8503

           with a copy to:

                Jones Intercable Inc.
                9697 East Mineral Avenue
                Englewood, Colorado  80112
                Attention:  General Counsel
                Fax:  (303) 799-1644

           if to the Spacelink to:

                Jones Spacelink, Ltd.
                9697 East Mineral Avenue
                Englewood, Colorado  80112
                Attention:  President
                Fax:  (303) 784-8503
           with a copy to:

                Jones Spacelink, Ltd.
                9697 East Mineral Avenue
                Englewood, Colorado  80112
                Attention:  General Counsel
                Fax:  (303) 799-1644

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

           7.5. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

           7.6. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           7.7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Colorado, without regard to the conflicts of law rules of such state.

           7.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

           7.9. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

           7.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

           7.11. Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                                ______________________________
                                GLENN R. JONES, individually



                                JONES INTERNATIONAL, LTD.



                                By____________________________
                                  Name:
                                  Title:



                                BELL CANADA INTERNATIONAL
                                  INC.



                                By____________________________
                                  Name:
                                  Title:



                                JONES SPACELINK, LTD.



                                By____________________________
                                  Name:
                                  Title:



                                JONES INTERCABLE, INC.



                                By____________________________
                                  Name:
                                  Title:

                                                                      SCHEDULE I


                          LIST OF AFFILIATE AGREEMENTS



 1. Transponder License Agreement between Jones Space Segment, Inc. and Jones Intercable, Inc., dated February 2, 1993.

 2. Affiliate Agreement between Mind Extension University, Inc. and Jones Intercable, Inc., dated December 28, 1993, as amended _________, 1994.

 3. Cable Affiliate Agreement between Galactic Radio, Inc. and Jones Programming Services, Inc., dated May 1, 1990.

 4. Office Lease between Jones Properties Inc. and Jones Intercable Inc., dated June 8, 1984.

 5. Short Form Lease, dated June 8, 1984, and amendment, dated November 30, 1989, between Jones Properties, Inc. and Jones Intercable, Inc.

 6. Sublease Agreement between the Jones Group, Ltd. and Jones Intercable, Inc., dated August 25, 1987.

 7. Sublease Agreement between Jones International, Ltd. and Jones Intercable, Inc., dated August 25, 1987.

 8. Sublease Agreement between Jones Spacelink, Ltd. and Jones Intercable, Inc., dated August 25, 1987.


                       Affiliate Agreements in Process

1. Agreement between Jones Interactive, Inc. and Jones Intercable, Inc. for the provision of certain support services.

2. Affiliate Agreement between Jones Computer Networks, Inc. and Jones Intercable, Inc. for carriage of programming.

3. Affiliate Agreement between Product Information Network and Jones Intercable, Inc. for carriage of programming.

4. Affiliate Agreement between Healthcare Network and Jones Intercable, Inc. for carriage of programming.

5. Agreement between Jones International, Ltd. or an affiliate thereof and Jones Intercable, Inc. for development of customer billing service.

6. Option Agreement between affiliate of Jones International, Ltd. and Jones Intercable, Inc. regarding purchase of Terrace Building.

                                  SCHEDULE II


                           LIST OF CABLE PARTNERSHIPS


I.   Limited Partnerships

           1.   Jones Cable Income Fund 1-A, Ltd.
           2.   Jones Intercable Income Fund 1-B, Ltd.
           3.   Jones Cable Income Fund 1-C, Ltd.
           4.   Cable TV Fund 11-A, Ltd.
           5.   Cable TV Fund 11-B, Ltd.
           6.   Cable TV Fund 11-C, Ltd.
           7.   Cable TV Fund 11-D, Ltd.
           8.   Cable TV Fund 12-A, Ltd.
           9.   Cable TV Fund 12-B, Ltd.
           10.  Cable TV Fund 12-C, Ltd.
           11.  Cable TV Fund 12-D, Ltd.
           12.  Cable TV Fund 14-A, Ltd.
           13.  Cable TV Fund 14-B, Ltd.
           14.  Cable TV Fund 15-A, Ltd.
           15.  IDS/Jones Growth Partners 87-A, Ltd.
           16.  IDS/Jones Growth Partners 89-B, Ltd.
           17.  IDS/Jones Growth Partners II, L.P.
           18.  Jones Intercable Investors
           19.  Jones Growth Partners, L.P.
           20.  Jones Growth Partners II, L.P.

II.  Joint Ventures


           1.   Jones Cable Income Fund 1-B/C Venture
           2.   Cable TV Joint Fund 11
           3.   Cable TV Fund 12-BCD Venture
           4.   Cable TV Fund 14-A/B Venture
           5.   IDS Jones Joint Venture Partners

III. Spacelink Cable Partnership


           1.   Jones Spacelink Income/Growth Fund 1-A, Ltd.
           2.   Spacelink Fund 3, Ltd.
           3.   Jones Spacelink Fund 4, Ltd.
           4.   Jones Spacelink Fund 5, Ltd.
           5.   Jones Spacelink Income Partners 87-1, L.P.

                                                                     EXHIBIT A



           This registration rights exhibit will be identical to Exhibit A to the Shareholders Agreement that is Exhibit C to the Stock Purchase Agreement.

                                                                       EXHIBIT B

                          (Form of Sale Offer Notice)
                                                                      (Date)


Bell Canada International Inc.




To Bell Canada International Inc.:

           Reference is made to the Shareholders Agreement, dated as of (closing date) 1994, among Spacelink, Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Intercable, Inc. (the "Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. This Sales Offer Notice is being delivered to you pursuant to Section 4.2(a) of the Agreement.

           The undersigned hereby irrevocably offers to sell to you _______ (Class A/Common) Shares at a price per share of $_________, which is equal to the average of the (closing "bid" and "asked" prices) for (Class A/Common) Shares on the Business Day immediately preceding the date on which this Sale Offer Notice is being delivered to you. The aggregate purchase price for the
Offered Shares is $       .

           If you wish to purchase the Offered Shares pursuant to Sections 4.2(a) and 4.4 of the Agreement, please respond by delivery of a Purchase Notice to the undersigned prior to the expiration of the Offer Period, which is
(time) on (date).


                                       (Name of JI Group Entity)


                             By:

                                                                    EXHIBIT C

                           (Form of Purchase Notice)

                                                                    (Date)
 (Name of Glenn Jones
  Group Entity)


To  __________:

           Reference is made to the Shareholders Agreement dated as of (Closing
Date), 1994, among Spacelink, Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Intercable Inc. (the "Agreement"). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. This Purchase Notice is being delivered to you pursuant to Section 4.2(a) of the Agreement and in response to your Sale Offer Notice dated
.

           The undersigned hereby irrevocably elects to exercise the right to purchase (50%/100%) of the Offered Shares for an aggregate purchase price of $
.

           The closing for the purchase and sale of the Offered Shares pursuant to this Purchase Notice shall take place pursuant to the procedures set forth in Section 4.4. Please contact us so that we may agree on wire transfer arrangements and a mutually acceptable time and place for closing.

                                BELL CANADA INTERNATIONAL INC.


                                By:

                                                                     EXHIBIT D

                        (Form of Purchase Offer Notice)
                                                                     (Date)


Glenn R. Jones




To Glenn R. Jones:

           Reference is made to the Shareholders Agreement, dated as of (closing date) 1994, among Spacelink, Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Intercable, Inc. (the "Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. This Purchase Offer Notice is being delivered to you pursuant to Section 4.3 of the Agreement.

           The undersigned hereby irrevocably offers to purchase from you (or any JI Group Entity designated by you) _______ Class A Shares at a price per
share of  $_________, for an aggregate purchase price of    $        .

           If you (or any JI Group Entity) wishes to sell Class A Shares pursuant to the foregoing offer and Sections 4.3 and 4.4 of the Agreement, please respond by delivery of a Sale Notice to the undersigned no later than
(time) on (date).


                      (Name of Bell International Group Entity)


                     By:

                                                                     EXHIBIT E

                     (Form of Sale Notice)

                                                                     (Date)


(Name of Bell International Group Entity)


To  (Name of Bell International Group Entity):

           Reference is made to the Shareholders Agreement dated as of (Closing
Date), 1994, among Spacelink, Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Intercable Inc. (the "Agreement"). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. This Sale Notice is being delivered to you pursuant to Section 4.3 of the Agreement and in response to your Purchase Offer Notice dated
.

           The undersigned hereby irrevocably elects to sell to you ______ Class A Shares for an aggregate purchase price of $ .

           The closing for the purchase and sale of the Class A Shares pursuant to this Sale Notice shall take place pursuant to the procedures set forth in
Section 4.4. Please contact us so that we may agree on wire transfer arrangements and a mutually acceptable time and place for closing.


                           (Name of JI Group Entity)


                                By:

                                                                     EXHIBIT E


                          JONES FINANCIAL GROUP, INC.
                            9697 East Mineral Avenue
                           Englewood, Colorado  80112


                              (Closing Date), 1994


Mr. Daniel E. Somers
Senior Vice-President
Bell Canada International Inc.
1000, rue de la Gauchetiere West
Suite 1100
Montreal, Quebec
Canada H3B 4Y8

         Re:  Fee Sharing Agreement

Dear Mr. Somers:

         Reference is made to that certain Financial Services Agreement (the "Agreement") between Jones Intercable, Inc. ("Intercable") and Jones Financial Group, Inc. (the "Company"), dated as of the date hereof, a copy of which is attached as Exhibit A.

         In consideration of the assistance provided or otherwise made available to the Company by Bell Canada International, Inc. ("BCI") in connection with the Company's performance of the Agreement, and for other good and valuable consideration, the Company hereby agrees to pay to BCI fifty percent (50%) of the Net Fees paid to the Company by Intercable under the Agreement. "Net Fees" shall mean the gross amount of funds received by the Company from Intercable pursuant to paragraph 3(a) of the Agreement, less reasonable and customary expenses incurred by the Company in its performance of the Agreement (including salaries, bonuses and other operating expenses). Net Fees shall not include any of the fees paid to the Company by Intercable pursuant to Section 5.12 of the Stock Purchase Agreement referenced in the Agreement. BCI's share of Net Fees shall be payable by the Company to BCI within 30 business days after receipt of collected funds from Intercable pursuant to the Agreement. If all reasonable and customary expenses that may be deducted from the amount paid by Intercable to the Company pursuant to the Agreement to arrive at Net Fees have not been finally determined at the time a payment is due to BCI hereunder, the Company may estimate such expenses in calculating Net Fees. All payments hereunder shall be subject to final adjustment at

Mr. Daniel E. Somers
(Closing Date), 1994
Page 2


such time as such costs and expenses have been fully determined. BCI may inspect the books and records of the Company upon reasonable notice to the Company to verify the amount of the Net Fees.

         This letter agreement shall terminate simultaneously with the termination of the Agreement.

         If the foregoing correctly sets forth the understanding and agreement between BCI and the Company, please so indicate in the space provided for that purpose below, whereupon this letter shall constitute a binding agreement as of the date first above written.

                              Very truly yours,

                              JONES FINANCIAL GROUP, INC.


                              By:____________________________


Accepted and Agreed to
this ____ day of _________, 1994;

BELL CANADA INTERNATIONAL INC.


By:___________________________

                                                                 EXHIBIT F


                       (FORM OF IDEMNIFICATION AGREEMENT
                                    TO COME)

                                                                 EXHIBIT G



           It is a condition to the Reorganization that Intercable shall have received an opinion from Davis, Graham & Stubbs or Skadden, Arps, Slate, Meagher & Flom, in form and substance reasonably satisfactory to the Special Committee of Intercable, as advised by counsel, substantially to the effect set forth below. If the firm rendering the opinion believes it has complied with this condition, but the Special Committee of Intercable (as advised by counsel) nevertheless believes that the opinion is not reasonably satisfactory, and the disagreement cannot be resolved, then the firm rendering the opinion and the counsel to the Special Committee will jointly select a third law firm to determine whether such dissatisfaction with the opinion is reasonable, and the Special Committee will reconsider its initial conclusion in light of the determination of such third firm.

           This opinion may be qualified in the following manner: (i) counsel may rely upon customary certificates of officers and directors of Intercable, Spacelink, International and of other persons (including a representation with respect to the arms-length nature of the transactions between International, Intercable, BCI and all related parties), (ii) the transfer of the Common Stock of Intercable from International to a not wholly-owned (Newco) and the issuance of the Control Option following the Reorganization should not violate the continuity of interest requirements recognizing the absence of authority on point, (iii) regulations may be promulgated under Section 337(d) of the Code which could affect the tax-free status of the Reorganization, (iv) such opinion is based on the applicable provisions of the Code, Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Service and other relevant authorities and that such statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect and that a change in the authority upon which such opinion is based could affect such conclusion, and (v) any additional qualifications which are reasonable and customary for an opinion of a similar nature.

           The opinion would state that, based upon and subject to the foregoing and on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time and recognizing the absence of authority regarding (i) the applicability of Revenue Ruling 78-47 if an actual transfer of stock could not be accomplished under corporate law and (ii) the applicability of the liquidation-reincorporation doctrine to the transfer of Common Stock to (Newco), the Reorganization will be treated as a reorganization within the meaning of Section 368(a)(1) of the Code.